Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

TRANS1 INC.,

RACERX ACQUISITION CORP.,

BAXANO, INC.,

and

Sumeet Jain and David Schulte, as Securityholder Representatives

Dated as of March 3, 2013

TABLE OF CONTENTS

ARTICLE I THE MERGER		2

1.1	Effective Time of the Merger	2
1.2	Closing	2
1.3	Effects of the Merger	2
1.4	Certificate of Incorporation; Bylaws	2
1.5	Directors and Officers of Surviving Corporation	3

ARTICLE II MERGER CONSIDERATION; CONVERSION OF CAPITAL STOCK		3

2.1	Overview	3
2.2	Calculation of Net Merger Consideration	4
2.3	Allocation of the Net Merger Consideration	4
2.4	Payoff of Baxano Notes	6
2.5	Conversion of Capital Stock	7
2.6	Exchange of Certificates	8
2.7	Treatment of Baxano Stock Option Plans, Baxano Options and Baxano Warrants	11
2.8	Dissenting Shares	11
2.9	Escrow Arrangement	12
2.10	Capitalization and Allocation Statements	12
2.11	Post-Closing Indebtedness and Working Capital Adjustment	13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BAXANO		17

3.1	Organization, Standing and Power	18
3.2	Capitalization and Closing Allocation Statement	18
3.3	Subsidiaries	21
3.4	Authority; No Conflict; Required Filings and Consents	21
3.5	Baxano Financial Statements; Information Provided	22
3.6	No Undisclosed Liabilities	23
3.7	Absence of Certain Changes or Events	23
3.8	Taxes	23
3.9	Owned and Leased Real Properties	25
3.10	Intellectual Property	25
3.11	Contracts	27
3.12	Litigation	28
3.13	Environmental Matters	29
3.14	Employee Benefit Plans	31
3.15	Compliance With Laws	33
3.16	Permits and Regulatory Matters	34
3.17	Employees	35
3.18	Insurance	35
3.19	No Existing Discussions	35
3.20	Brokers; Fees and Expenses	35

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3.21	Financial Controls and Procedures	35
3.22	Certain Business Relationships With Affiliates	36
3.23	Books and Records	36
3.24	Commercial Relationships	36
3.25	Tangible Assets	36
3.26	Inventory	36

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TRANS1 AND THE TRANSITORY SUBSIDIARY		37

4.1	Organization, Standing and Power	37
4.2	Capitalization	38
4.3	Subsidiaries	40
4.4	Authority; No Conflict; Required Filings and Consents	41
4.5	SEC Filings; Financial Statements; Information Provided	42
4.6	No Undisclosed Liabilities	43
4.7	Absence of Certain Changes or Events	43
4.8	Taxes	44
4.9	Owned and Leased Real Properties	45
4.10	Intellectual Property	45
4.11	Contracts	46
4.12	Litigation	47
4.13	Environmental Matters	47
4.14	Employee Benefit Plans	49
4.15	Compliance With Laws	51
4.16	Permits and Regulatory Matters	51
4.17	Employees	52
4.18	Insurance	52
4.19	Brokers; Fees and Expenses	53
4.20	Operations of Transitory Subsidiary	53
4.21	Controls and Procedures, Certifications and Other Matters Relating to the Sarbanes Act	53
4.22	Commercial Relationships	54
4.23	Tangible Assets	54
4.24	False Claims Act Matter	54

ARTICLE V CONDUCT OF BUSINESS		54

5.1	Covenants of Baxano	54
5.2	Covenants of TranS1	57
5.3	Confidentiality	60

ARTICLE VI ADDITIONAL AGREEMENTS		60

6.1	No Solicitation	60
6.2	Securities Matters	61
6.3	NASDAQ Filings	63

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6.4	Access to Information	63
6.5	Stockholder Approval	64
6.6	Legal Conditions to Merger	65
6.7	Public Disclosure	66
6.8	Section 368(a) Reorganization	66
6.9	Notification of Certain Matters	66
6.10	Board of Directors of TranS1	66
6.11	Employee Communications	67
6.12	FIRPTA Tax Certificates	67
6.13	Additional Indebtedness	68
6.14	Indemnification and Insurance	68
6.15	Non-Solicitation	69
6.16	Employee Benefits	69
6.17	Transaction Expenses	70
6.18	Post-Closing Operations	70
6.19	Consents of Distributors	71

ARTICLE VII CONDITIONS TO MERGER		71

7.1	Conditions to Each Party’s Obligation To Effect the Merger	71
7.2	Additional Conditions to the Obligations of TranS1 and Transitory Subsidiary	72
7.3	Additional Conditions to the Obligations of Baxano	73

ARTICLE VIII INDEMNIFICATION		74

8.1	Survival	74
8.2	Indemnification of TranS1 Indemnified Parties	75
8.3	Indemnification of the Securityholder Indemnified Parties	77
8.4	Indemnification Procedures	78
8.5	Tax Indemnity	81
8.6	Other	83
8.7	Release from Escrow	85

ARTICLE IX TERMINATION AND AMENDMENT		86

9.1	Termination	86
9.2	Effect of Termination	87
9.3	Fees and Expenses	87

ARTICLE X MISCELLANEOUS		89

10.1	Amendment	89
10.2	Extension; Waiver	89
10.3	Notices	89
10.4	Entire Agreement	91
10.5	No Third Party Beneficiaries	91
10.6	Assignment	91
10.7	Severability	91

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10.8	Counterparts and Signature	92
10.9	Interpretation	92
10.10	Specific Performance	93
10.11	Governing Law	93
10.12	Submission to Jurisdiction	93
10.13	WAIVER OF JURY TRIAL	93
10.14	Securityholder Representatives	93

Exhibit A	Form of TranS1 Stockholder Agreement
Exhibit B	Form of Escrow Agreement
Schedule A	TranS1 Key Stockholders

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TABLE OF DEFINED TERMS

Terms	Cross Reference in Agreement

Acquisition Proposal	Section 6.1(a)
Adjusted Net Working Capital	Section 2.11(a)(i)
Adjustment Amount	Section 2.11(c)
Adjustment Statement	Section 2.11(c)
Affiliate	Section 3.2(e)
Aggregate Common Stock Merger Consideration	Section 2.3(a)(iv)
Aggregate Junior Preferred Merger Consideration	Section 2.3(a)(iii)
Aggregate Junior Preferred Value	Section 2.3(c)(i)
Aggregate Noteholder Merger Consideration	Section 2.3(a)(i)
Aggregate Series C Merger Consideration	Section 2.3(a)(ii)
Agreement	Preamble
Bankruptcy and Equity Exception	Section 3.4(a)
Basket	Section 8.2(b)(i)
Baxano	Preamble
Baxano Authorizations	Section 3.16(a)
Baxano Balance Sheet	Section 3.5(a)
Baxano Balance Sheet Date	Section 3.5(a)
Baxano Board	Background
Baxano Certificate of Incorporation	Background
Baxano Common Stock	Section 3.2(a)
Baxano Convertible Securities	Section 3.2(d)
Baxano Disclosure Schedule	Article III
Baxano Employee Plans	Section 3.14(a)
Baxano Financial Statements	Section 3.5(a)
Baxano Insurance Policies	Section 3.18
Baxano Intellectual Property	Section 3.10(b)
Baxano Leases	Section 3.9(b)
Baxano Material Adverse Effect	Section 3.1
Baxano Note	Section 2.4
Baxano Preferred Stock	Section 3.2(a)
Baxano Series A-1 Preferred Stock	Section 3.2(a)
Baxano Series A-2 Preferred Stock	Section 3.2(a)
Baxano Series B Preferred Stock	Section 3.2(a)
Baxano Series C Preferred Stock	Section 3.2(a)
Baxano Stock Options	Section 2.7(a)
Baxano Stock Plans	Section 2.7(b)
Baxano Stockholder Approval	Section 3.4(a)
Baxano Third Party Intellectual Property	Section 3.10(b)
Baxano Voting Proposal	Section 3.4(a)
Baxano Warrants	Section 2.7(a)
Cap	Section 8.2(b)(vi)
Cash	Section 2.11(a)(ii)

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Terms	Cross Reference in Agreement

CCC	Section 2.5(c)
Certificate of Merger	Section 1.1
Certificates	Section 2.6(b)
Claim Objection	Section 8.4(c)(i)
Closing	Section 1.2
Closing Allocation Statement	Section 2.10(b)
Closing Capitalization Statement	Section 2.10(a)
Closing Date	Section 1.2
Code	Background
Conclusive Adjustment Statement	Section 2.11(e)
Conclusive Statement	Section 2.11(e)
Confidentiality Agreement	Section 5.3
Continuing Employees	Section 6.16(a)
Current Assets	Section 2.11(a)(iii)
Current Liabilities	Section 2.11(a)(iv)
D&O Indemnitees	Section 6.14(a)
De Minimis Limitation	Section 8.2(b)(ii)
DGCL	Background
Dissenting Shares	Section 2.5(c)
Effective Time	Section 1.1
Employee Benefit Plan	Section 3.14(l)(i)
Environmental Law	Section 3.13(d)
ERISA	Section 3.14(l)(ii)
ERISA Affiliate	Section 3.14(l)(iii)
Escrow Agent	Section 2.9(a)
Escrow Agreement	Section 2.9(b)
Escrow Funding Percentage	Section 2.3(c)(ii)
Escrow Participant	Section 2.3(c)(iii)
Escrow Participation Percentage	Section 2.3(c)(iv)
Escrow Shares	Section 2.3(a)(i)
Escrow Shares Indemnity Value	Section 8.2(c)
Excess Indebtedness Amount	Section 2.2
Exchange Act	Section 4.4(c)
Exchange Agent	Section 2.6(a)
Exchange Fund	Section 2.6(a)
FCA Matter	Section 4.1
FDA	Section 3.16(a)
Final Determination	Section 8.4(c)(iii)
Financing Shares	Background
Fundamental Baxano Representations	Section 8.1(a)
Fundamental TranS1 Representations	Section 8.1(a)
GAAP	Section 3.5(a)
Governmental Entity	Section 3.4(c)

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Terms	Cross Reference in Agreement

Hazardous Substance	Section 3.13(e)
Indebtedness	Section 2.11(a)(v)
Indemnified Party	Section 8.4(a)
Indemnified Tax Losses	Section 8.5(a)
Indemnifying Party	Section 8.4(a)
Indemnity Claim Notice	Section 8.4(a)
Intellectual Property	Section 3.10(e)(i)
IRS	Section 3.14(b)
Lien	Section 3.4(b)
Loss	Section 8.2(a)
Losses	Section 8.2(a)
Merger	Background
Merger Closing Price	Section 2.2
Merger Consideration	Section 2.1
Merger Shares	Section 2.2
NASDAQ	Section 2.2
Net Merger Consideration	Section 2.2
Neutral Accounting Arbitrator	Section 2.11(e)
Noteholder	Section 2.4
Objection Period	Section 8.4(c)(i)
Objection Statement	Section 2.11(d)
Ordinary Course of Business	Section 3.6
Outside Date	Section 9.1(b)
Oxford/SVB Loan Documents	Section 2.2
Patent Rights	Section 3.10(e)(ii)
Per Noteholder Merger Consideration	Section 2.4
Permitted Indebtedness	Section 2.2
Person	Section 3.3
Post-Closing Statement	Section 2.11(c)
Pre-Closing Statement	Section 2.11(b)
Pre-Closing Tax Period	Section 8.5(a)
Preliminary Allocation Statement	Section 2.10(b)
Preliminary Capitalization Statement	Section 2.10(a)
Proceeding	Section 8.2(a)
Proxy Statement	Section 6.5(b)
Registration Statement	Background
Representative Reimbursement Amount	Section 2.2
Representatives	Section 6.1(a)
Resolution Period	Section 2.11(d)
Sarbanes Act	Section 4.5(a)
SEC	Section 4.4(c)
Securities Act	Section 3.2(e)
Securities Purchase Agreement	Background

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Terms	Cross Reference in Agreement

Securityholder Indemnified Parties	Section 8.3(a)
Securityholder Representatives	Section 10.14(a)
Securityholders	Section 2.4
Series A-1 Preferred Value	Section 2.3(c)(v)
Series A-2 Preferred Value	Section 2.3(c)(vi)
Series B Preferred Value	Section 2.3(c)(vii)
Series C Preferred Value	Section 2.3(c)(viii)
Shares	Section 6.2(b)
Straddle Period	Section 8.5(b)
Straddle Period Returns	Section 8.5(c)
Subsidiary	Section 2.5(b)
Surviving Corporation	Section 1.3
Surviving Corporation Bylaws	Section 1.4(b)
Surviving Corporation Certificate of Incorporation	Section 1.4(a)
Target Adjusted Net Working Capital	Section 2.11(a)(vi)
Tax Indemnified Parties	Section 8.5(a)
Tax Representations	Section 8.1(a)
Tax Returns	Section 3.8(a)
Taxes	Section 3.8(a)
Third Party Claim	Section 8.4(b)
Trademarks	Section 3.10(e)(iii)
TranS1	Preamble
TranS1 Annual Meeting	Section 6.10(c)
TranS1 Authorizations	Section 4.16(a)
TranS1 Balance Sheet	Section 4.5(b)
TranS1 Board	Background
TranS1 Common Stock	Section 4.2(a)
TranS1 Convertible Securities	Section 4.2(c)
TranS1 Disclosure Schedule	Article IV
TranS1 Employee Plans	Section 4.14(a)
TranS1 Form 10-K	Section 4.6
TranS1 Indemnified Parties	Section 8.2(a)
TranS1 Insurance Policies	Section 4.18
TranS1 Intellectual Property	Section 4.10(b)
TranS1 Material Adverse Effect	Section 4.1
TranS1 Material Contracts	Section 4.11(a)
TranS1 Meeting	Section 6.5(b)
TranS1 Preferred Stock	Section 4.2(a)
TranS1 Recent SEC Documents	Section 4.6
TranS1 SEC Documents	Section 4.5(a)
TranS1 Stock Options	Section 4.2(b)
TranS1 Stock Plans	Section 4.2(b)
TranS1 Stockholder Agreements	Background

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Terms	Cross Reference in Agreement

TranS1 Stockholder Approval	Section 6.5(b)
TranS1 Third Party Intellectual Property	Section 4.10(b)
TranS1 Voting Proposal	Section 6.5(b)
Transaction Expenses	Section 2.11(a)(vii)
Transaction Payment Plan	Section 2.2
Transfer	Section 6.2(a)
Transitory Subsidiary	Preamble
Transitory Subsidiary Board	Background
Written Consents	Section 3.4(d)

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 3, 2013, is by and among TranS1 Inc., a Delaware corporation (“TranS1”), RacerX Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TranS1 (“Transitory Subsidiary”), Baxano, Inc., a Delaware corporation (“Baxano”), and Sumeet Jain and David Schulte, solely as the Securityholder Representatives following appointment pursuant to Section 10.14(a).

BACKGROUND

WHEREAS, the Board of Directors of TranS1 (the “TranS1 Board”), the Board of Directors of Transitory Subsidiary (the “Transitory Subsidiary Board”) and the Board of Directors of Baxano (the “Baxano Board”) each deem it advisable and in the best interests of their respective corporation and its stockholders that TranS1 and Baxano combine in order to advance the long-term business interests of TranS1 and Baxano, which shall be effected through a merger (the “Merger”) of Transitory Subsidiary with and into Baxano in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), as a result of which Baxano will survive and become a wholly owned subsidiary of TranS1;

WHEREAS, the Merger constitutes a “Liquidation Event” under Baxano’s Amended and Restated Certificate of Incorporation, as amended (the “Baxano Certificate of Incorporation”);

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Baxano’s willingness to enter into this Agreement, the stockholders of TranS1 listed on Schedule A to this Agreement have entered into Stockholder Agreements, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the “TranS1 Stockholder Agreements”), pursuant to which such stockholders have, among other things, agreed (i) to vote all of the shares of capital stock of TranS1 that such stockholders own to approve the issuance of the Merger Shares and the Financing Shares pursuant to applicable NASDAQ rules, (ii) not to transfer or otherwise dispose of any shares of TranS1 Common Stock prior to the registration statement to be filed by TranS1 pursuant to which the Merger Shares and Financing Shares shall be registered under the Securities Act (the “Registration Statement”) being declared effective and (iii) at the TranS1 Annual Meeting, to vote all of the shares of capital stock of TranS1 that such stockholders own in favor of any proposal to re-elect the two (2) persons identified on Section 6.10 of the Baxano Disclosure Schedule (or as otherwise set forth in Section 6.10) to the TranS1 Board for a three year term;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the parties’ willingness to enter into this Agreement, certain Baxano stockholders have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which such stockholders have agreed to purchase shares of TranS1 Common Stock in a private placement transaction (such shares, the “Financing Shares”) on the terms set forth therein; and

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, TranS1, Transitory Subsidiary and Baxano agree as follows:

ARTICLE I

THE MERGER

1.1          Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, TranS1 shall prepare (in a form reasonably acceptable to Baxano), and on the Closing Date (as defined in Section 1.2) or as soon as practicable thereafter TranS1 and Baxano shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed by Surviving Corporation in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by TranS1 and Baxano and set forth in the Certificate of Merger (the “Effective Time”). The Certificate of Merger shall provide that the name of Surviving Corporation as of and after the Effective Time shall be “Baxano, Inc.”

1.2          Closing.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m., U.S. Eastern time, on a date to be specified by TranS1 and Baxano (the “Closing Date”), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in ARTICLE VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., 2300 Wells Fargo Capitol Center, Raleigh, NC 27601, unless another date, place or time is agreed to in writing by TranS1 and Baxano. It is the intention of the parties that the Closing shall occur as soon as practicable after the TranS1 Meeting (as defined in Section 6.5(b)).

1.3          Effects of the Merger.  At the Effective Time, the separate existence of Transitory Subsidiary shall cease and Transitory Subsidiary shall be merged with and into Baxano (Baxano following the Merger is sometimes referred to herein as “Surviving Corporation”), and the Merger shall have the effects set forth in the DGCL.

1.4          Certificate of Incorporation; Bylaws.

(a)          Unless otherwise determined by TranS1 prior to the Effective Time, the certificate of incorporation of Transitory Subsidiary immediately prior to the Effective Time shall be the certificate of incorporation of Surviving Corporation (the “Surviving Corporation Certificate of Incorporation”) until thereafter amended in accordance with the DGCL and as provided the Surviving Corporation Certificate of Incorporation; provided, however, that (i) the Surviving Corporation Certificate of Incorporation shall contain the provisions contemplated by Section 6.14 and (ii) at the Effective Time, the first paragraph of the Surviving Corporation Certificate of Incorporation shall be amended and restated in its entirety to read as follows: “The name of this Corporation is Baxano, Inc.”

(b)          Unless otherwise determined by TranS1 prior to the Effective Time, the bylaws of Transitory Subsidiary immediately prior to the Effective Time shall be the bylaws of Surviving Corporation (the “Surviving Corporation Bylaws”) (other than any express reference to the name of Transitory Subsidiary in such bylaws, which shall be amended to refer to Surviving Corporation) until thereafter amended in accordance with the DGCL and as provided in the Surviving Corporation Certificate of Incorporation and the Surviving Corporation Bylaws; provided, however, that the Surviving Corporation Bylaws shall contain the provisions contemplated by Section 6.14.

1.5          Directors and Officers of Surviving Corporation

(a)          The directors of Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors of Surviving Corporation, each to hold office in accordance with the Surviving Corporation Certificate of Incorporation and the Surviving Corporation Bylaws.

(b)          The officers of Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, each to hold office in accordance with the Surviving Corporation Certificate of Incorporation and the Surviving Corporation Bylaws.

ARTICLE II

MERGER CONSIDERATION; CONVERSION OF CAPITAL STOCK

2.1          Overview. The consideration to be paid by TranS1 to acquire all of outstanding shares of the capital stock of Baxano shall be a number of shares of newly issued TranS1 Common Stock (the “Merger Consideration”) calculated as the product of (a) 0.38888889 times (b) the number of issued and outstanding shares of capital stock of TranS1 (as if converted to TranS1 Common Stock) as of the close of business on the last trading day prior to the Closing Date (and prior to the issuance of any Financing Shares), and shall be subject to adjustment as described in this ARTICLE II.

2.2          Calculation of Net Merger Consideration. To the extent that Baxano has any Indebtedness (other than Permitted Indebtedness) that remains unpaid as of the Closing (such amount, the “Excess Indebtedness Amount”), the Merger Consideration shall be reduced by a number of shares equal to the quotient of (a) the Excess Indebtedness Amount, divided by (b) the Merger Closing Price. The Merger Consideration shall be further reduced by a number of shares equal to the quotient of (x) the Representative Reimbursement Amount plus the aggregate amount to be paid by Baxano under the Transaction Payment Plan, divided by (y) the Merger Closing Price. “Permitted Indebtedness” shall mean (I) the principal and interest outstanding under the Baxano Notes and (II) up to $3,000,000 of principal plus accrued interest outstanding under that certain Loan and Security Agreement dated as of March 15, 2012, among Oxford Finance LLC, Silicon Valley Bank, and Baxano, Inc. (collectively, the “Oxford/SVB Loan Documents,”). The “Representative Reimbursement Amount” shall mean a cash amount equal to $250,000. The “Transaction Payment Plan” shall mean a compensation plan to be adopted by Baxano prior to the Closing providing for bonuses in the aggregate amount of up to $300,000. The Merger Consideration, as so reduced in respect of the Excess Indebtedness Amount, the Representative Reimbursement Amount and the Transaction Payment Plan, rounded to the nearest whole share is referred to herein as the “Net Merger Consideration.” The shares of TranS1 Common Stock payable to Securityholders as Net Merger Consideration are referred to herein as the “Merger Shares.” The Merger Shares will be registered with the Securities and Exchange Commission for resale as set forth in the Securities Purchase Agreement. “Merger Closing Price” shall mean the average of the last reported sales prices of TranS1 Common Stock at 4:00 p.m., Eastern time, end of regular trading hours on The NASDAQ Stock Market LLC (“NASDAQ”) during the ten consecutive trading days ending on the last trading day prior to the Closing Date.

2.3          Allocation of the Net Merger Consideration.

(a)          Merger Consideration Allocation Priorities. At the Closing, the Merger Shares comprising the Net Merger Consideration shall be allocated to the following funds or for the following purposes in decreasing order of priority until no Merger Shares remain:

(i)          first, a number of Merger Shares up to and not exceeding the quotient of (x) the aggregate amount of unpaid principal and accrued interest as of immediately prior to the Effective Time under all Baxano Notes, divided by (y) the Merger Closing Price, shall be allocated for payment of the Per Noteholder Merger Consideration under Section 2.4 (such shares, the “Aggregate Noteholder Merger Consideration”), of which a number of shares equal to the product of (A) the Aggregate Noteholder Merger Consideration multiplied by (B) the Escrow Funding Percentage (as defined in Section 2.3(c)(ii)) shall be “Escrow Shares” hereunder;

(ii)         second, if any Merger Shares remain after the foregoing allocation in this Section 2.3, a number of Merger Shares up to and not exceeding the quotient of (x) the aggregate Series C Preferred Value for all shares of Baxano Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled in accordance with Section 2.5(b)), divided by (y) the Merger Closing Price, shall be allocated for distribution in respect of shares of Baxano Series C Preferred Stock under Section 2.5(c)(i) (such shares, if any, the “Aggregate Series C Merger Consideration”), of which a number of shares equal to the product of (A) the Aggregate Series C Merger Consideration multiplied by (B) the Escrow Funding Percentage shall be “Escrow Shares” hereunder;

(iii)        third, if any Merger Shares remain after the foregoing allocations in this Section 2.3, a number of Merger Shares up to and not exceeding the quotient of (x) the Aggregate Junior Preferred Value, divided by (y) the Merger Closing Price, shall be allocated for distribution in respect of shares of Baxano Series A-1 Preferred Stock, Baxano Series A-2 Preferred Stock, and Baxano Series B Preferred Stock under Sections 2.5(c)(ii), 2.5(c)(iii), 2.5(c)(iv) and 2.5(c)(v) (such shares, if any, the “Aggregate Junior Preferred Merger Consideration”), of which a number of shares equal to the product of (A) the Aggregate Junior Preferred Merger Consideration multiplied by (B) the Escrow Funding Percentage shall be “Escrow Shares” hereunder; and

(iv)       fourth, if any Merger Shares remain after the foregoing allocations in this Section 2.3, all such remaining Merger Shares shall be allocated for distribution in respect of shares of Baxano Series C Preferred Stock and Baxano Common Stock issued and outstanding immediately prior to the Effective Time under Section 2.5(c)(ii) (such shares, if any, the “Aggregate Common Stock Merger Consideration”), of which a number of shares equal to the product of (A) the Aggregate Common Stock Merger Consideration multiplied by (B) the Escrow Funding Percentage shall be considered “Escrow Shares” hereunder, provided, however, that the value of Merger Shares (calculated using the Merger Closing Price) comprising the Aggregate Series C Merger Consideration plus the portion of the Aggregate Common Stock Merger Consideration attributable to the shares of Baxano Series C Preferred Stock having been deemed converted to Baxano Common Stock under Section 2.5(c)(v) shall not exceed the product of (x) $2.733 multiplied by, (y) the aggregate number of shares of Baxano Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled in accordance with Section 2.5(b)).

(b)          Escrow Shares. Any release of Escrow Shares or the Representative Reimbursement Amount by the Escrow Agent for payment to Escrow Participants shall be allocated to the Escrow Participants pro rata according to each Escrow Participant’s Escrow Participation Percentage.

(c)          Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i)          “Aggregate Junior Preferred Value” shall mean the sum of (A) the aggregate Series A-1 Preferred Value for all shares of Baxano Series A-1 Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled in accordance with Section 2.5(b)), plus (B) the aggregate Series A-2 Preferred Value for all shares of Baxano Series A-2 Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled in accordance with Section 2.5(b)), plus (C) the aggregate Series A-2 Preferred Value for all shares of Baxano Series A-2 Preferred Stock exercisable upon exercise of outstanding warrants to purchase Baxano Series A-2 Preferred Stock minus the aggregate exercise price for such shares underlying such warrants, plus (D) the aggregate Series B Preferred Value for all shares of Baxano Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled in accordance with Section 2.5(b));

(ii)         “Escrow Funding Percentage” shall mean the percentage calculated as (A) 7.5%, times (B) the number of shares comprising the Merger Consideration, divided by (C) the number of shares comprising the Net Merger Consideration.

(iii)        “Escrow Participant” means (x) each Securityholder who is entitled to Merger Shares for his, her or its shares of Baxano capital stock pursuant to Section 2.5(c) and (y) each Noteholder who is entitled to Merger Shares for his, her or its Baxano Note pursuant to Section 2.4.

(iv)        “Escrow Participation Percentage” means, with respect to an Escrow Participant, the percentage corresponding to the fraction: (i) having a numerator equal to the aggregate number of Merger Shares distributable to such Escrow Participant pursuant to Sections 2.3, 2.4 and 2.5; and (ii) having a denominator equal to the aggregate number of Merger Shares distributable to all Escrow Participants pursuant to Sections 2.3, 2.4 and 2.5.

(v)         “Series A-1 Preferred Value” with respect to each share of Baxano Series A-1 Preferred Stock shall mean the sum of (A) $1.00 per share, plus (B) an amount equal to all declared but unpaid dividends on such share immediately prior to the Effective Time;

(vi)        “Series A-2 Preferred Value” with respect to each share of Baxano Series A-2 Preferred Stock shall mean the sum of (A) $1.65 per share, plus (B) an amount equal to all declared but unpaid dividends on such share immediately prior to the Effective Time;

(vii)       “Series B Preferred Value” with respect to each share of Baxano Series B Preferred Stock shall mean the sum of (A) $2.23 per share, plus (B) an amount equal to all declared but unpaid dividends on such share immediately prior to the Effective Time; and

(viii)      “Series C Preferred Value” with respect to each share of Baxano Series C Preferred Stock shall mean the sum of (A) $0.9110 per share, plus (B) an amount equal to all declared but unpaid dividends on such share immediately prior to the Effective Time.

2.4          Payoff of Baxano Notes.   Prior to the Effective Time, Baxano shall take all actions necessary to (i) cause each promissory note that is convertible into capital stock of Baxano, including all convertible promissory notes issued pursuant to that certain Note and Warrant Purchase Agreement dated as of March 7, 2012, among Baxano and the investors set forth therein, outstanding at the Effective Time (each, a “Baxano Note”) to be terminated effective as of the Effective Time, and the holder of each such Baxano Note (each a “Noteholder” and together with each holder of shares of capital stock of Baxano or warrants exercisable for shares of capital stock of Baxano being converted as described in Section 2.5(c) and each other holder of Baxano warrants, options or other securities convertible into capital stock of Baxano, collectively, the “Securityholders”) shall, subject to Section 2.6, have the right to receive as of the Effective Time the Per Noteholder Merger Consideration, (ii) cause each Noteholder to agree to irrevocably appoint the Securityholder Representatives as the representatives, agents, proxies and attorneys in fact of and for such Noteholder for all purposes under this Agreement pursuant to Section 10.14 as if such Noteholder were a holder of shares of capital stock of Baxano converted in the Merger and (iii) cause each Noteholder to be bound by this Agreement, the Escrow Agreement and the Securities Purchase Agreement to the same extent as if such Noteholder were a holder of capital stock of Baxano converted in the Merger. “Per Noteholder Merger Consideration” shall mean with respect to each Baxano Note a number of Merger Shares equal to the product of (A) the Aggregate Noteholder Merger Consideration, times (B) the quotient of (I) the amount of unpaid principal and accrued interest as of immediately prior to the Effective Time (or, if earlier, the time such Baxano Note was terminated) under such Baxano Note, divided by (II) the aggregate amount of unpaid principal and accrued interest as of immediately prior to the Effective Time under all Baxano Notes.

2.5          Conversion of Capital Stock.    As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of Baxano or the holder of any shares of the capital stock of Transitory Subsidiary, the Merger shall have the effects set forth below in this Section 2.5:

(a)          Conversion of Capital Stock of Transitory Subsidiary. Each share of the common stock of Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $0.0001 par value per share, of Surviving Corporation.

(b)          Cancellation of Treasury Stock. All shares of Baxano capital stock that are owned by Baxano as treasury stock or by any wholly owned Subsidiary of Baxano and any shares of Baxano capital stock owned by TranS1, Transitory Subsidiary or any other wholly owned Subsidiary of TranS1 immediately prior to the Effective Time shall be cancelled and shall cease to exist and no stock of TranS1 or other consideration shall be delivered in exchange therefor. For purposes of this Agreement, the term “Subsidiary” means, with respect to any party, any Person in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (i) more that 50% of the voting power of all outstanding stock or ownership interests of such entity or (ii) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

(c)          Conversion of Capital Stock of Baxano. Subject to Section 2.6(b)(i), each share of Baxano capital stock issued and outstanding immediately prior to the Effective Time, excluding shares to be cancelled in accordance with Section 2.5(b) and shares of Baxano capital stock held as of the Effective Time that has not been voted in favor of the adoption of this Agreement and with respect to which appraisal or dissent shall have been duly demanded and perfected in accordance with the DGCL and the California Corporations Code (the “CCC”) and not effectively withdrawn or forfeited prior to the Effective Time (the “Dissenting Shares”), shall cease to exist and be converted into and become exchangeable for the right to receive the number of Merger Shares (if any) pursuant to this Section 2.5(c), together with any cash in lieu of fractional shares of TranS1 Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.6, without interest, equal to:

(i)          With respect to each share of Baxano Series C Preferred Stock, the sum of (A) the quotient of (I) the Aggregate Series C Merger Consideration divided by (II) the aggregate number of shares of Baxano Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding shares to be cancelled in accordance with Section 2.5(b)), plus (B) the quotient of (I) the portion of the Aggregate Common Stock Merger Consideration attributable to the shares of Baxano Series C Preferred Stock divided by (II) the aggregate number of shares of Baxano Common Stock attributable to the shares of Baxano Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (treating the shares of Baxano Series C Preferred Stock for this purpose as if they had been converted to shares of Baxano Common Stock at the then-effective Conversion Price for such shares under the Baxano Certificate of Incorporation and excluding shares to be cancelled in accordance with Section 2.5(b));

(ii)         With respect to each share of Baxano Series B Preferred Stock, the product of (A) Aggregate Junior Preferred Merger Consideration (if any), times (B) the quotient of (I) the Series B Preferred Value, divided by (II) the Aggregate Junior Preferred Value. For the avoidance of doubt, if there are no Merger Shares comprising the Aggregate Junior Preferred Merger Consideration, then no consideration shall be paid for each such share of Baxano Series B Preferred Stock;

(iii)        With respect to each share of Baxano Series A-2 Preferred Stock, the product of (A) Aggregate Junior Preferred Merger Consideration (if any), times (B) the quotient of (I) the Series A-2 Preferred Value, divided by (II) the Aggregate Junior Preferred Value. For the avoidance of doubt, if there are no Merger Shares comprising the Aggregate Junior Preferred Merger Consideration, then no consideration shall be paid for each such share of Baxano Series A-2 Preferred Stock;

(iv)        With respect to each share of Baxano Series A-2 Preferred Stock issuable upon exercise of a warrant to purchase Baxano Series A-2 Preferred Stock, the product of (A) Aggregate Junior Preferred Merger Consideration (if any), times (B) the quotient of (I) (1) the Series A-2 Preferred Value minus (2) the exercise price for one share of Baxano Series A-2 Preferred Stock under such warrant, divided by (II) the Aggregate Junior Preferred Value. For the avoidance of doubt, if there are no Merger Shares comprising the Aggregate Junior Preferred Merger Consideration, then no consideration shall be paid for each such share of Baxano Series A-2 Preferred Stock underlying such warrants;

(v)         With respect to each share of Baxano Series A-1 Preferred Stock, the product of (A) Aggregate Junior Preferred Merger Consideration (if any), times (B) the quotient of (I) the Series A-1 Preferred Value, divided by (II) the Aggregate Junior Preferred Value. For the avoidance of doubt, if there are no Merger Shares comprising the Aggregate Junior Preferred Merger Consideration, then no consideration shall be paid for each such share of Baxano Series A-1 Preferred Stock; and

(vi)        With respect to each share of Baxano Common Stock, the quotient of (A) the Aggregate Common Stock Merger Consideration (if any), divided by (B) the number of shares of Baxano Common Stock issued and outstanding immediately prior to the Effective Time (treating the shares of Baxano Series C Preferred Stock for this purpose as if they had been converted to shares of Baxano Common Stock at the then-effective Conversion Price for such shares under the Baxano Certificate of Incorporation and excluding shares to be cancelled in accordance with Section 2.5(b)). For the avoidance of doubt, if there are no Merger Shares comprising the Aggregate Common Stock Merger Consideration, then no consideration shall be paid for each such share of Baxano Common Stock.

2.6          Exchange of Certificates.    The procedures for exchanging Baxano Notes and outstanding shares of Baxano Common Stock for TranS1 Common Stock pursuant to the Merger are as follows:

(a)          Exchange Agent. As of the Effective Time, TranS1 shall deposit with American Stock Transfer & Trust Co. or another bank or trust company designated by TranS1 and reasonably acceptable to Baxano (the “Exchange Agent”), for the benefit of the Securityholders, for exchange in accordance with this Section 2.6, through the Exchange Agent, (i) certificates representing the Merger Shares (such Merger Shares, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the “Exchange Fund”) issuable pursuant to Sections 2.4 or 2.5 in exchange for Baxano Notes and outstanding shares of Baxano capital stock, (ii) cash in an amount sufficient to make payments for fractional shares required pursuant to Section 2.6(c) and (iii) any dividends or distributions to which Securityholders may be entitled pursuant to Section 2.6(d).

(b)          Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each Noteholder and each holder of record of a certificate that immediately prior to the Effective Time represented outstanding shares of Baxano capital stock for which Merger Shares are issuable pursuant to Section 2.5(c) (the “Certificates”) whose shares were converted pursuant to Section 2.5 into the right to receive shares of TranS1 Common Stock (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Baxano Notes or the Certificates, as the case may be, shall pass, only upon delivery of the Baxano Notes or the Certificates, as the case may be, to the Exchange Agent) and (ii) instructions for effecting the surrender of the Baxano Notes or the Certificates, as the case may be, in exchange for certificates representing shares of TranS1 Common Stock (plus cash in lieu of fractional shares, if any, of TranS1 Common Stock and any dividends or distributions as provided below). Upon surrender of a Baxano Note or a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by TranS1, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Baxano Note or Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of TranS1 Common Stock which such holder has the right to receive pursuant to the provisions of this ARTICLE II plus cash in lieu of fractional shares pursuant to Section 2.6(c) and any dividends or distributions then payable pursuant to Section 2.6(d), and the Baxano Note or Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Baxano Common Stock which is not registered in the transfer records of Baxano, a certificate representing the proper number of shares of TranS1 Common Stock plus cash in lieu of fractional shares pursuant to Section 2.6(c) and any dividends or distributions pursuant to Section 2.6(d) may be issued or paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.6, each Baxano Note or Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of TranS1 Common Stock plus cash in lieu of fractional shares pursuant to Section 2.6(c) and any dividends or distributions then payable pursuant to Section 2.6(d), as contemplated by this Section 2.6.

(c)          No Fractional Shares. No certificate or scrip representing fractional shares of TranS1 Common Stock shall be issued upon the surrender for exchange of Baxano Notes or Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of TranS1. Notwithstanding any other provision of this Agreement, each Securityholder who would otherwise have been entitled to receive a fraction of a share of TranS1 Common Stock (after taking into account all Baxano Notes and Certificates delivered by such holder and the aggregate number of shares of Baxano Common Stock represented thereby) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of TranS1 Common Stock multiplied by the Merger Closing Price.

(d)          Distributions with Respect to Unexchanged Baxano Notes and Shares. No dividends or other distributions declared or made after the Effective Time with respect to TranS1 Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Baxano Note or Certificate until such Baxano Note or Certificate is surrendered as described in Section 2.6(b), subject to Section 2.6(i). Subject to the effect of applicable laws, following surrender of any such Baxano Note or Certificate, there shall be issued and paid to the record holder of the Baxano Note or the Certificate, as the case may be, at the time of such surrender or compliance with Section 2.6(i), the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of TranS1 Common Stock, without interest, and at the appropriate payment date, the amount of dividends or other distributions having a record date after the Effective Time but prior to surrender or compliance with Section 2.6(i) and a payment date subsequent to surrender or compliance with Section 2.6(i) that are payable with respect to such whole shares of TranS1 Common Stock.

(e)          No Further Ownership Rights in Baxano Common Stock. All shares of TranS1 Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Section 2.6(c) or 2.6(b)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Baxano Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of Surviving Corporation of the shares of Baxano Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this ARTICLE II, subject to applicable law in the case of Dissenting Shares.

(f)          Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Securityholders for 180 days after the Effective Time shall be delivered to TranS1, upon demand, and any Securityholder who has not previously complied with this Section 2.6 shall thereafter look only to TranS1 for payment of its claim for TranS1 Common Stock, any cash in lieu of fractional shares of TranS1 Common Stock and any dividends or distributions with respect to TranS1 Common Stock.

(g)          No Liability. To the extent permitted by applicable law, none of TranS1, Transitory Subsidiary, Baxano, Surviving Corporation or the Exchange Agent shall be liable to any Securityholder for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h)          Withholding Rights. Each of TranS1 and Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Securityholder and any other recipient of payments hereunder such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of law. To the extent that amounts are so withheld by Surviving Corporation or TranS1, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Securityholder or other recipient of payments hereunder in respect of which such deduction and withholding was made by Surviving Corporation or TranS1, as the case may be.

(i)          Lost Baxano Notes and Certificates. If any Baxano Note or Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Baxano Note or Certificate to be lost, stolen or destroyed and, if required by Surviving Corporation, the posting by such person of a bond in such reasonable amount as Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Baxano Note or Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Baxano Note or Certificate the shares of TranS1 Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of TranS1 Common Stock deliverable in respect thereof pursuant to this Agreement.

2.7          Treatment of Baxano Stock Option Plans, Baxano Options and Baxano Warrants.

(a)          TranS1 shall not assume (1) any outstanding option to purchase Baxano Common Stock (“Baxano Stock Options”), whether vested or unvested or (2) any warrant to acquire capital stock of Baxano (“Baxano Warrants”). As soon as practicable after the date hereof, but no later than the Effective Time, Baxano shall use commercially reasonable efforts to cause each Baxano option to purchase Baxano Common Stock and each warrant to acquire Baxano capital stock, including the options and warrants set forth on Section 3.2 of the Baxano Disclosure Schedule, that is not exercised prior to the Effective Time to be terminated without further action effective immediately prior to the Effective Time.

(b)          Baxano shall terminate any and all stock option plans or other stock or equity-related plans of Baxano (the “Baxano Stock Plans”), together with any employee stock purchase plans in accordance with their terms as of or prior to the Effective Time.

2.8          Dissenting Shares.

(a)          Dissenting Shares shall not be converted into or represent the right to receive Merger Shares unless the stockholder holding such Dissenting Shares shall have forfeited his, her or its right to appraisal or dissent under the DGCL and the CCC or properly withdrawn his, her or its demand for appraisal or exercise of dissenters rights. If such stockholder has so forfeited or withdrawn his, her or its right to appraisal or dissent of Dissenting Shares, then (i) as of the occurrence of such event, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Baxano capital stock pursuant to Section 2.5(c), if any, and (ii) promptly following the occurrence of such event, TranS1 shall deliver to the Exchange Agent a certificate representing the Merger Shares to which such stockholder is entitled pursuant to Section 2.5(c), if any.

(b)          Baxano shall give TranS1 (i) prompt notice of any written demands for appraisal or exercise of dissenters rights by any holder of Baxano capital stock, withdrawals of such demands and any other instruments that relate to such demands received by Baxano and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL or CCC. TranS1 shall not, except with the prior written consent of Baxano, make any payment with respect to any demands for appraisal of Baxano capital stock or offer to settle or settle any such demands.

2.9          Escrow Arrangement.

(a)          At the Closing, TranS1 shall deposit with Branch Banking and Trust Company (the “Escrow Agent”), (i) the Escrow Shares and (ii) by wire transfer of immediately available funds, a cash amount equal to the fees of the Escrow Agent for providing the services under the Escrow Agreement (which fees shall be borne by TranS1) and the Representative Reimbursement Amount.  The Representative Reimbursement Amount shall be deposited in an account segregated from the Escrow Shares and shall be held and released by the Escrow Agent solely for the purposes of paying for the reasonable costs and expenses of the Securityholder Representatives in accordance with Section 10.14(d) and the Escrow Agreement.

(b)          The Escrow Shares shall be held by the Escrow Agent solely for the purposes of providing a fund for the payment of the Escrow Participants’ indemnification obligations hereunder and providing a fund for payment of any adjustment payable to TranS1 pursuant to Section 2.11.  The Escrow Shares shall be held by the Escrow Agent in accordance with the terms of this Agreement and an escrow agreement substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”), among the Escrow Agent, TranS1 and the Securityholder Representatives.  The adoption of this Agreement by the Baxano Stockholder Approval shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto by the Escrow Participants.

2.10        Capitalization and Allocation Statements.

(a)          TranS1 shall prepare and deliver no fewer than three (3) days prior to the Effective Time, a preliminary statement (such statement in final form, the “Preliminary Capitalization Statement”), setting forth the number of outstanding shares of TranS1 capital stock (as if all such shares have converted to TranS1 Common Stock) on the Closing Date (excluding the Merger Shares and Financing Shares) together with appropriate supporting schedules and other documentation to the reasonable satisfaction of Baxano, provided, however, that such Preliminary Capitalization Statement shall be illustrative only and shall not be dispositive. Immediately prior to the Effective Time, TranS1 shall prepare and deliver a statement, certified by TranS1’s Chief Financial Officer, setting forth the number of outstanding shares of TranS1 capital stock (as if all such shares have converted to TranS1 Common Stock) on the Closing Date (excluding the Merger Shares and Financing Shares) (the “Closing Capitalization Statement”).

(b)          Baxano shall prepare and deliver no fewer than three (3) days prior to the Effective Time, a preliminary statement (such statement in final form, the “Preliminary Allocation Statement”), setting forth Baxano’s calculation of each Securityholder’s share (expressed as both a percentage and a share value) using an assumed Merger Closing Price and Net Merger Consideration as of the Effective Time, as well as each Escrow Participant’s Escrow Participation Percentage, together with appropriate supporting schedules and other documentation to the reasonable satisfaction of TranS1, provided, however, that such Preliminary Allocation Statement shall be illustrative only and shall not be dispositive. Immediately prior to the Effective Time, Baxano shall prepare and deliver a statement setting forth Baxano’s definitive calculation of each Securityholder’s share using the Merger Closing Price of the Net Merger Consideration as calculated pursuant to this ARTICLE II, as well as each Escrow Participant’s Escrow Participation Percentage (the “Closing Allocation Statement”). The Closing Allocation Statement shall be the definitive calculation of the matters set forth thereon and shall, without limiting the TranS1 Indemnified Parties’ indemnification rights hereunder, be binding on TranS1, Transitory Subsidiary, Surviving Corporation, Baxano and the Securityholders.

(c)          In connection with the delivery of the Closing Allocation Statement, Baxano shall prepare and deliver to TranS1 and the Exchange Agent, at or prior to the Closing, a spreadsheet or spreadsheets in form reasonably acceptable to TranS1 and the Exchange Agent, which spreadsheets shall be dated as of the Closing Date and shall set forth, as of immediately prior to the Effective Time, all factual information relating to Securityholders reasonably requested by TranS1 and the Exchange Agent, including (i) the names of all Securityholders of Baxano and (ii) the number, kind and details (including dates of issuance or grant, vesting schedule of securities, termination date, and repurchase rights) of Baxano securities, including capital stock, warrants, options or other securities convertible into capital stock in Baxano, held by such Persons and, if applicable, the respective certificate numbers.

2.11        Post-Closing Indebtedness and Working Capital Adjustment.

(a)          Definitions.

(i)          “Adjusted Net Working Capital” shall mean, as of March 31, 2013, Current Assets minus Current Liabilities minus $500,000, subject to Section 6.18.

(ii)         “Cash” means all cash, cash equivalents, short term investments and marketable securities of Baxano, as determined in accordance with GAAP.

(iii)        “Current Assets” shall mean the aggregate amount of the consolidated current assets of Baxano as of March 31, 2013, calculated in accordance with GAAP in a manner consistent with Baxano’s customary practices, methodologies and manner applied in preparing the Baxano Balance Sheet, plus amounts that Baxano paid as Transaction Expenses on or before March 31, 2013.

(iv)        “Current Liabilities” shall mean the aggregate amount of the current liabilities of Baxano as of March 31, 2013, calculated in accordance with GAAP in a manner consistent with Baxano’s customary practices, methodologies and manner applied in preparing the Baxano Balance Sheet, but excluding (A) all Indebtedness, (B) all Transaction Expenses that are unpaid as of March 31, 2013, (C) all expenses incurred by Baxano in connection with retention incentives or bonuses for any of its employees that have been approved in writing by TranS1 as liabilities that will be excluded in calculating Adjusted Net Working Capital, and (D) payments under the Transaction Payment Plan.

(v)        “Indebtedness” of a person shall mean, without duplication, the aggregate amount of principal and accrued and unpaid interest in respect of all liabilities of such Person (A) for money borrowed, whether secured or unsecured, or liabilities issued or incurred in substitution or exchange for any such liabilities for borrowed money or (B) evidenced by notes, debentures, bonds, letters of credit, derivatives or other similar instruments.

(vi)       “Target Adjusted Net Working Capital” shall mean $2,121,000.

(vii)      “Transaction Expenses” means the sum of all fees, costs and expenses incurred by Baxano in connection with the matters described in this Agreement, including with respect to any brokers, financial advisors (including Leerink Swann LLC), consultants, accountants, attorneys or other professionals engaged by Baxano in connection with the parties’ due diligence related to, or the structuring, negotiation or consummation of the transactions contemplated by this Agreement or the Securities Purchase Agreement.

(b)          Pre-Closing Statement. Baxano shall prepare and deliver to TranS1 at least three (3) business days prior to the Closing Date a statement (the “Pre-Closing Statement”), certified by the chief executive or chief financial officer of Baxano, setting forth Baxano’s good faith estimate of (i) the Transaction Expenses of Baxano as of March 31, 2013, including (x) the amount of such Transaction Expenses paid on or before March 31, 2013, (y) the amount that remains unpaid as of March 31, 2013, and (z) the amount that is or will be unpaid immediately prior to the Effective Time, (ii) the Indebtedness of Baxano (and each individual component of Indebtedness of Baxano) as of immediately prior to the Effective Time (excluding amounts under the Baxano Notes), and (iii) the Adjusted Net Working Capital.

(c)          Post-Closing Statement and Adjustment Statement. Within thirty (30) calendar days after the Closing Date, TranS1 shall cause Surviving Corporation to prepare and deliver to the Securityholder Representatives a statement (the “Post-Closing Statement”) setting forth (i) the Transaction Expenses of Baxano as of March 31, 2013, including (x) the amount of such Transaction Expenses paid on or before March 31, 2013, (y) the amount that remains unpaid as of March 31, 2013, and (z) the amount that is or will be unpaid immediately prior to the Effective Time, (ii) the Indebtedness of Baxano (and each individual component of Indebtedness of Baxano) and the Excess Indebtedness Amount (if any) as of immediately prior to the Effective Time (excluding amounts under the Baxano Notes), and (iii) the Adjusted Net Working Capital and the components and calculation of the Adjusted Net Working Capital, as well as a statement (the “Adjustment Statement”) setting forth:

-the unpaid Transaction Expenses as of immediately prior to the Effective Time, which shall be a negative number;

-the Adjusted Net Working Capital set forth on the Post-Closing Statement minus the Target Adjusted Net Working Capital;

-the amount, if any, by which the Excess Indebtedness Amount set forth on the Post-Closing Statement exceeds the Excess Indebtedness Amount calculated as of Closing pursuant to Section 2.2; and

-the aggregate net difference in the foregoing amounts shown on the Adjustment Statement (such net difference, which may be a positive or a negative number, is referred to as the “Adjustment Amount”).

(d)          Review of Post-Closing Statement and Adjustment Statement. After receipt of the Post-Closing Statement and the Adjustment Statement, the Securityholder Representatives shall have thirty (30) calendar days to review the Post-Closing Statement and the Adjustment Statement, together with the work papers used in their preparation. TranS1 shall, and shall cause Surviving Corporation to, provide the Securityholder Representatives and their advisors with access upon reasonable notice and at reasonable times to the relevant books and records and employees and independent accountants (subject to execution of a customary independent accountant access letter) of TranS1 and Surviving Corporation in connection with the Securityholder Representatives’ review of the Post-Closing Statement and the Adjustment Statement, together with the work papers used in their preparation and shall furnish the Securityholder Representatives and their advisors with any other information reasonably requested relating to the calculation of the items set forth in the Post-Closing Statement. Unless the Securityholder Representatives deliver to TranS1 written notice setting forth the specific items disputed by the Securityholder Representatives (the “Objection Statement”) on or prior to the thirtieth (30th) calendar day after its receipt of the Post-Closing Statement and the Adjustment Statement, the Securityholder Representatives and Escrow Participants shall be deemed to have accepted and agreed to the Post-Closing Statement and the Adjustment Statement and such agreement shall be final and binding on the parties. Any items on the Post-Closing Statement or Adjustment Statement as to which the Securityholder Representatives have not given notice of their objection on the Objection Statement shall be deemed to have been agreed upon by the parties. If the Securityholder Representatives so notify TranS1 of their objections to any of the Post-Closing Statement or the Adjustment Statement and provides TranS1 with the Objection Statement, TranS1 and the Securityholder Representatives shall, within thirty (30) calendar days following receipt of the Objection Statement, which period may be extended by written agreement of TranS1 and the Securityholder Representatives (such period, as it may be extended, the “Resolution Period”), attempt to resolve their differences. Any resolution by TranS1 and the Securityholder Representatives during the Resolution Period as to any disputed amounts shall be reduced to writing and shall be final, binding and conclusive. For the avoidance of doubt, Escrow Participants shall be deemed to have accepted and agreed to any such resolution reached between TranS1 and the Securityholder Representatives.

(e)          Neutral Accounting Arbitrator. If TranS1 and the Securityholder Representatives do not resolve all disputed items by the end of the Resolution Period, then all items remaining in dispute shall, unless otherwise agreed by the parties in writing, be submitted within ten (10) calendar days after the expiration of the Resolution Period to Ernst & Young LLP or such other independent accounting firm mutually acceptable to TranS1 and the Securityholder Representatives (the “Neutral Accounting Arbitrator”). The Neutral Accounting Arbitrator shall act as an arbitrator to determine only those items in dispute, and for each such item shall determine a value within the range of values submitted therefor by TranS1 and the Securityholder Representatives in the Post-Closing Statement and Objection Statement. All fees and expenses relating to the work, if any, to be performed by the Neutral Accounting Arbitrator shall be allocated between TranS1, on the one hand, and the Securityholder Representatives (on behalf of all of Securityholders), on the other hand, in the same proportion that the aggregate amount of the disputed items so submitted to the Neutral Accounting Arbitrator that is unsuccessfully disputed by such party (as finally determined by the Neutral Accounting Arbitrator) bears to the total amount of such disputed items so submitted. TranS1 and the Securityholder Representatives shall direct the Neutral Accounting Arbitrator to deliver to TranS1 and the Securityholder Representatives a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Accounting Arbitrator by the Securityholder Representatives and TranS1) of the disputed items within thirty (30) calendar days of receipt of the disputed items, which determination shall be final, binding and conclusive. The final, binding and conclusive Post-Closing Statement and Adjustment Statement, which either are agreed upon by TranS1 and the Securityholder Representatives (including a deemed agreement under Section 2.11(d)) or are delivered by the Neutral Accounting Arbitrator in accordance with this Section 2.11(e) shall be the “Conclusive Statement” and the “Conclusive Adjustment Statement,” respectively. In the event that either TranS1 or the Securityholder Representatives fails to submit its statement regarding any items remaining in dispute within the time determined by the Neutral Accounting Arbitrator, then the Neutral Accounting Arbitrator shall render a decision based solely on the evidence timely submitted to the Neutral Accounting Arbitrator by TranS1 and the Securityholder Representatives.

(f)          Post-Closing True-Up.

(i)          If the absolute value of the Adjustment Amount as shown on the Conclusive Adjustment Statement is less than or equal to $250,000, then there shall be no adjustment to the Net Merger Consideration.

(ii)         If the Adjustment Amount as shown on the Conclusive Adjustment Statement is a negative number and the absolute value of such number exceeds $250,000, then the Securityholder Representatives and TranS1 shall jointly instruct the Escrow Agent to release to TranS1 from the Escrow Shares (and the Net Merger Consideration shall be decreased by) a number of shares equal to the quotient of (A) the absolute value of such Adjustment Amount, divided by (B) the Merger Closing Price, rounded to the nearest whole share.

(iii)        If the Adjustment Amount as shown on the Conclusive Adjustment Statement is a positive number and the absolute value of such number exceeds $250,000, then the Net Merger Consideration shall be increased by a number of shares equal to the quotient of (A) such Adjustment Amount, divided by (B) the Merger Closing Price, rounded to the nearest whole share. Such additional Merger Shares shall be distributed according to the allocation priorities set forth in Section 2.3(a), 2.4 and Section 2.5(c) as if such Merger Shares had been distributed at the Effective Time, taking into account the initial distribution of Merger Shares following the Closing. For clarity, a portion of such Merger Shares shall constitute Escrow Shares to be delivered by TranS1 to the Escrow Agent at such time, as otherwise provided in Section 2.3(a) and the Escrow Agreement.

(iv)       All payments and share distributions to be made pursuant to this Section 2.11(f) shall be made on or before the fifth (5th) business day following the date on which TranS1 and the Securityholder Representatives agree to, or the Neutral Accounting Arbitrator delivers, the Conclusive Statement and the Conclusive Adjustment Statement.

(g)          Tax Treatment of True-Up Payments. All payments made in respect of the Adjustment Amount shall be treated as an adjustment to the Merger Consideration for Tax purposes.

(h)          Indemnification Rights. Notwithstanding anything to the contrary contained herein, the determination of the Conclusive Statement and the resulting Adjustment Amount shall not preclude TranS1 or the Securityholder Representatives, as the case may be, from pursuing indemnification for the breach of any representation, warranty or covenant pursuant to ARTICLE VIII or any matters otherwise indemnifiable thereunder except to the extent any amount resulting from such breach or matters is or should have been taken into account for purposes of the determination of the Conclusive Statement. Any amounts known as of the date of the Post-Closing Statement or, if applicable, the date of the Objection Notice that may be taken into account for the purposes of the determination of the Conclusive Statement under this Section 2.11 shall be so taken into account.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BAXANO

Baxano represents and warrants to TranS1 and Transitory Subsidiary that the statements contained in this ARTICLE III are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by Baxano to TranS1 and Transitory Subsidiary on the date of this Agreement (the “Baxano Disclosure Schedule”). The Baxano Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this ARTICLE III and the disclosure in any section of the Baxano Disclosure Schedule shall qualify (1) the corresponding section in this ARTICLE III and (2) the other sections in this ARTICLE III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. For purposes hereof, “to the knowledge of Baxano” and similar expressions mean the actual knowledge of the persons identified on the Baxano Disclosure Schedule for this purpose, including the knowledge such persons would have in the ordinary performance of their duties to Baxano.

3.1          Organization, Standing and Power.    Baxano is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed on Section 3.1 of the Baxano Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably expected to have, a Baxano Material Adverse Effect. For purposes of this Agreement, the term “Baxano Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets and liabilities (taken together), condition (financial or otherwise), or results of operations of Baxano, or (ii) the ability of Baxano to consummate the transactions contemplated by this Agreement; provided, however, that the following shall not be deemed to be a Baxano Material Adverse Effect: any change or event caused by or resulting from (A) changes in prevailing economic or market conditions in the United States or any other jurisdiction in which Baxano has substantial business operations (except to the extent those changes have a materially disproportionate effect on Baxano as compared to other similarly situated participants in the industries or markets in which Baxano operates), (B) changes or events, after the date hereof, affecting the industries or markets in which Baxano operates generally (except to the extent those changes or events have a materially disproportionate effect on Baxano as compared to other similarly situated participants in the industries or markets in which Baxano operates), (C) changes, after the date hereof, in generally accepted accounting principles or requirements applicable to Baxano (except to the extent those changes have a materially disproportionate effect on Baxano as compared to other similarly situated participants in the industries or markets in which Baxano operates), (D) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by any Governmental Entity (except to the extent those changes have a materially disproportionate effect on Baxano as compared to other similarly situated participants in the industries or markets in which Baxano operates), (E) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, (F) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located, or (G) the actions of TranS1 or Transitory Subsidiary (other than any action taken under this Agreement by TranS1 or Transitory Subsidiary in response to an event, circumstance or other development that would otherwise constitute a Baxano Material Adverse Effect). For the avoidance of doubt, the parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Baxano Material Adverse Effect in the prior sentence of this paragraph or TranS1 Material Adverse Effect in Section 4.1. Baxano has provided or made available to TranS1 complete and accurate copies of its Certificate of Incorporation and Bylaws.

3.2          Capitalization and Closing Allocation Statement.

(a)          The authorized capital stock of Baxano consists of 96,270,000 shares of Common Stock, par value $0.001 per share (the “Baxano Common Stock”), and 70,673,934 shares of Preferred Stock, $0.001 par value per share (the “Baxano Preferred Stock”), of which 4,024,286 shares are designated Baxano Series A-1 Preferred Stock (the “Baxano Series A-1 Preferred Stock”), 2,911,038 shares are designated Baxano Series A-2 Preferred Stock (the “Baxano Series A-2 Preferred Stock”), 8,968,610 shares are designated Baxano Series B Preferred Stock (the “Baxano Series B Preferred Stock”) and 54,770,000 shares are designated Baxano Series C Preferred Stock (the “Baxano Series C Preferred Stock”). The rights and privileges of each class of Baxano’s capital stock are as set forth in Baxano’s Certificate of Incorporation. As of the date of this Agreement, (i) 6,741,449 shares of Baxano Common Stock, 4,024,286 shares of Baxano Series A-1 Preferred Stock, 2,797,402 shares of Baxano Series A-2 Preferred Stock, 8,968,610 shares of Baxano Series B Preferred Stock and 32,930,844 shares of Baxano Series C Preferred Stock are issued and outstanding and (ii) no shares of Baxano capital stock are held in the treasury of Baxano.

(b)          Section 3.2(b) of the Baxano Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of the holders of Baxano Common Stock, Baxano Series A-1 Preferred Stock, Baxano Series A-2 Preferred Stock, Baxano Series B Preferred Stock and Baxano Series C Preferred Stock showing the number of shares held by each stockholder. Section 3.2(b) of the Baxano Disclosure Schedule also sets forth, as of the date of this Agreement, a complete and accurate list of all issued and outstanding shares of Baxano Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of Baxano, indicating the name of the applicable stockholder, the vesting schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date of this Agreement, whether (and to what extent) the vesting will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such holder has the sole power to vote and dispose of such shares.

(c)          Section 3.2(c) of the Baxano Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) all Baxano Stock Plans, indicating for each Baxano Stock Plan, as of the close of business on the business day prior to the date of this Agreement, the number of shares of Baxano Common Stock issued to date under such Plan, the number of shares of Baxano Common Stock subject to outstanding options under such Plan and the number of shares of Baxano Common Stock reserved for future issuance under such Plan; and (ii) all outstanding Baxano Stock Options, indicating with respect to each such Baxano Stock Option the name of the holder thereof, the Baxano Stock Plan under which it was granted, the number of shares of Baxano Common Stock subject to such Baxano Stock Option, the exercise price, the date of grant and the vesting schedule, including whether (and to what extent) the vesting will be accelerated in any way by the transactions contemplated by this Agreement. Baxano has provided or made available to TranS1 complete and accurate copies of all Baxano Stock Plans and the forms of all stock option agreements used under the Baxano Stock Plans.

(d)          Section 3.2(d) of the Baxano Disclosure Schedule sets forth the number of shares of Baxano Common Stock, Baxano Series A-1 Preferred Stock, Baxano Series A-2 Preferred Stock, Baxano Series B Preferred Stock and Baxano Series C Preferred Stock reserved for future issuance pursuant to warrants, convertible promissory notes or other outstanding rights (other than Baxano Stock Options) to purchase shares of Baxano capital stock outstanding as of the date of this Agreement (such outstanding warrants, convertible promissory notes or other rights, the “Baxano Convertible Securities”) and the agreement or other document under which such Baxano Convertible Securities were granted and sets forth a complete and accurate list of all holders of Baxano Convertible Securities indicating the number and type of shares of Baxano Common Stock, Baxano Series A-1 Preferred Stock, Baxano Series A-2 Preferred Stock, Baxano Series B Preferred Stock and Baxano Series C Preferred Stock subject to each of the Baxano Convertible Securities, and the exercise price, the date of grant and the expiration date thereof. Baxano has provided or made available to TranS1 complete and accurate copies of all Baxano Convertible Securities.

(e)          Except (i) as set forth in this Section 3.2 and (ii) as reserved for future grants under Baxano Stock Plans, (A) there are no equity securities of any class of Baxano, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Baxano is a party or by which Baxano is bound obligating Baxano to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of Baxano or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating Baxano to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Baxano does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Neither Baxano nor, to the knowledge of Baxano, any of its Affiliates is a party to or is bound by any, and to the knowledge of Baxano, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of Baxano. For purposes of this Agreement, the term “Affiliate” when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Except as contemplated by this Agreement or described in this Section 3.2(e), there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which Baxano is a party or by which it or they are bound with respect to any equity security of any class of Baxano.

(f)          All outstanding shares of Baxano Common Stock, Baxano Series A-1 Preferred Stock, Baxano Series A-2 Preferred Stock, Baxano Series B Preferred Stock and Baxano Series C Preferred Stock are, and all shares of Baxano Common Stock, Baxano Series A-1 Preferred Stock, Baxano Series A-2 Preferred Stock, Baxano Series B Preferred Stock and Baxano Series C Preferred Stock subject to issuance as specified in Sections 3.2(c) and 3.2(d), upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Baxano’s Certificate of Incorporation or Bylaws or any agreement to which Baxano is a party or is otherwise bound. There are no obligations, contingent or otherwise, of Baxano to repurchase, redeem or otherwise acquire any outstanding shares of Baxano capital stock. All outstanding shares of Baxano capital stock have been offered, issued and sold by Baxano in compliance with all applicable federal and state securities laws.

(g)          Except as disclosed in Section 3.2(g) of the Baxano Disclosure Schedule, no consent of the holders of Baxano Stock Options or Baxano Convertible Securities is required in connection with the actions contemplated by Section 2.3.

(h)          The Closing Allocation Statement will be true, complete and correct as of the Effective Time and prepared in accordance with the organizational documents of Baxano and all applicable Law. Upon payment of the Merger Consideration as provided for in this Agreement, the Securityholders will have no further right against Baxano, TranS1, Transitory Subsidiary or Surviving Corporation or any of their respective directors, officers, employees, agents, advisors or other Representatives, for any amount owing to such Securityholders in respect of their Baxano Notes, capital stock, warrants, options or other securities convertible into capital stock in Baxano pursuant to (i) Baxano’s organizational documents or the DGCL, (ii) the Baxano Notes or (iii) relating to or in connection with this Agreement, the Merger or the other transactions contemplated hereby, except, in each case, appraisal rights under the DGCL, dissenters’ rights under the CCC and the rights set forth in this Agreement.

3.3          Subsidiaries.  Baxano does not own and has not ever owned, directly or indirectly, of record or beneficially, any outstanding voting securities, or equity interests of any kind or nature (whether controlling or not) in any corporation, limited liability company, partnership, trust, joint venture or other entity (including any interest in any profits, capital or business or any entity) (each a “Person”), and is not a party to any contract to acquire such interest.

3.4          Authority; No Conflict; Required Filings and Consents.

(a)          Baxano has all requisite corporate power and authority to enter into this Agreement, subject only to the adoption of this Agreement (the “Baxano Voting Proposal”) by Baxano’s stockholders under the DGCL and the CCC and the Baxano Certificate of Incorporation, requiring the affirmative vote in favor of the Baxano Voting Proposal by the holders of (i) a majority of the votes represented by the outstanding shares of Baxano Common Stock, (ii) a majority of the votes represented by the outstanding shares of Baxano Common Stock and Baxano Preferred Stock voting together, with the holders of the outstanding shares of Baxano Preferred Stock entitled to the number of votes equal to the number of shares of Baxano Common Stock into which such shares of Baxano Preferred Stock could be converted as of the record date; and (iii) sixty-six and two thirds percent (66 2/3%) of the votes represented by the outstanding shares of Baxano Preferred Stock (the “Baxano Stockholder Approval”), to consummate the transactions contemplated by this Agreement. The Baxano Board, at a meeting duly called and held, by the unanimous vote of all directors, (A) determined that the Merger is advisable, fair and in the best interests of Baxano and its stockholders, (B) approved this Agreement and declared its advisability in accordance with the provisions of the DGCL, and (C) directed that this Agreement be submitted to the stockholders of Baxano for their adoption and resolved to recommend that the stockholders of Baxano vote in favor of the adoption of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Baxano have been duly authorized by all necessary corporate action on the part of Baxano, subject only to the required receipt of the Baxano Stockholder Approval. This Agreement has been duly executed and delivered by Baxano and constitutes the valid and binding obligation of Baxano, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).

(b)          The execution and delivery of this Agreement by Baxano do not, and the consummation by Baxano of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Baxano, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge or encumbrance of any nature (each a “Lien”) on Baxano’s assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Baxano is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the Baxano Stockholder Approval and compliance with the requirements specified in clauses (i) through (iv) of Section 3.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Baxano or any of its or their properties or assets. Section 3.4(b) of the Baxano Disclosure Schedule lists all consents, waivers and approvals under any of Baxano’s agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated by this Agreement, which, if individually or in the aggregate were not obtained, would result in a Baxano Material Adverse Effect.

(c)          No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality (a “Governmental Entity”) is required by or with respect to Baxano in connection with the execution and delivery of this Agreement by Baxano or the consummation by Baxano of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the appropriate authorities of other states in which Baxano is qualified as a foreign corporation to transact business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (iii) such other consents, authorizations, orders, filings, approvals and registrations that, individually or in the aggregate, if not obtained or made, would not be reasonably expected to have a Baxano Material Adverse Effect.

(d)          The Baxano Stockholder Approval, which is to be delivered pursuant to written consents of stockholders in lieu of a meeting (collectively, the “Written Consents”), is the only vote of the holders of any class or series of Baxano’s capital stock or other securities necessary to adopt this Agreement and for consummation by Baxano of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of Baxano other than the Baxano Notes, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Baxano may vote.

3.5          Baxano Financial Statements; Information Provided.   Baxano has provided to TranS1 the Baxano Financial Statements prior to the date of this Agreement. The Baxano Financial Statements (i) comply as to form in all material respects with applicable accounting requirements, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such financial statements) and (iii) fairly present the consolidated financial position of Baxano as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated. For purposes of this Agreement, “Baxano Financial Statements” means (i) the audited balance sheets and statements of income, changes in stockholders’ equity and cash flows of Baxano as of the end of and for each of the fiscal years ended December 31, 2012 (the “Baxano Balance Sheet Date”) and December 31, 2011 (the audited balance sheet as of the Baxano Balance Sheet Date is referred to herein as the “Baxano Balance Sheet”).

3.6          No Undisclosed Liabilities.   Except as reflected or reserved against on the Baxano Financial Statements (including the notes thereto), and except for normal and recurring liabilities incurred since the Baxano Balance Sheet Date in the ordinary course of business consistent with past practice (the “Ordinary Course of Business”), Baxano does not have any material liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether or not required to be reflected in financial statements (including the notes thereto) in accordance with GAAP).

3.7          Absence of Certain Changes or Events.   Since the Baxano Balance Sheet Date, Baxano have conducted their respective businesses only in the Ordinary Course of Business and, since such date, except for this Agreement, the Securities Purchase Agreement and the transactions contemplated by such Agreements, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably expected to have, a Baxano Material Adverse Effect; or (ii) any other action or event that would have required the consent of TranS1 pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

3.8          Taxes.

(a)          Baxano has properly filed on a timely basis all material Tax Returns that it was required to file, and all such Tax Returns were true, correct and complete in all material respects. Baxano has paid on a timely basis all Taxes due and payable. Baxano has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the common parent is Baxano. Baxano does not (i) have any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than Baxano, and (ii) is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All material Taxes that Baxano was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity. For purposes of this Agreement, (x) “Taxes” shall mean any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, customs duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof, and (y) “Tax Returns” shall mean any and all reports, returns, declarations, or statements relating to Taxes supplied to a Governmental Entity, including any schedule or attachment thereto and any related or supporting work papers or information with respect to any of the foregoing, including any amendment thereof.

(b)          The unpaid Taxes of Baxano did not, as of the Baxano Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Baxano Balance Sheet (rather than in any notes thereto).

(c)          Baxano has delivered or made available to TranS1 complete and correct copies of all Tax Returns of Baxano relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired. No examination or audit of any Tax Return of Baxano by any Governmental Entity has occurred or is currently in progress or, to the knowledge of Baxano, threatened or contemplated in writing. Baxano has not been informed by any jurisdiction that the jurisdiction believes that Baxano was required to file any Tax Return that was not filed. Baxano has not (x) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (y) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (z) executed or filed any power of attorney with any taxing authority.

(d)          Baxano has not made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

(e)          There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by Baxano in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement.

(f)          Baxano has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(g)          Baxano has not distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of Baxano been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(h)          There are no Liens with respect to Taxes upon any of the assets or properties of Baxano, other than with respect to Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

(i)          Baxano will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law), (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) installment sale or other open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

(j)          Baxano has not participated in any “reportable transaction” as defined in section 1.6011-4(b) of the Treasury Regulations or any analogous provision of state or local law.

(k)          Since the Baxano Balance Sheet Date, Baxano has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.

3.9          Owned and Leased Real Properties.

(a)          Baxano does not own and has never owned any real property.

(b)          Section 3.9(b) of the Baxano Disclosure Schedule sets forth a complete and accurate list of all real property formerly or currently leased, subleased or licensed by Baxano, including current contracts for the offsite storage of records (collectively, the “Baxano Leases”), and the location of such premises. Baxano does not lease, sublease or license any real property to any person.

3.10        Intellectual Property.

(a)          To the knowledge of Baxano, Baxano owns, licenses or otherwise possesses legally enforceable rights to use all Intellectual Property used or necessary to conduct the business of Baxano as currently conducted, or that would be used or necessary as such business is currently proposed to be conducted (excluding currently-available, off-the-shelf software programs that are licensed by Baxano pursuant to “shrink wrap” licenses).

(b)          The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by Baxano that is material to the business of Baxano, including software that is used in the development or manufacture of or forms a part of any product or service sold by or expected to be sold by Baxano (the “Baxano Intellectual Property”) or (ii) any license, sublicense or any other agreement as to which Baxano is a party and pursuant to which Baxano is authorized to use any third party Intellectual Property that is material to the business of Baxano, including software that is used in the development or manufacture of or forms a part of any product or service sold by or expected to be sold by Baxano (the “Baxano Third Party Intellectual Property”). Section 3.10(b) of the Baxano Disclosure Schedule sets forth a complete and accurate list of registered Baxano Intellectual Property (including Baxano Intellectual Property for which registration has been applied) and Section 3.10(b) of the Baxano Disclosure Schedule sets forth a complete and accurate list of all Baxano Third Party Intellectual Property.

(c)          To the knowledge of Baxano, all patents and registrations and applications for Trademarks, service marks and copyrights which are held by Baxano and that are material to the business of Baxano are valid and subsisting. Baxano has taken commercially reasonable measures to protect the proprietary nature of the Baxano Intellectual Property. To the knowledge of Baxano, no other person or entity is infringing, violating or misappropriating any of the Baxano Intellectual Property or Baxano Third Party Intellectual Property.

(d)          To the knowledge of Baxano, none of the (i) products previously or currently sold by Baxano or (ii) business or activities previously or currently conducted by Baxano infringes, violates or constitutes a misappropriation of, any Intellectual Property of any third party. Baxano has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

(e)          For purposes of this Agreement, the following terms shall have the following meanings:

(i)          “Intellectual Property” means the following subsisting throughout the world:

(A)          Patent Rights;

(B)          Trademarks and all goodwill in the Trademarks;

(C)          copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

(D)          mask works and registrations and applications for registration thereof under the laws of any jurisdiction;

(E)          inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or non-copyrightable and whether or not reduced to practice; and

(F)          other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

(ii)         “Patent Rights” means all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

(iii)        “Trademarks” means all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

3.11        Contracts.

(a)          Section 3.11(a) of the Baxano Disclosure Schedule lists the following agreements (written or oral) to which Baxano is a party as of the date of this Agreement:

(i)          any Baxano Lease and any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum or having a remaining term longer than six months;

(ii)         any agreement (or group of related agreements) that is not terminable without cause by Baxano with less than 31 (thirty-one) days’ notice without penalty, including the payment of any termination fee or refund of amounts previously received, and that is for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which would require an aggregate of more than $50,000 in payments following the Closing or (C) in which Baxano has granted manufacturing rights, “most favored nation” pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a particular party;

(iii)        any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

(iv)        any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Lien on any of its assets, tangible or intangible;

(v)         any agreement for the disposition of any significant portion of the assets or business of Baxano (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

(vi)        any employment agreement that is not terminable at will or that varies in any material respect from the template form of such agreement previously made available to TranS1, and any consulting agreement or sales representative agreement that varies in any material respect from the template form of such agreement previously made available to TranS1;

(vii)       any agreement under which Baxano has continuing obligations to any current or former officer, director or stockholder of Baxano or an Affiliate thereof;

(viii)     any agreement which contains any provisions requiring Baxano to indemnify any other party for infringement claims (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);

(ix)        any agreement under which Baxano is restricted from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business;

(x)         any agreement under which Baxano has licensed any material Intellectual Property to or from any third party (excluding currently-available, off-the-shelf software programs that are licensed by Baxano pursuant to “shrink wrap” licenses);

(xi)        any agreement that would entitle any third party to receive a license or any other right to intellectual property of TranS1 or any of TranS1’s Affiliates following the Closing; and

(xii)       any other agreement (or group of related agreements) (A) involving more than $100,000 or (B) not entered into in the Ordinary Course of Business.

(b)          Baxano has provided or made available to TranS1 a complete and accurate copy of each agreement listed in Section 3.11(a) of the Baxano Disclosure Schedule. With respect to each agreement so listed, except as disclosed in Section 3.11(b) of the Baxano Disclosure Schedule: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither Baxano nor, to the knowledge of Baxano, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of Baxano, is threatened, which, with or without notice or lapse of time, or both, would constitute a breach, violation or default by Baxano or, to the knowledge of Baxano, any other party under such agreement. Baxano has not received any notice in writing from any other party, and, to the knowledge of Baxano, no party has threatened, to terminate, cancel, fail to renew or otherwise materially modify any such agreements the loss of which, individually or in the aggregate, would reasonably be expected to have a Baxano Material Adverse Effect.

3.12        Litigation.   There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator that is pending or, to the knowledge of Baxano, has been threatened in writing against Baxano that (a) seeks either damages in excess of $100,000 or equitable relief or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no material judgments, orders or decrees outstanding against Baxano.

3.13        Environmental Matters.

(a)          Except as disclosed in Section 3.13(a) of the Baxano Disclosure Schedule and except for such matters that, individually or in the aggregate, have not had, and are not reasonably expected to have, a Baxano Material Adverse Effect:

(i)          Baxano has complied with all applicable Environmental Laws;

(ii)         to the actual knowledge of Baxano, and without independent investigation, all real property currently leased by Baxano as disclosed in Section 3.9(b) of the Baxano Disclosure Schedule are in compliance, and since Baxano’s acquisition of an interest in such currently leased real property have been in compliance, in all material respects, and prior to such acquisition were in compliance, with all applicable Environmental Laws;

(iii)        to the actual knowledge of Baxano, and without independent investigation, the real properties currently leased or operated by Baxano as disclosed in Section 3.9(b) of the Baxano Disclosure Schedule (including soils, sediments, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances at levels or in a condition that violate applicable Environmental Laws;

(iv)        to the actual knowledge of Baxano, and without independent investigation, the real properties formerly leased or operated by Baxano disclosed in Section 3.9(b) of the Baxano Disclosure Schedule (including soils, sediments, groundwater, surface water, buildings or other structures) were not, during the period of use or operation by Baxano, contaminated with Hazardous Substances at levels or in a condition that violated or would violate applicable Environmental Laws;

(v)         Baxano is not subject to liability (whether arising under contract or under Environmental Law) for the impaired environmental condition of, or any Hazardous Substance disposal or contamination at, the real property of any third party;

(vi)        Baxano has not released any Hazardous Substance into the environment in amounts or in a manner that, individually or in the aggregate, could reasonably be expected to require notification, investigation, response, abatement or remediation under any Environmental Law;

(vii)       Baxano has all Baxano Authorizations and Material Safety Data Sheets for the operation of the business as currently conducted as required under Environmental Laws, copies of all of which have been delivered or made available to TranS1; and has filed all reports required to be filed with any Governmental Entity thereunder or pursuant to any other applicable Environmental Law;

(viii)      Baxano has not received any notice, notice of violation, demand, letter, claim or request for information regarding (A) any action instituted or threatened under or pursuant to any Environmental Law, or of any violation of, any Environmental Law applicable to any currently or formerly leased real properties of Baxano as disclosed in Section 3.9(b) of the Baxano Disclosure Schedule, or (B) alleging that Baxano is or may be in violation of, liable or potentially liable under or have outstanding obligations under any Environmental Law, including without limitation, any notice from any Governmental Entity or other person advising that Baxano that it is or is potentially responsible for response, assessment, investigation, abatement, or remediation costs under any Environmental Law with respect to a release or threatened release of any Hazardous Substances;

(ix)        Baxano has not received and is not subject to any judgments, orders, decrees, injunctions or other binding arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and

(x)         to the actual knowledge of Baxano, there are no circumstances or conditions involving Baxano or any of its currently leased real properties as disclosed in Section 3.9(b) of the Baxano Disclosure Schedule that could reasonably be expected to result in any claims, liabilities, obligations, investigations, costs or restrictions on the ownership, use or transfer of any such real property of Baxano pursuant to any Environmental Law.

(b)          Except as set forth in Section 3.13(b) of the Baxano Disclosure Schedule, there are no aboveground or underground storage tank systems, including pumps and lines, on the currently leased real property disclosed in Section 3.9(b) of the Baxano Disclosure Schedule for the storage of Hazardous Substances. Each of the tanks and related equipment and apparatus disclosed on Section 3.13(b) of the Baxano Disclosure Schedule has been upgraded and if required, registered, to meet all applicable requirements under Environmental Laws.

(c)          Baxano has delivered to TranS1 true and complete copies and results of any reports, studies, sampling, tests, environmental site assessments or other assessments possessed by or readily available to Baxano pertaining to the environmental or physical condition of any real property (and any buildings, structures, or other improvements thereon) presently or previously leased or used by Baxano.

(d)          For purposes of this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, statute, rule, regulation, ordinance, standard, process, order, decree, administrative ruling, permit, authorization, opinion, common law or agency requirement of any jurisdiction relating to: (i) the protection, investigation or restoration of the environment, human or occupational health and safety or natural resources, (ii) the generation, transportation, handling, use, storage, treatment, presence, disposal, release or threatened release of any Hazardous Substance or (iii) land use, building code, noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(e)          For purposes of this Agreement, the term “Hazardous Substance” means any substance that is: (i) listed, classified, regulated or which falls within the definition of a “hazardous substance,” “hazardous waste,” “hazardous waste constituent” or “hazardous material” pursuant to any Environmental Law; (ii) any petroleum product, by-product, or constituent; (iii) asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iv) any other waste, substance or material, the generation, transportation, handling, use, storage, treatment, presence, disposal or release of which is regulated under or by any Environmental Law or that is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

3.14        Employee Benefit Plans.

(a)          Section 3.14(a) of the Baxano Disclosure Schedule sets forth a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by Baxano or any of their respective ERISA Affiliates (collectively, the “Baxano Employee Plans”).

(b)          With respect to each Baxano Employee Plan, Baxano has provided or made available to TranS1 a complete and accurate copy of (i) such plan (or a written summary of any unwritten plan), (ii) the most recent annual report (Form 5500) filed with the United States Internal Revenue Service (the “IRS”) (including all schedules and financial statements attached to such report), (iii) each trust agreement, group annuity contract and summary plan description, if any, relating to such Baxano Employee Plan, (iv) the most recent financial statements for each Baxano Employee Plan that is funded, (v) all personnel, payroll and employment manuals and policies, (vi) all employee handbooks and (vii) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.

(c)          Each Baxano Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms, and each of Baxano and its ERISA Affiliates has in all material respects met its obligations with respect to such Baxano Employee Plan and has made all required contributions thereto (or reserved such contributions on the Baxano Balance Sheet). Baxano and each of its ERISA Affiliates and each Baxano Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including, but not limited to, Section 4980B-4980E of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Baxano Employee Plan required to have been submitted to the IRS or to the United States Department of Labor have been timely submitted. With respect to Baxano Employee Plans, no event has occurred, and to the knowledge of Baxano, there exists no condition or set of circumstances in connection with which Baxano or any of its ERISA Affiliates could be subject to any liability that would reasonably be expected, individually or in the aggregate, to have a Baxano Material Adverse Effect under ERISA, the Code or any other applicable law.

(d)          With respect to Baxano Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of Baxano, which obligations would reasonably be expected, individually or in the aggregate, to have a Baxano Material Adverse Effect. The assets of each Baxano Employee Plan that is funded are reported at their fair market value on the books and records of such Baxano Employee Plan.

(e)          All Baxano Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination or opinion letters from the IRS to the effect that such Baxano Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination or opinion letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. To the knowledge of Baxano, no “prohibited transaction” (within the meaning of Section 4975 of the Code or Sections 406 and 408 of ERISA) has occurred with respect to any such Employee Benefit Plans. Each Baxano Employee Plan that is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Closing Date.

(f)          Neither Baxano nor any of its ERISA Affiliates has (i) ever maintained a Baxano Employee Benefit Plan that was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Baxano Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Baxano Employee Plan holds securities issued by Baxano or any of its ERISA Affiliates.

(g)          Each Baxano Employee Plan is amendable and terminable unilaterally by Baxano without additional vesting or acceleration of benefits or any other liability to Baxano as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto), and no Baxano Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Baxano from amending or terminating any such Baxano Employee Plan.

(h)          Except as disclosed in Section 3.14(h) of the Baxano Disclosure Schedule, Baxano is not a party to any oral or written (i) agreement with any stockholders, director, executive officer or other employee of Baxano (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Baxano of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments from Baxano that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code, without regard to Section 280G(b)(4); or (iii) agreement or plan binding Baxano, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

(i)          None of the Baxano Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

(j)          Each Baxano Employee Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in good faith compliance with Code Section 409A and IRS Notice 2005-1. No Baxano Employee Plan that is a “nonqualified deferred compensation plan” has been materially modified (as determined under Notice 2005-1) after October 3, 2004. No event has occurred that would be treated by Code Section 409A(b) as a transfer of property for purposes of Code Section 83. No stock option or equity unit option granted under any Baxano Employee Plan has an exercise price that has been or may be less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

(k)          The Baxano employee handbook, a copy of which has previously been provided or made available to TranS1, sets forth the policy of Baxano with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities as of December 31, 2012 are set forth on Section 3.14(k) of the Baxano Disclosure Schedule.

(l)          For purposes of this Agreement, the following terms shall have the following meanings:

(i)          “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and any other written or oral plan, agreement or arrangement involving direct or indirect compensation or providing for fringe benefits or perquisites, including but not limited to profit-sharing, pension, consulting, retainer, retirement, welfare, insurance coverage, severance, disability, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee, officer, director, or agent of the entity in question or any of its Subsidiaries or ERISA Affiliates.

(ii)         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)        “ERISA Affiliate” means any entity that is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the entity in question or any of its Subsidiaries.

3.15          Compliance With Laws.   Baxano has materially complied with, is not in material violation of, and has not received any notice from any Governmental Entity alleging any material violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

3.16        Permits and Regulatory Matters.

(a)          Baxano has all permits, licenses, registrations, authorizations and franchises from Governmental Entities required to conduct their businesses as currently conducted or as currently proposed to be conducted, including without limitation all such permits, licenses, registrations, authorizations and franchises required by the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Entity exercising comparable authority, except for such permits, licenses, registrations, authorizations and franchises the lack of which, individually or in the aggregate, has not had, and is not reasonably expected to have, a Baxano Material Adverse Effect (the “Baxano Authorizations”). Baxano is in compliance with the terms of the Baxano Authorizations, except where the failure to so comply, individually or in the aggregate, has not had, and is not reasonably expected to have, a Baxano Material Adverse Effect. No Baxano Authorization will cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

(b)          All manufacturing, processing, distribution, labeling, storage, testing, sale or marketing of products performed by or on behalf of Baxano are in compliance with all applicable laws, rules, regulations or orders administered or issued by the FDA or any other Governmental Entity exercising comparable authority, except where the failure to so comply, individually or in the aggregate, has not had, and is not reasonably expected to have, a Baxano Material Adverse Effect. Baxano has not received any notices or correspondence from the FDA or any other Governmental Entity exercising comparable authority, and to the knowledge of Baxano there is no action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that Baxano is not currently in compliance with any and all applicable laws, regulations or orders implemented by the FDA or any other Governmental Entity exercising comparable authority.

(c)          There are no seizures, recalls, market withdrawals, field notifications or corrective actions, notifications of misbranding, destruction orders, safety alerts or similar actions relating to the safety or efficacy of any products marketed or sold by Baxano being conducted, requested in writing or, to the knowledge of Baxano, threatened by the FDA or any other Governmental Entity exercising comparable authority. Baxano has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued any recall, market withdrawal or other similar action by a Governmental Entity.

(d)          The studies, tests and preclinical and clinical trials conducted by or on behalf of Baxano were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards; and Baxano has not received any notices or correspondence from the FDA or any other Governmental Entity exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of Baxano.

3.17        Employees.

(a)          Substantially all current or past key employees of Baxano have entered into confidentiality and assignment of inventions agreements with Baxano, a copy or form of which has previously been provided or made available to TranS1. To the knowledge of Baxano, no employee of Baxano is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Baxano because of the nature of the business currently conducted or currently proposed to be conducted by Baxano or to the use of trade secrets or proprietary information of others, the consequences of which, individually or in the aggregate, are reasonably expected to have a Baxano Material Adverse Effect. To the knowledge of Baxano, as of the date of this Agreement, no key employee or group of employees has any plans to terminate employment with Baxano.

(b)          Baxano is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Baxano is not the subject of any proceeding asserting that Baxano has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably expected to have a Baxano Material Adverse Effect, nor is there pending or, to the knowledge of Baxano, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Baxano.

3.18        Insurance.   Section 3.18 of the Baxano Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all insurance policies maintained by Baxano (the “Baxano Insurance Policies”). Each Baxano Insurance Policy is in full force and effect as of the date of this Agreement. As of the date of this Agreement, there is no material claim by Baxano pending under any Baxano Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policy.

3.19        No Existing Discussions.    As of the date of this Agreement, Baxano is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

3.20        Brokers; Fees and Expenses.   No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled, as a result of any action, agreement or commitment of Baxano or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Leerink Swann LLC whose fees and expenses shall be paid by Baxano, subject to Section 2.11 to the extent unpaid as of the Effective Time. Baxano has provided or made available to TranS1 a complete and accurate copy of all agreements pursuant to which Leerink Swann LLC is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

3.21        Financial Controls and Procedures.   Baxano maintains proper and adequate internal control over financial reporting that provides reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of Baxano and to maintain accountability for Baxano’s assets, (iii) access to assets of Baxano is permitted only in accordance with management’s authorization, (iv) the reporting of receivables and inventory of Baxano is compared with existing receivables and inventory at regular intervals and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

3.22        Certain Business Relationships With Affiliates.   No Affiliate of Baxano (a) owns any property or right, tangible or intangible, which is used in the business of Baxano, (b) has any claim or cause of action against Baxano or (c) owes any money to, or is owed any money by, Baxano. Section 3.22 of the Baxano Disclosure Schedule describes any commercial transactions or relationships between Baxano and any Affiliate thereof as of the date of this Agreement.

3.23        Books and Records.   The minute books and other similar records of Baxano contain complete and accurate records of all actions taken at any meetings of Baxano’s stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of Baxano accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Baxano and have been maintained in accordance with good business and bookkeeping practices, and as required by applicable law. Section 3.23 of the Baxano Disclosure Schedule sets forth a list of all bank accounts and safe deposit boxes of Baxano and the names of persons having signature authority with respect thereto or access thereto.

3.24        Commercial Relationships.   During the past 12 months from the date of this Agreement, none of Baxano’s material suppliers, customers, collaborators, distributors, agents, licensors or licensees has canceled or otherwise terminated its relationship with Baxano or has materially altered its relationship with Baxano. To the knowledge of Baxano, no such person has any plan or intention, and Baxano has not received any written notice from any such person, to terminate, cancel or otherwise materially modify its relationship with Baxano. As of the date of this Agreement, Baxano has not received any written notice (formal or informal) or other communication from any of Baxano’s top ten largest customers (based on fiscal 2012 total revenues) or top ten largest suppliers (based on fiscal 2012 expenditures) that indicates or could reasonably be expected to indicate that any such customer or supplier has any plan or intention not to renew its agreement with Baxano on terms substantially comparable to its current agreement with Baxano.

3.25        Tangible Assets.   Baxano owns or leases all machinery, equipment and other tangible assets necessary for the conduct of their business as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. All tangible assets, including all files and records, owned or leased by Baxano are located at real property disclosed in Section 3.9(b) of the Baxano Disclosure Schedule.

3.26        Inventory.   Except as set forth on Section 3.26 of the Baxano Disclosure Schedule, the inventories of Baxano are of a quality and quantity useable and saleable in Baxano’s Ordinary Course of Business, subject to appropriate and adequate allowances reflected on the Baxano Balance Sheet for obsolete, excess, slow-moving, lower of cost or market and other reserves required under GAAP, consistently applied. Such allowances have been calculated in accordance with GAAP, consistently applied, and in a manner consistent with the past practices of Baxano. None of the inventory of Baxano is held on consignment, or otherwise, by third parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TRANS1 AND THE
TRANSITORY SUBSIDIARY

TranS1 and Transitory Subsidiary represent and warrant to Baxano that the statements contained in this ARTICLE IV are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by TranS1 and Transitory Subsidiary to Baxano on the date of this Agreement (the “TranS1 Disclosure Schedule”). The TranS1 Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this ARTICLE IV and the disclosure in any section of the TranS1 Disclosure Schedule shall qualify (1) the corresponding section in this ARTICLE IV and (2) the other sections in this ARTICLE IV only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. For purposes hereof, “to the knowledge of TranS1” and similar expressions mean the actual knowledge of the persons identified on the TranS1 Disclosure Schedule for this purpose, including the knowledge such persons would have in the ordinary performance of their duties to TranS1.

4.1          Organization, Standing and Power.   Each of TranS1 and Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed on Section 4.1 of the TranS1 Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably expected to have, a TranS1 Material Adverse Effect. For purposes of this Agreement, the term “TranS1 Material Adverse Effect” means any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets and liabilities (taken together), condition (financial or otherwise), or results of operations of TranS1 and its Subsidiaries, taken as a whole, or (ii) the ability of TranS1 and its Subsidiaries to consummate the transactions contemplated by this Agreement; provided, however, that the following shall not be deemed to be a TranS1 Material Adverse Effect: any change or event caused by or resulting from (A) changes in prevailing economic or market conditions in the United States or any other jurisdiction in which TranS1 has substantial business operations (except to the extent those changes have a materially disproportionate effect on TranS1 and its Subsidiaries as compared to other similarly situated participants in the industries or markets in which TranS1 and its Subsidiaries operate), (B) changes or events, after the date hereof, affecting the industries or markets in which they operate generally (except to the extent those changes or events have a materially disproportionate effect on TranS1 and its Subsidiaries as compared to other similarly situated participants in the industries or markets in which TranS1 and its Subsidiaries operate), (C) changes, after the date hereof, in generally accepted accounting principles or requirements applicable to TranS1 and its Subsidiaries (except to the extent those changes have a materially disproportionate effect on TranS1 and its Subsidiaries as compared to other similarly situated participants in the industries or markets in which TranS1 and its Subsidiaries operate), (D) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by any Governmental Entity (except to the extent those changes have a materially disproportionate effect on TranS1 and its Subsidiaries as compared to other similarly situated participants in the industries or markets in which TranS1 and its Subsidiaries operate), (E) the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof, (F) any outbreak of major hostilities in which the United States is involved or any act of terrorism within the United States or directed against its facilities or citizens wherever located, (G) the activities under investigation by the U.S. Department of Justice and the Office of Inspector General of the U.S. Department of Health & Human Services and/or alleged by any qui tam relator in any False Claims Act complaint giving rise thereto (collectively, the “FCA Matter”), or (H) the actions of Baxano (other than any action taken under this Agreement by Baxano in response to an event, circumstance or other development that would otherwise constitute a TranS1 Material Adverse Effect); and provided, further, that in no event shall a change in the public trading price of TranS1 Common Stock, by itself, be considered material or constitute a TranS1 Material Adverse Effect, although the underlying cause of any change in the public trading price of TranS1 Common Stock may nonetheless be considered in determining the occurrence of a TranS1 Material Adverse Effect. For the avoidance of doubt, the parties agree that the terms “material,” “materially” and “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to TranS1 Material Adverse Effect in the prior sentence of this paragraph or Baxano Material Adverse Effect in Section 3.1. TranS1 has provided or made available to Baxano complete and accurate copies of its Certificate of Incorporation and Bylaws.

4.2          Capitalization.

(a)          The authorized capital stock of TranS1 consists of 75,000,000 shares of TranS1 Common Stock, $0.0001 par value per share (“TranS1 Common Stock”), and 5,000,000 shares of preferred stock, $0.0001 par value per share (“TranS1 Preferred Stock”). The rights and privileges of each class of TranS1’s capital stock are as set forth in TranS1’s Certificate of Incorporation. As of the date of this Agreement, (i) 27,318,785 shares of TranS1 Common Stock are issued and outstanding, and (ii) no shares of TranS1 Common Stock are held in the treasury of TranS1 or by Subsidiaries of TranS1, and (iii) no shares of TranS1 Preferred Stock are issued and outstanding.

(b)          Section 4.2(b) of the TranS1 Disclosure Schedule sets forth a complete and accurate list of the number of shares of TranS1 Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement, the plans under which such options were granted (collectively, “TranS1 Stock Plans”) and the total number of outstanding options to purchase shares of TranS1 Common Stock (such outstanding options, “TranS1 Stock Options”) under TranS1 Stock Plans as of the close of business on the business day prior to the date of this Agreement.  TranS1 has provided or made available to Baxano accurate and complete copies of all TranS1 Stock Plans and the forms of all stock option agreements used under the TranS1 Stock Plans.

(c)          Section 4.2(c) of the TranS1 Disclosure Schedule sets forth the number of shares of TranS1 capital stock reserved for future issuance pursuant to warrants, convertible promissory notes or other outstanding rights (other than TranS1 Stock Options) to purchase shares of TranS1 capital stock outstanding as of the date of this Agreement (such outstanding warrants, convertible promissory notes or other rights, the “TranS1 Convertible Securities”) and the agreement or other document under which such TranS1 Convertible Securities were granted and sets forth a complete and accurate list of all holders of TranS1 Convertible Securities indicating the number and type of shares of TranS1 Common Stock subject to each TranS1 warrant, and the exercise price, the date of grant and the expiration date thereof. TranS1 has provided or made available to Baxano complete and accurate copies of the forms of agreements evidencing all TranS1 Convertible Securities.

(d)          Except (i) as set forth in this Section 4.2 or in ARTICLE II and (ii) as reserved for future grants under TranS1 Stock Plans, (A) there are no equity securities of any class of TranS1, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (B) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which TranS1 or any of its Subsidiaries is a party or by which TranS1 or any of its Subsidiaries is bound obligating TranS1 or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of TranS1 or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating TranS1 or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. TranS1 does not have any outstanding stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. Other than the TranS1 Stockholder Agreements, neither TranS1 nor any of its Affiliates is a party to or is bound by any, and to the knowledge of TranS1, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of TranS1. Except as contemplated by this Agreement or described in this Section 4.2(d), there are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which TranS1 or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of TranS1. Stockholders of TranS1 are not entitled to dissenters’ or appraisal rights under applicable state law in connection with the Merger.

(e)          All outstanding shares of TranS1 Common Stock are, and all shares of TranS1 Common Stock subject to issuance as specified in Sections 4.2(b) and 4.2(c) or pursuant to ARTICLE II, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, TranS1’s Certificate of Incorporation or Bylaws or any agreement to which TranS1 is a party or is otherwise bound. There are no obligations, contingent or otherwise, of TranS1 or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of TranS1 Common Stock. All outstanding shares of TranS1 capital stock have been offered, issued and sold by TranS1 in compliance with all applicable federal and state securities laws.

(f)          The Closing Capitalization Statement will be true, complete and accurate in all respects at the Effective Time.

4.3          Subsidiaries.

(a)          Section 4.3(a) of the TranS1 Disclosure Schedule sets forth, for each Subsidiary of TranS1: (i) its name; (ii) the number and type of outstanding equity securities and a list of the holders thereof; and (iii) the jurisdiction of organization.

(b)          Each Subsidiary of TranS1 is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and would not reasonably be expected to have, a TranS1 Material Adverse Effect. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of TranS1 are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by TranS1 or another of its Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in TranS1’s voting rights, charges or other encumbrances of any nature. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which TranS1 or any of its Subsidiaries is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary of TranS1. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary of TranS1. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of TranS1.

(c)          TranS1 has provided or made available to Baxano complete and accurate copies of the charter, bylaws or other organizational documents of each Subsidiary of TranS1.

(d)          TranS1 does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary of TranS1. There are no obligations, contingent or otherwise, of TranS1 or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary of TranS1 or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of TranS1 or any other entity, other than guarantees of bank obligations of Subsidiaries of TranS1 entered into in the Ordinary Course of Business.

4.4          Authority; No Conflict; Required Filings and Consents.

(a)          Each of TranS1 and Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and, subject only to the TranS1 Stockholder Approval, to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the TranS1 Board and the Transitory Subsidiary Board, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is advisable, fair and in the best interests of TranS1, the Transitory Subsidiary and their respective stockholders and (ii) directed that the TranS1 Voting Proposal be submitted to the stockholders of TranS1 for their approval and resolved to recommend that the stockholders of TranS1 vote in favor of the approval of the TranS1 Voting Proposal. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by TranS1 and Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of TranS1 and Transitory Subsidiary, subject only to the required receipt of the TranS1 Stockholder Approval and the adoption of this Agreement by TranS1 in its capacity as the sole stockholder of Transitory Subsidiary. TranS1 agrees to take the appropriate action to so adopt this Agreement promptly following the date hereof. This Agreement has been duly executed and delivered by each of TranS1 and Transitory Subsidiary and constitutes the valid and binding obligation of each of TranS1 and Transitory Subsidiary, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)          The execution and delivery of this Agreement by each of TranS1 and Transitory Subsidiary do not, and the consummation by TranS1 and Transitory Subsidiary of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of TranS1 or Transitory Subsidiary or of the charter, bylaws or other organizational document of any other Subsidiary of TranS1, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on TranS1’s or any of its Subsidiaries’ assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which TranS1 or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the TranS1 Stockholder Approval and compliance with the requirements specified in clauses (i) through (vii) of Section 4.4(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to TranS1 or any of its Subsidiaries or any of its or their properties or assets. Section 4.4(b) of the TranS1 Disclosure Schedule lists all consents, waivers and approvals under any of TranS1’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated by this Agreement, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to TranS1, Baxano or Surviving Corporation as a result of the Merger.

(c)          No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity or any stock market or stock exchange on which shares of TranS1 Common Stock are listed for trading is required by or with respect to TranS1 or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by TranS1 or Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) the filing of the Registration Statement with the U.S. Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act, (iii) the filing of the Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any foreign country, (vi) the filings with NASDAQ described in Section 6.3, (vii) the filing of a Form D pursuant to SEC Regulation D and (viii) such other consents, authorizations, orders, filings, approvals and registrations that, individually or in the aggregate, if not obtained or made, would not be reasonably expected to have a TranS1 Material Adverse Effect.

(d)          The affirmative vote in favor of the TranS1 Voting Proposal by the holders of a majority of the shares of TranS1 Common Stock present or represented by proxy and entitled to vote thereon at the TranS1 Meeting is the only vote of the holders of any class or series of TranS1’s capital stock or other securities necessary to approve the TranS1 Voting Proposal. There are no bonds, debentures, notes or other indebtedness of TranS1 having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of TranS1 may vote.

4.5          SEC Filings; Financial Statements; Information Provided.

(a)          TranS1 has filed all registration statements, forms, reports, certifications and other documents required to be filed by TranS1 with the SEC since January 1, 2010 and has made available to Baxano copies of all registration statements, forms, reports, certifications and other documents filed by TranS1 with the SEC since January 1, 2010, including all certifications and statements required by (i) Rule 13a-14 or 15d-14 under the Exchange Act or (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”)). All such registration statements, forms, reports, certifications and other documents (including those that TranS1 may file after the date hereof until the Closing) are referred to herein as the “TranS1 SEC Documents.” All TranS1 SEC Documents are publicly available on the SEC’s EDGAR system. TranS1 has made available to Baxano copies of all comment letters received by TranS1 from the staff of the SEC since January 1, 2010 and all responses to such comment letters by or on behalf of TranS1. All TranS1 SEC Documents (A) were or will be filed or deemed filed on a timely basis, (B) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TranS1 SEC Documents and (C) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such TranS1 SEC Documents or necessary in order to make the statements in such TranS1 SEC Documents, in the light of the circumstances under which they were made, not misleading. No Subsidiary of TranS1 is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(b)          Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in TranS1 SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly present the consolidated financial position of TranS1 and its Subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of TranS1 and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or will not be material in amount or effect. TranS1’s audited consolidated balance sheet of TranS1 as of December 31, 2011 is referred to herein as the “TranS1 Balance Sheet.”

(c)          PricewaterhouseCoopers LLP, TranS1’s current auditors, is and has been at all times since its engagement by TranS1 (i) “independent” with respect to TranS1 within the meaning of Regulation S-X and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act (to the extent applicable) and the related rules of the SEC and the Public Company Accounting Oversight Board.

(d)          There is no transaction, arrangement or other relationship between TranS1 and an unconsolidated or other off-balance sheet entity that is required to be disclosed by TranS1 in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a TranS1 Material Adverse Effect. There are no such transactions, arrangements or other relationships with TranS1 that may create contingencies or liabilities that are not otherwise disclosed by TranS1 in its Exchange Act filings.

4.6          No Undisclosed Liabilities.   Except as disclosed in TranS1’s Annual Report on Form 10-K for the period ended December 31, 2011 (the “TranS1 Form 10-K”) filed with the SEC or any TranS1 SEC Documents filed after the filing of the TranS1 Form 10-K and prior to the date of this Agreement (together with the TranS1 Form 10-K, the “TranS1 Recent SEC Documents”), and except for normal and recurring liabilities incurred since the date of the TranS1 Balance Sheet in the Ordinary Course of Business, TranS1 and its Subsidiaries do not have any material liabilities (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether or not required to be reflected in financial statements (including the notes thereto) in accordance with GAAP).

4.7          Absence of Certain Changes or Events.   Except as disclosed in the TranS1 Recent SEC Documents, since the date of the TranS1 Balance Sheet, TranS1 and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably expected to have, a TranS1 Material Adverse Effect; or (ii) any other action or event that would have required the consent of Baxano pursuant to Section 5.2 of this Agreement had such action or event occurred after the date of this Agreement.

4.8          Taxes.

(a)          Each of TranS1 and its Subsidiaries has properly filed on a timely basis all material Tax Returns that it was required to file, and all such Tax Returns were true, correct and complete in all material respects. Each of TranS1 and its Subsidiaries has paid on a timely basis all Taxes due and payable. Neither TranS1 nor any of its Subsidiaries is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which the common parent is TranS1. Neither TranS1 nor any of its Subsidiaries (i) has any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than TranS1 or any of its Subsidiaries, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All material Taxes that TranS1 or any of its Subsidiaries was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity.

(b)          The unpaid Taxes of TranS1 did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the TranS1 Balance Sheet (rather than in any notes thereto).

(c)          No examination or audit of any Tax Return of TranS1 or any of its Subsidiaries by any Governmental Entity has occurred or is currently in progress or, to the knowledge of TranS1, threatened or contemplated in writing. Neither TranS1 nor any of its Subsidiaries has been informed by any jurisdiction that the jurisdiction believes that TranS1 or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither TranS1 nor any of its Subsidiaries has (x) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (y) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (z) executed or filed any power of attorney with any taxing authority.

(d)          Neither TranS1 nor any of its Subsidiaries has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that may be treated as an “excess parachute payment” under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code).

(e)          There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by TranS1 or any of its Subsidiaries in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement.

(f)          Neither TranS1 nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

(g)         Neither TranS1 nor any of its Subsidiaries has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of TranS1 or any of its Subsidiaries been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

(h)         There are no Liens with respect to Taxes upon any of the assets or properties of TranS1 or any of its Subsidiaries, other than with respect to Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

(i)          Neither TranS1 nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law), (ii) closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) installment sale or other open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

(j)          Neither TranS1 nor any of its Subsidiaries has participated in any “reportable transaction” as defined in section 1.6011-4(b) of the Treasury Regulations or any analogous provision of state or local law.

(k)         Since the date of the TranS1 Balance Sheet, TranS1 has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.

4.9          Owned and Leased Real Properties.   Except as disclosed in the TranS1 Recent SEC Documents, neither TranS1 nor any of its Subsidiaries (a) owns any real property or (b) leases, subleases or licenses any real property. Neither TranS1 nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than TranS1 and its Subsidiaries.

4.10        Intellectual Property.

(a)          To the knowledge of TranS1, TranS1 and its Subsidiaries own, license or otherwise possess legally enforceable rights to use all Intellectual Property used or necessary to conduct the business of TranS1 and its Subsidiaries as currently conducted, or that would be used or necessary as such business is currently proposed to be conducted (excluding currently-available, off-the-shelf software programs that are licensed by TranS1 pursuant to “shrink wrap” licenses).

(b)          The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by TranS1 or any of its Subsidiaries that is material to the business of TranS1 and its Subsidiaries, taken as a whole, including software that is used in the development or manufacture of or forms a part of any product or service sold by or expected to be sold by TranS1 or any of its Subsidiaries (the “TranS1 Intellectual Property”) or (ii) any license, sublicense or any other agreement as to which TranS1 or any of its Subsidiaries is a party and pursuant to which TranS1 or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of TranS1 and its Subsidiaries, taken as a whole, including software that is used in the development or manufacture of or forms a part of any product or service sold by or expected to be sold by TranS1 or any of its Subsidiaries (the “TranS1 Third Party Intellectual Property”). Section 4.10(b) of the TranS1 Disclosure Schedule sets forth a complete and accurate list of registered TranS1 Intellectual Property (including TranS1 Intellectual Property for which registration has been applied) and Section 4.10(b) of the TranS1 Disclosure Schedule sets forth a complete and accurate list of all TranS1 Third Party Intellectual Property.

(c)          To the knowledge of TranS1, all patents and registrations and applications for Trademarks, service marks and copyrights which are held by TranS1 or any of its Subsidiaries and that are material to the business of TranS1 and its Subsidiaries, taken as a whole, are valid and subsisting. TranS1 and its Subsidiaries have taken commercially reasonable measures to protect the proprietary nature of the TranS1 Intellectual Property. To the knowledge of TranS1, no other person or entity is infringing, violating or misappropriating any of the TranS1 Intellectual Property or TranS1 Third Party Intellectual Property.

(d)          To the knowledge of TranS1, none of the (i) products previously or currently sold by TranS1 or any of its Subsidiaries or (ii) business or activities previously or currently conducted by TranS1 or any of its Subsidiaries infringes, violates or constitutes a misappropriation of, any Intellectual Property of any third party. Except as disclosed in Section 4.10(d) of the TranS1 Disclosure Schedule, neither TranS1 nor any of its Subsidiaries has received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

4.11        Contracts.

(a)          Except for the contracts and agreements identified on the exhibit indices of the TranS1 Recent SEC Documents and as disclosed in Section 4.11(a) of the TranS1 Disclosure Schedule (collectively, the “TranS1 Material Contracts”), there are no material contracts (as such term is defined in Item 601(b)(10) of Regulation S-K) to which TranS1 or its Subsidiaries are a party.

(b)          Except as disclosed in the TranS1 Recent SEC Documents, neither TranS1 nor any of its Subsidiaries has entered into any transaction with any Affiliate of TranS1 or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

(c)          With respect to each TranS1 Material Contract: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither TranS1 nor any of its Subsidiaries nor, to the knowledge of TranS1, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of TranS1, is threatened, which, with or without notice or lapse of time, or both, would constitute a breach or default by TranS1 or any of its Subsidiaries or, to the knowledge of TranS1, any other party under such agreement. Neither TranS1 nor any of its Subsidiaries has received any notice in writing from any other party, and, to the knowledge of TranS1, no party has threatened, to terminate, cancel, fail to renew or otherwise materially modify any such agreements the loss of which, individually or in the aggregate, would reasonably be expected to have a TranS1 Material Adverse Effect.

4.12        Litigation.   Except as disclosed in the TranS1 Recent SEC Documents, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator that is pending or, to the knowledge of TranS1, has been threatened in writing against TranS1 or any of its Subsidiaries. There are no material judgments, orders or decrees outstanding against TranS1 or any of its Subsidiaries.

4.13        Environmental Matters.

(a)          Except as disclosed in Section 4.13(a) of the TranS1 Disclosure Schedule and except for such matters that, individually or in the aggregate, have not had, and are not reasonably expected to have, a TranS1 Material Adverse Effect:

(i)          TranS1 and its Subsidiaries have complied with all applicable Environmental Laws;

(ii)         to the actual knowledge of TranS1, and without independent investigation, all real property currently owned or leased by TranS1 or any of its Subsidiaries are in compliance, and since TranS1’s or any of its Subsidiaries’ acquisition of an interest in such currently owned or leased real property have been in compliance, in all material respects, and prior to such acquisition were in compliance, with all applicable Environmental Laws;

(iii)        to the actual knowledge of TranS1, and without independent investigation, the real properties currently owned, leased or operated by TranS1 and its Subsidiaries (including soils, sediments, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances at levels or in a condition that violate applicable Environmental Laws;

(iv)        to the actual knowledge of TranS1, and without independent investigation, the real properties formerly owned, leased or operated by TranS1 or any of its Subsidiaries (including soils, sediments, groundwater, surface water, buildings or other structures) were not, during the period of ownership, use or operation by TranS1 or any of its Subsidiaries, contaminated with Hazardous Substances at levels or in a condition that violated or would violate applicable Environmental Laws;

(v)         neither TranS1 nor any of its Subsidiaries are subject to liability (whether arising under contract or under Environmental Law) for the impaired environmental condition of, or any Hazardous Substance disposal or contamination at, the real property of any third party;

(vi)        neither TranS1 nor any of its Subsidiaries have released any Hazardous Substance into the environment in amounts or in a manner that, individually or in the aggregate, could reasonably be expected to require notification, investigation, response, abatement or remediation under any Environmental Law;

(vii)       TranS1 and its Subsidiaries have all TranS1 Authorizations and Material Safety Data Sheets for the operation of the business as currently conducted as required under Environmental Laws, copies of all of which have been delivered or made available to TranS1; and have filed all reports required to be filed with any Governmental Entity thereunder or pursuant to any other applicable Environmental Law;

(viii)      neither TranS1 nor any of its Subsidiaries has received any notice, notice of violation, demand, letter, claim or request for information regarding (A) any action instituted or threatened under or pursuant to any Environmental Law, or of any violation of, any Environmental Law applicable to any currently or formerly owned or leased real properties of TranS1 or its Subsidiaries, or (B) alleging that TranS1 or any of its Subsidiaries is or may be in violation of, liable or potentially liable under or have outstanding obligations under any Environmental Law, including without limitation, any notice from any Governmental Entity or other person advising that TranS1 or its Subsidiaries that it is or is potentially responsible for response, assessment, investigation, abatement, or remediation costs under any Environmental Law with respect to a release or threatened release of any Hazardous Substances;

(ix)         neither TranS1 nor any of its Subsidiaries has received or is subject to any judgments, orders, decrees, injunctions or other binding arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and

(x)          to the actual knowledge of TranS1 and any of its Subsidiaries, there are no circumstances or conditions involving TranS1, any of its Subsidiaries or any of their respective currently owned or leased real properties that could reasonably be expected to result in any claims, liabilities, obligations, investigations, costs or restrictions on the ownership, use or transfer of any such real property of TranS1 or any of its Subsidiaries pursuant to any Environmental Law.

(b)          Except as set forth in Section 4.13(b) of the TranS1 Disclosure Schedule, there are no aboveground or underground storage tank systems, including pumps and lines, on the currently owned or leased real property for the storage of Hazardous Substances. Each of the tanks and related equipment and apparatus disclosed on Section 4.13(b) of the TranS1 Disclosure Schedule has been upgraded and if required, registered, to meet all applicable requirements under Environmental Laws.

(c)          TranS1 has delivered to TranS1 true and complete copies and results of any reports, studies, sampling, tests, environmental site assessments or other assessments possessed by or readily available to TranS1 pertaining to the environmental or physical condition of any real property (and any buildings, structures, or other improvements thereon) presently or previously owned, leased or used by TranS1 or any of its Subsidiaries.

4.14        Employee Benefit Plans.

(a)          Section 4.14(a) of the TranS1 Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all Employee Benefit Plans maintained, or contributed to, by TranS1 or any of its Subsidiaries or any of their respective ERISA Affiliates (collectively, the “TranS1 Employee Plans”).

(b)          Each TranS1 Employee Plan has been administered in all material respects in accordance with ERISA, the Code and all other applicable laws and the regulations thereunder and in accordance with its terms, and each of TranS1 and its Subsidiaries and their respective ERISA Affiliates has in all material respects met its obligations with respect to such TranS1 Employee Plan and has made all required contributions thereto (or reserved such contributions on the TranS1 Balance Sheet). TranS1 and its Subsidiaries and each of their respective ERISA Affiliates and each TranS1 Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including, but not limited to, Section 4980B-4980E of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each TranS1 Employee Plan required to have been submitted to the IRS or to the United States Department of Labor have been timely submitted. With respect to TranS1 Employee Plans, no event has occurred, and to the knowledge of TranS1, there exists no condition or set of circumstances in connection with which TranS1 or any of its Subsidiaries or ERISA Affiliates could be subject to any liability that would reasonably be expected, individually or in the aggregate, to have a TranS1 Material Adverse Effect under ERISA, the Code or any other applicable law.

(c)          With respect to TranS1 Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of TranS1, which obligations would reasonably be expected, individually or in the aggregate, to have a TranS1 Material Adverse Effect. The assets of each TranS1 Employee Plan that is funded are reported at their fair market value on the books and records of such TranS1 Employee Plan.

(d)          All TranS1 Employee Plans that are intended to be qualified under Section 401(a) of the Code have received determination or opinion letters from the IRS to the effect that such TranS1 Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination or opinion letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. To the knowledge of TranS1, no “prohibited transaction” (within the meaning of Section 4975 of the Code or Sections 406 and 408 of ERISA) has occurred with respect to any such Employee Benefit Plans. Each TranS1 Employee Plan that is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code, as the case may be, for each plan year ending prior to the Closing Date.

(e)          Neither TranS1 nor any of its Subsidiaries nor any of their respective ERISA Affiliates has (i) ever maintained a TranS1 Employee Benefit Plan that was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No TranS1 Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. No TranS1 Employee Plan holds securities issued by TranS1 or any of its Subsidiaries or any of their respective ERISA Affiliates.

(f)          Each TranS1 Employee Plan is amendable and terminable unilaterally by TranS1 and any of TranS1’s Subsidiaries that are a party thereto or covered thereby at any time without additional vesting or acceleration of benefits or any other liability to TranS1 or any of its Subsidiaries as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto), and no TranS1 Employee Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits TranS1 or any of its Subsidiaries from amending or terminating any such TranS1 Employee Plan.

(g)         Except as disclosed in the exhibit index to any TranS1 Recent SEC Document, neither TranS1 nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other employee of TranS1 or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving TranS1 or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments from TranS1 or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code, without regard to Section 280G(b)(4); or (iii) agreement or plan binding TranS1 or any of its Subsidiaries, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan or severance benefit plan, any of the benefits of which shall be increased, or the vesting of the benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.

(h)         None of the TranS1 Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

(i)          Each TranS1 Employee Plan that is a “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1)) has been operated since January 1, 2005 in good faith compliance with Code Section 409A and IRS Notice 2005-1. No TranS1 Employee Plan that is a “nonqualified deferred compensation plan” has been materially modified (as determined under Notice 2005-1) after October 3, 2004. No event has occurred that would be treated by Code Section 409A(b) as a transfer of property for purposes of Code Section 83. No stock option or equity unit option granted under any TranS1 Employee Plan has an exercise price that has been or may be less than the fair market value of the underlying stock or equity units (as the case may be) as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

4.15        Compliance With Laws.   TranS1 and each of its Subsidiaries has materially complied with, is not in material violation of, and has not received any notice from any Governmental Entity alleging any material violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

4.16        Permits and Regulatory Matters.

(a)          TranS1 and each of its Subsidiaries have all permits, licenses, registrations, authorizations and franchises from Governmental Entities required to conduct their businesses as currently conducted or as currently proposed to be conducted, including without limitation all such permits, licenses, registrations, authorizations and franchises required by the FDA or any other Governmental Entity exercising comparable authority, except for such permits, licenses, registrations, authorizations and franchises the lack of which, individually or in the aggregate, has not had, and is not reasonably expected to have, a TranS1 Material Adverse Effect (the “TranS1 Authorizations”). TranS1 and its Subsidiaries are in compliance with the terms of the TranS1 Authorizations, except where the failure to so comply, individually or in the aggregate, has not had, and is not reasonably expected to have, a TranS1 Material Adverse Effect. No TranS1 Authorization will cease to be effective as a result of the consummation of the transactions contemplated by this Agreement.

(b)          All manufacturing, processing, distribution, labeling, storage, testing, sale or marketing of products performed by or on behalf of TranS1 or any of its Subsidiaries are in compliance with all applicable laws, rules, regulations or orders administered or issued by the FDA or any other Governmental Entity exercising comparable authority, except where the failure to so comply, individually or in the aggregate, has not had, and is not reasonably expected to have, a TranS1 Material Adverse Effect. Neither TranS1 nor any of its Subsidiaries has received any notices or correspondence from the FDA or any other Governmental Entity exercising comparable authority, and to the knowledge of TranS1 there is no action or proceeding pending or threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that TranS1 or any of its Subsidiaries is not currently in compliance with any and all applicable laws, regulations or orders implemented by the FDA or any other Governmental Entity exercising comparable authority.

(c)          There are no seizures, recalls, market withdrawals, field notifications or corrective actions, notifications of misbranding, destruction orders, safety alerts or similar actions relating to the safety or efficacy of any products marketed or sold by TranS1 or any of its Subsidiaries being conducted, requested in writing or, to the knowledge of TranS1, threatened by the FDA or any other Governmental Entity exercising comparable authority. TranS1 has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued any recall, market withdrawal or other similar action by a Governmental Entity

(d)          The studies, tests and preclinical and clinical trials conducted by or on behalf of TranS1 or any of its Subsidiaries were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards; and neither TranS1 nor any of its Subsidiaries has received any notices or correspondence from the FDA or any other Governmental Entity exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of TranS1 or any of its Subsidiaries.

4.17        Employees.

(a)          Substantially all current or past key employees of TranS1 or any of its Subsidiaries have entered into confidentiality and assignment of inventions agreements with TranS1 or such Subsidiary, a copy or form of which has previously been provided or made available to Baxano. To the knowledge of TranS1, no employee of TranS1 or any Subsidiary of TranS1 is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by TranS1 or any of its Subsidiaries because of the nature of the business currently conducted or currently proposed to be conducted by TranS1 or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, the consequences of which, individually or in the aggregate, are reasonably expected to have a TranS1 Material Adverse Effect. To the knowledge of TranS1, as of the date of this Agreement, no key employee or group of employees has any plans to terminate employment with TranS1 or its Subsidiaries.

(b)          Neither TranS1 nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither TranS1 nor any of its Subsidiaries is the subject of any proceeding asserting that TranS1 or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization that, individually or in the aggregate, is reasonably expected to have a TranS1 Material Adverse Effect, nor is there pending or, to the knowledge of TranS1, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving TranS1 or any of its Subsidiaries.

(c)          TranS1 has made available to Baxano forms of each severance agreement in effect between TranS1 or its Subsidiaries and any employee of TranS1 or its Subsidiaries.

4.18        Insurance.  Section 4.18 of the TranS1 Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of all insurance policies maintained by TranS1 or any of its Subsidiaries (the “TranS1 Insurance Policies”). Each TranS1 Insurance Policy is in full force and effect as of the date of this Agreement. As of the date of this Agreement, there is no material claim by the TranS1 or any of its Subsidiaries pending under any TranS1 Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policy.

4.19        Brokers; Fees and Expenses.   No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled, as a result of any action, agreement or commitment of TranS1 or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Stifel, whose fees and expenses shall be paid by TranS1. TranS1 has provided or made available to Baxano a complete and accurate copy of all agreements pursuant to which Stifel is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

4.20        Operations of Transitory Subsidiary.   Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.21        Controls and Procedures, Certifications and Other Matters Relating to the Sarbanes Act.

(a)          TranS1 and each of its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal control over financial reporting that provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of TranS1 and to maintain accountability for TranS1’s consolidated assets, (iii) access to assets of TranS1 and its Subsidiaries is permitted only in accordance with management’s authorization, (iv) the reporting of assets of TranS1 and its Subsidiaries is compared with existing assets at regular intervals and (v) accounts, notes and other receivables and inventory were recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

(b)          TranS1 maintains disclosure controls and procedures required by Rules 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning TranS1 and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of TranS1’s filings with the SEC and other public disclosure documents.

(c)          Neither TranS1 nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness or manner of filing or submission of any filing with the SEC, including without limitation any certifications required by Section 906 of the Sarbanes Act.

(d)          Neither TranS1 nor any of its Subsidiaries has, since TranS1 became subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, extended or maintained credit, arranged for the extension of credit, modified or renewed an extension of credit, in the form of a personal loan or otherwise, to or for any director or executive officer of TranS1. Section 4.21 of the TranS1 Disclosure Schedule identifies any loan or extension of credit maintained by TranS1 to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

4.22        Commercial Relationships.   During the past 12 months from the date of this Agreement, none of TranS1’s or any of its Subsidiaries’ material suppliers, customers, collaborators, distributors, agents, licensors or licensees has canceled or otherwise terminated its relationship with TranS1 or any of its Subsidiaries or has materially altered its relationship with TranS1 or any of its Subsidiaries. To the knowledge of TranS1, no such person has any plan or intention, and neither TranS1 nor any of its Subsidiaries has received any written notice from any such person, to terminate, cancel or otherwise materially modify its relationship with TranS1 or any of its Subsidiaries. As of the date of this Agreement, neither TranS1 nor any of its Subsidiaries has received any written notice (formal or informal) or other communication from any of TranS1’s top ten largest customers (based on fiscal 2012 consolidated total revenues) or top ten largest suppliers (based on fiscal 2012 expenditures) that indicates or could reasonably be expected to indicate that any such customer or supplier has any plan or intention not to renew its agreement with TranS1 on terms substantially comparable to its current agreement with TranS1.

4.23        Tangible Assets.   TranS1 and its Subsidiaries own or lease all machinery, equipment and other tangible assets necessary for the conduct of their business as presently conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

4.24        False Claims Act Matter.   The aggregate amount of any fines, penalties or other payments by TranS1 to any Governmental Entity in connection with the FCA Matter shall not exceed $6,000,000 (exclusive of additional interest at 1.5% per annum, plus attorney’s fees to the qui tam relator, which will not exceed $120,000). There are no other claims, actions or proceedings pending, or to TranS1’s knowledge, threatened against TranS1 or its officers, directors, employees, stockholder or agents related to the events giving rise to the FCA Matter except as will be released in the final settlement with the Department of Justice (on behalf of the Office of the Inspector General of the Department of Health and Human Services, the TRICARE Management Activity, the United States Office of Personnel Management, the United States Department of Veteran Affairs, and the Office of Workers’ Compensation Programs of the United States Department of Labor) regarding the FCA Matter. The FCA Matter will not give rise to any exclusion or debarment of TranS1 from participation in any programs funded by the United States government or any state government, the debarment of TranS1 from contracting with any federal or state agency, or to any criminal proceedings against TranS1 or its officer, directors, employees, stockholders or agents.

ARTICLE V

CONDUCT OF BUSINESS

5.1          Covenants of Baxano.   Except as disclosed in Section 5.1 of the Baxano Disclosure Schedule hereto or as expressly provided herein or as consented to in writing by TranS1, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Baxano shall act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply with applicable laws, rules and regulations, and use commercially reasonable efforts, consistent with past practices, to maintain and preserve in the ordinary course its business organization, assets and properties. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, Baxano shall not, directly or indirectly, do any of the following without the prior written consent of TranS1:

(a)          (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, other than, in the case of this clause (iii), from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of services to Baxano for a repurchase price of the lesser of cost and the then current fair market value;

(b)          except as permitted by Section 5.1(n), issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of (i) additional Baxano Notes for cash in an amount equal to the face amount of such Baxano Notes, and (ii) shares of Baxano capital stock upon the exercise of Baxano Stock Options or Baxano Warrants outstanding on the date of this Agreement in accordance with their present terms (including cashless exercises));

(c)          amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

(d)          except for purchases of inventory in the Ordinary Course of Business, acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to Baxano;

(e)          except in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of Baxano;

(f)          whether or not in the Ordinary Course of Business, sell, dispose of or otherwise transfer any assets material to Baxano (including any accounts, leases, contracts or intellectual property, but excluding the sale or license of products and inventory in the Ordinary Course of Business);

(g)          adopt or implement any stockholder rights plan;

(h)          enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of Baxano;

(i)          (i) incur or suffer to exist any Indebtedness (other than with respect to (A) the Oxford/SVB Loan Documents or (B) the Note and Warrant Purchase Agreement dated as of March 7, 2012 among Baxano and the investors set forth therein), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of Baxano (other than as described in Section 6.13), guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of Baxano in the Ordinary Course of Business) or capital contributions to, or investment in, any other person or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect Baxano against fluctuations in commodities prices or exchange rates;

(j)          unless provided for in the Baxano 2013 Operating Plan, a copy of which has previously been provided or made available to TranS1, make any capital expenditures or other expenditures with respect to property, plant or equipment;

(k)         make any changes in accounting methods, principles or practices, except insofar as may have been required by the SEC or a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(l)          modify, amend or terminate any material contract or agreement to which Baxano is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of Baxano), except in the Ordinary Course of Business or, to the extent subject to reserves reflected on the Baxano Balance Sheet, in accordance with GAAP;

(m)        (i) except in the Ordinary Course of Business, enter into any material contract or agreement relating to the rendering of services or the distribution, sale or marketing by third parties of the products of, or products licensed by, Baxano or (ii) license any material intellectual property rights to or from any third party;

(n)         except for the Transaction Payment Plan or as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant or any collective bargaining agreement, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (except for annual increases of the salaries of non-officer employees in the Ordinary Course of Business), (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) or (vi) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

(o)         make or rescind any material Tax election, settle or compromise any material Tax liability, amend any Tax return except as required by applicable law, change any accounting method, enter into any closing agreement regarding Taxes or consent to an extension or waiver of the limitation period applicable to any Tax claim;

(p)         terminate the employment of any officer or key employee;

(q)         initiate, compromise or settle any material litigation or arbitration proceeding;

(r)          open or close any facility or office;

(s)         fail to use commercially reasonable efforts to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(t)          fail to pay accounts payable and other obligations in the Ordinary Course of Business;

(u)         fail to maintain inventory levels in the sales channel to ensure product availability to meet expected patient demand consistent with past practices;

(v)         fail to take any and all actions necessary to maintain and preserve all Baxano rights in and to Baxano Intellectual Property and Baxano Third Party Intellectual Property, including the filing of necessary documents with the appropriate Governmental Entities, or

(w)        authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action that would make any representation or warranty of Baxano in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in ARTICLE VII hereof.

5.2          Covenants of TranS1.   Except as disclosed in Section 5.2 of the TranS1 Disclosure Schedule or as expressly provided herein or as consented to in writing by Baxano, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, TranS1 shall, and shall cause each of its Subsidiaries to, act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply with applicable laws, rules and regulations, and use commercially reasonable efforts, consistent with past practices, to maintain and preserve in the ordinary course its and each of its Subsidiaries’ business organization, assets and properties. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, TranS1 shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Baxano:

(a)          (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of TranS1 to its parent); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities, other than, in the case of this clause (iii), from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of services to TranS1 or any of its Subsidiaries for a repurchase price of the lesser of cost and the then current fair market value;

(b)          except as permitted by Section 5.2(m) and as contemplated by the Securities Purchase Agreement, issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of TranS1 Common Stock upon the exercise of TranS1 Stock Options outstanding on the date of this Agreement in accordance with their present terms (including cashless exercises) or TranS1 Stock Options granted as contemplated by Section 5.2(m));

(c)          amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, except to the extent necessary to carry into effect the provisions of Section 6.10 or as otherwise expressly provided by this Agreement;

(d)          except for purchases of inventory in the Ordinary Course of Business, acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to TranS1 and its Subsidiaries, taken as a whole;

(e)          except in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of TranS1 or of any of its Subsidiaries;

(f)          whether or not in the Ordinary Course of Business, sell, dispose of or otherwise transfer any assets material to TranS1 and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or intellectual property or any assets or the stock of any of its Subsidiaries, but excluding the sale or license of products and inventory in the Ordinary Course of Business);

(g)          adopt or implement any stockholder rights plan;

(h)          enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of TranS1 or any of its Subsidiaries;

(i)          (i) incur or suffer to exist any indebtedness for borrowed money or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of TranS1 or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of TranS1 in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than TranS1 or any of its direct or indirect wholly owned Subsidiaries or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect TranS1 or its Subsidiaries against fluctuations in commodities prices or exchange rates;

(j)          make any changes in accounting methods, principles or practices, except insofar as may have been required by the SEC or a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

(k)         modify, amend or terminate any material contract or agreement to which TranS1 or any of its Subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of TranS1 or any of its Subsidiaries), except in the Ordinary Course of Business or, to the extent subject to reserves reflected on the TranS1 Balance Sheet, in accordance with GAAP;

(l)          (i) except in the Ordinary Course of Business, enter into any material contract or agreement relating to the rendering of services or the distribution, sale or marketing by third parties of the products of, or products licensed by, TranS1 or any of its Subsidiaries or (ii) license any material intellectual property rights to or from any third party;

(m)        except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding TranS1 Stock Options or restricted stock awards or (ii) pay any material benefit not provided for as of the date of this Agreement under any benefit plan;

(n)         make or rescind any material Tax election, settle or compromise any material Tax liability, amend any Tax return except as required by applicable law, change any accounting method, enter into any closing agreement regarding Taxes or consent to an extension or waiver of the limitation period applicable to any Tax claim;

(o)         commence any offering of shares of TranS1 Common Stock pursuant to any employee stock purchase plan, permit any employee to enroll in any employee stock purchase plan or allow any participant in an employee stock purchase plan to increase the current level of such participant’s payroll deductions thereunder;

(p)         fail to use commercially reasonable efforts to maintain insurance at levels substantially comparable to levels existing as of the date of this Agreement;

(q)         fail to pay accounts payable and other obligations in the Ordinary Course of Business;

(r)          fail to maintain inventory levels in the sales channel to ensure product availability to meet expected patient demand consistent with past practices;

(s)         terminate the employment of the current Chief Executive Officer or Chief Financial Officer of TranS1;

(t)          fail to take any and all actions necessary to maintain and preserve all TranS1 rights in and to the TranS1 Intellectual Property and TranS1 Third Party Intellectual Property, including the filing of necessary documents with the appropriate Governmental Entities, or

(u)         authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action that would make any representation or warranty of TranS1 in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in ARTICLE VII hereof.

5.3          Confidentiality.   The parties acknowledge that TranS1 and Baxano have previously executed a confidentiality agreement, dated as of September 28, 2012 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms, except as expressly modified by this Agreement.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1          No Solicitation

(a)          TranS1 and Baxano shall, and shall cause its Affiliates and their respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents, consultants and other representatives (collectively, “Representatives”) to immediately cease and cause to be terminated any discussions or negotiations that commenced prior to the date of this Agreement with respect to any inquiry, proposal or offer from any Person (other than the parties hereto) relating to (i) a merger, consolidation liquidation, recapitalization, share exchange or other business combination transaction involving TranS1 or Baxano, respectively, (ii) the issuance or acquisition of shares of capital stock or other equity securities of TranS1 or Baxano, respectively other than as permitted by Section 5.1(b) or 5.2(b), as applicable, or (iii) the sale, lease, license, exchange, or other disposition of any material portion of TranS1’s or Baxano’s properties or assets, respectively other than in the ordinary course (an “Acquisition Proposal”).

(b)          Neither the TranS1 Board nor the Baxano Board shall (i) withhold, withdraw or modify, in a manner adverse to the other party hereto, the approval or recommendation by the TranS1 Board or Baxano Board, respectively, with respect to this Agreement, the Merger and the transactions contemplated hereby and thereby, (ii) cause or permit TranS1 or Baxano, respectively, to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement (whether written or oral) providing for the consummation of a transaction contemplated by any Acquisition Proposal or (iii) adopt, approve or recommend any Acquisition Proposal.

(c)          From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, neither TranS1 nor Baxano shall, nor shall either of them authorize or permit any Affiliate or Representative to, directly or indirectly, (i) solicit, initiate, facilitate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into any agreement, agreement-in-principle or letter of intent providing for or accept any Acquisition Proposal, or (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal.

(d)          In addition to the other obligations under this Section 6.1, TranS1 and Baxano shall promptly (and in any event within one (1) business day after receipt thereof by TranS1 or Baxano or its Representatives) advise the other party orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(e)          TranS1 and Baxano agree that the rights and remedies for noncompliance with this Section 6.1 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach would cause irreparable injury to the other party and that money damages would not provide an adequate remedy to the other party.

6.2          Securities Matters.

(a)          The parties acknowledge and agree that the Merger Shares will not initially be registered under the Securities Act or the securities laws of any other jurisdiction, and the offer and sale of the Merger Shares is being made in reliance on one or more exemptions for private offerings under Section 4(2) of the Securities Act and other applicable securities Laws. Accordingly, no sale, transfer or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (“Transfer”) of any of the Merger Shares is permitted, unless such Transfer is registered under the Securities Act and other applicable securities Laws, or an exemption from such registration is available or such registration is otherwise not required. The parties further acknowledge and agree that the Merger Shares constitute “restricted securities” as such term is defined in Rule 144 under the Securities Act.

(b)          The parties acknowledge and agree that the Securities Purchase Agreement sets forth additional terms and conditions governing registration of the Merger Shares and the Financing Shares (together, the “Shares”), Transfer restrictions with respect to the Shares, and TranS1’s obligations to facilitate the sale of the Shares pursuant to Rule 144 under the Securities Act. In the event of any conflict between the Securities Purchase Agreement and this Agreement, the Securities Purchase Agreement shall control.

(c)          For purposes of Rule 144(d), the parties intend for the holding period of all of the Merger Shares (including any Merger Shares included in the Escrow Shares), to the extent permitted by applicable law (including applicable interpretations by the SEC), to commence on the Closing Date.

(d)          The parties agree that the book-entry notation representing the Merger Shares shall contain legends substantially in the form of the following, as well as any additional legends that may be required by applicable law or as TranS1 may reasonably deem necessary or appropriate from time to time for all shares of TranS1 Common Stock then outstanding (and a stop transfer order may be placed against the transfer of the Merger Shares); provided however, that only Escrow Shares shall bear the first legend identified below:

THESE SECURITIES ARE SUBJECT TO AN ESCROW AGREEMENT WITH THE ISSUER AND THE ESCROW AGENT NAMED THEREIN (THE “ESCROW AGREEMENT”), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER AND WHICH, AMONG OTHER MATTERS, PLACES RESTRICTIONS ON THE DISPOSITION OF THE SECURITIES. THESE SECURITIES WILL BE DEPOSITED WITH THE ESCROW AGENT PURSUANT TO THE ESCROW AGREEMENT AND MAY NOT BE OFFERED, EXCHANGED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR SO LONG AS THEY ARE SUBJECT TO THE ESCROW AGREEMENT.

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, OR IN A TRANSACTION EXEMPT FROM REGISTRATION.

THESE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED MARCH 3, 2013 BY AND AMONG THE ISSUER AND CERTAIN OTHER PERSONS, WHICH RESTRICT THE RIGHT TO TRANSFER, SELL OR OTHERWISE DISPOSE OF THESE SECURITIES. A COPY OF SUCH SECURITIES PURCHASE AGREEMENT IS AVAILABLE FOR REVIEW BY THE RECORD HOLDER OF THESE SECURITIES AT THE PRINCIPAL OFFICES OF THE ISSUER.

(e)          TranS1 shall remove (or cause the Escrow Agent to remove) the first legend identified above from the book-entry notation representing any of the Merger Shares (and terminate any related stop-transfer order) upon release of the applicable portion of the Merger Shares from escrow. TranS1, upon the request of any holder of any of the Merger Shares, shall remove (or cause the Escrow Agent to remove) the second legend identified above from the book-entry notation representing any of the Merger Shares (and terminate any related stop-transfer order) if (i) such holder provides TranS1 reasonable assurances that such Merger Shares are eligible for sale, assignment or transfer under Rule 144, including proper documentation in the form of a customary representation letter reasonably sufficient to establish compliance with Rule 144, or (ii) if reasonably requested by TranS1 (provided that any such request shall be deemed to be reasonable if TranS1’s transfer agent requests such an opinion), TranS1 has received a written opinion of counsel reasonably satisfactory to TranS1 that such second legend may be removed from the book-entry notation representing such Merger Shares, or (iii) such Merger Shares have been registered under the Securities Act.  TranS1 shall remove (or cause the Escrow Agent to remove) the third legend identified above from the book-entry notation representing any part of the Merger Shares (and terminate any related stop-transfer orders) immediately upon the lapse of the Transfer restrictions under the Securities Purchase Agreement with respect to such Merger Shares.

(f)          TranS1 shall register the Merger Shares on the terms set forth in and in accordance with the Securities Purchase Agreement.

6.3          NASDAQ Filings.   TranS1 shall file the following with respect to the Merger Shares: (a) a Notification Form: Listing of Additional Shares with NASDAQ not less than fifteen (15) days prior to the Closing Date, and (b) a Notification Form: Change in Shares Outstanding within ten (10) days following the Closing Date.

6.4          Access to Information.   Each of TranS1 and Baxano shall (and shall cause each of its Subsidiaries to) afford to the other party’s officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, each of TranS1 and Baxano shall (and shall cause each of its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the other party may reasonably request. Each of TranS1 and Baxano will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.4 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

6.5          Stockholder Approval.

(a)          On or before 5:00 p.m., U.S. Eastern time, on the first business day after execution of this Agreement, Baxano shall seek the Baxano Stockholder Approval by the Written Consents to be executed and delivered by Baxano’s stockholders evidencing the adoption of this Agreement and the approval of the Merger. In connection with the Baxano Stockholder Approval, Baxano shall comply with all disclosure and other obligations to its stockholders under the DGCL and any other applicable laws. Without limiting the generality of the foregoing, Baxano agrees that its obligations under this Section 6.5(a) shall not be affected by the commencement, public proposal, public disclosure or communication to Baxano of any Acquisition Proposal. Within five business days after the date of the Baxano Stockholder Approval, Baxano shall send, pursuant to Sections 228(e) and 262(d) of the DGCL, a written notice to all of its stockholders that did not execute a Written Consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of Baxano and that appraisal rights are available for their shares of Baxano capital stock pursuant to Section 262 of the DGCL, which notice shall include a copy of such Section 262 and shall otherwise be in form and substance reasonably satisfactory to TranS1. Any solicitation or similar disclosure circulated to Baxano’s stockholders shall be in form and substance reasonably satisfactory to TranS1 and, if the Baxano Stockholder Approval has not already been obtained, shall include the recommendation of the Baxano Board that Baxano’s stockholders vote in favor of adoption of this Agreement and approval of the Merger. Notwithstanding the foregoing, nothing herein shall limit a party’s right to terminate this Agreement pursuant to Section 9.1.

(b)          The information to be supplied by or on behalf of Baxano for inclusion in the proxy statement (the “Proxy Statement”) to be sent to the stockholders of TranS1 in connection with the meeting of TranS1’s stockholders (the “TranS1 Meeting”) to consider the issuance of shares of TranS1 Common Stock in the Merger (such proposal is referred to herein as the “TranS1 Voting Proposal”) under NASDAQ rules and the DGCL, as applicable (the “TranS1 Stockholder Approval”), shall not, on the date the Proxy Statement is first mailed to stockholders of TranS1, or at the time of the TranS1 Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the TranS1 Meeting that has become false or misleading. If at any time prior to the Effective Time any fact or event relating to Baxano or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by Baxano or should occur, Baxano shall promptly inform TranS1 in writing of such fact or event.

(c)          The information to be supplied by or on behalf of TranS1 for inclusion in the Proxy Statement to be sent to the stockholders of TranS1 in connection with the TranS1 Meeting, shall not, on the date the Proxy Statement is first mailed to stockholders of TranS1, or at the time of the TranS1 Meeting or at the Effective Time, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the TranS1 Meeting that has become false or misleading. If at any time prior to the Effective Time any fact or event relating to TranS1 or any of its Affiliates which should be set forth in a supplement to the Proxy Statement should be discovered by TranS1 or should occur, TranS1 shall promptly inform Baxano in writing of such fact or event.

(d)          TranS1, acting through the TranS1 Board, shall take all actions in accordance with applicable law, its Certificate of Incorporation and Bylaws and NASDAQ rules promptly and duly to call, give notice of, convene and hold as promptly as practicable, the TranS1 Meeting for the purpose of considering and voting upon the TranS1 Voting Proposal. The TranS1 Board shall unanimously recommend approval of the TranS1 Voting Proposal by the stockholders of TranS1 and include such recommendation in the Proxy Statement, and neither the TranS1 Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to Baxano, the recommendation of the TranS1 Board that TranS1’s stockholders vote in favor of the TranS1 Voting Proposal. TranS1 shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the TranS1 Voting Proposal and shall take all other action necessary or advisable to secure the vote or consent of the stockholders of TranS1 required by NASDAQ rules and the DGCL, as applicable, to obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, TranS1, after consultation with and with the consent of Baxano (not to be unreasonably withheld), may adjourn or postpone the TranS1 Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to TranS1’s stockholders or, if as of the time for which the TranS1 Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of TranS1 Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the TranS1 Meeting.

6.6          Legal Conditions to Merger.

(a)          Subject to the terms hereof, including Section 6.6(b), Baxano and TranS1 shall each use commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by Baxano or TranS1 or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws and (B) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Baxano and TranS1 shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. Baxano and TranS1 shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, TranS1 and Baxano agree that nothing contained in this Section 6.6(a) shall modify or affect their respective rights and responsibilities under Section 6.6(b).

(b)          Baxano and TranS1 shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby, (ii) disclosed or required to be disclosed in Baxano Disclosure Schedule or TranS1 Disclosure Schedule, as the case may be or (iii) required to prevent the occurrence of an event that may, in the case of Baxano, have a Baxano Material Adverse Effect or, in the case of TranS1, a TranS1 Material Adverse Effect prior to or after the Effective Time.

6.7          Public Disclosure.   Neither TranS1 nor Baxano shall issue any press release or otherwise make any public statement with respect to the Merger or this Agreement without the prior consent of the other, which shall not be unreasonably withheld, conditioned or delayed. Any press release shall be issued only in such form as shall be mutually agreed upon by TranS1 and Baxano.

6.8          Section 368(a) Reorganization.   Each of TranS1, Transitory Subsidiary and Baxano shall use commercially reasonable efforts to cause the Merger to qualify, and agree not to take any action which to its knowledge could reasonably be expected to cause the merger to fail to qualify, as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368- 2(g) and 1.368-3(a). Each of TranS1, Transitory Subsidiary and Baxano shall report the merger as a reorganization within the meaning of Section 368(a) of the Code unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

6.9          Notification of Certain Matters.   TranS1 shall give prompt notice to Baxano of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably expected to cause the non-satisfaction of a condition to Closing set forth in Section 7.1 or 7.3. Baxano shall give prompt notice to TranS1 of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably expected to cause the non-satisfaction of a condition to Closing set forth in Section 7.1 or 7.2. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.9 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.10        Board of Directors of TranS1.

(a)          Promptly after the Effective Time, TranS1 shall take all action necessary to cause (i) the number of members of the TranS1 Board to be fixed at nine (9) persons, provided that the number of members of the TranS1 Board shall be fixed at eight(8) persons upon and after the TranS1 2013 annual meeting of stockholders, (ii) one current TranS1 director to resign from the TranS1 Board to create one vacancy in addition to the vacancy created by increasing the board size to nine (9) persons, (iii) one current TranS1 director to resign from the TranS1 Board at the time of the TranS1 2013 annual meeting of stockholders to decrease the total of directors to eight (8) persons at such time, and (iv) the TranS1 Board to appoint the two (2) persons identified on Section 6.10 of the Baxano Disclosure Schedule to fill such vacancies as directors of that class set forth opposite their respective names on Section 6.10 of the Baxano Disclosure Schedule.

(b)          From and after the Effective Time through TranS1’s 2016 annual meeting of stockholders, TranS1 shall cooperate with the Securityholder Representatives to ensure that, to the greatest extent possible, the TranS1 Board consists of not more than eight directors (or nine (9) directors prior to the 2013 TranS1 annual meeting of stockholders) and that there shall be two directors designated by the Securityholder Representatives. A majority of the directors shall constitute a quorum for the transaction of business at all meetings of the TranS1 Board and the affirmative vote of not less than a majority of the directors present at any meeting at which there is a quorum shall be the act of the TranS1 Board, in each case without regard to classes.

(c)          Subject to compliance with applicable laws and the regulations of any exchange on which the TranS1 Common Stock may from time to time be traded, in connection with TranS1’s 2013 annual meeting of stockholders (the “TranS1 Annual Meeting”), the following director nomination procedures shall be followed:

(i)          the Securityholder Representatives shall designate for nomination by the TranS1 nominating committee the two individuals identified in Section 6.10 of the Baxano Disclosure Schedule (or any other nominee(s) in lieu thereof designated by Securityholders holding in the aggregate Escrow Participation Percentages in excess of fifty percent (50%)) for reelection to serve until the 2016 annual meeting of stockholders; and

(ii)         each individual designated by the Securityholder Representatives for nomination as a director of TranS1 shall be nominated by the TranS1 nominating committee for election as a Director unless, solely in the case of nominees other than those the set forth in Section 6.10 of the Baxano Disclosure Schedule, the TranS1 nominating committee reasonably determines that such individual lacks such business or technical experience, stature and character as is commensurate with service on the board of directors of a publicly held enterprise or if such individual is an officer, director, partner or principal stockholder of any competitor of TranS1 and its subsidiaries. If the TranS1 nominating committee determines that any individual designated by the Securityholder Representatives does not satisfy the criteria set forth in the preceding sentence, the TranS1 nominating committee will promptly notify the Securityholder Representatives of such determination and the Securityholder Representatives will be entitled to designate another individual for nomination.

6.11        Employee Communications.   Baxano will use commercially reasonable efforts to consult with TranS1, and will consider in good faith TranS1’s advice, prior to sending any notices or other communication materials to its employees regarding this Agreement, the Merger or the effects thereof on the employment, compensation or benefits of its employees.

6.12        FIRPTA Tax Certificates.   On or prior to the Closing, Baxano shall deliver to TranS1 a certificate that the Baxano Common Stock is not a “U.S. real property interest” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with evidence reasonably satisfactory to TranS1 that Baxano delivered notice to the Internal Revenue Service in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations. If TranS1 does not receive the certificate described above on or before the Closing Date, TranS1 shall be permitted to withhold from the payments to be made pursuant to this Agreement any required withholding tax under Section 1445 of the Code.

6.13        Additional Indebtedness.   Prior to March 31, 2013, Baxano shall issue to one or more Noteholders as of the date hereof, one or more Baxano Notes in an aggregate principal amount of not less than $500,000 in exchange for cash in like amount.

6.14        Indemnification and Insurance.

(a)          From and after the Effective Time, TranS1 shall cause Surviving Corporation to fulfill and honor in all respects the obligations of Baxano pursuant to any agreement of Baxano providing for the indemnification of each present and former director and officer of Baxano (any such person shall be referred to herein together as the “D&O Indemnitees”).  Without limiting the effect of the foregoing, during the period commencing on the Closing Date and ending on the sixth anniversary of the Effective Time, TranS1 shall, and shall cause Surviving Corporation to, indemnify and hold harmless each D&O Indemnitee (in each case, to the extent such D&O Indemnitee is entitled to indemnification by Baxano as of the date of this Agreement pursuant to Baxano’s Amended and Restated Certificate of Incorporation, by-laws or an indemnification agreement) against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, demands, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to any action or omission or alleged action or omission by such D&O Indemnitee in his or her capacity as a director, officer or employee of Baxano (regardless of whether such action or omission, or alleged action or omission, occurred prior to, on or after the date of this Agreement).

(b)          For a period of six (6) years after the Effective Time, TranS1 will cause Surviving Corporation Certificate of Incorporation and Surviving Corporation Bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of each D&O Indemnitee than are set forth in Baxano’s current certificate of incorporation and bylaws.

(c)          Prior to the Effective Time, Baxano shall obtain and TranS1 shall pay for “tail” policies of directors’ and officers’ liability insurance with a claims period of not greater than six (6) years from and after the Effective Time with benefits and levels of coverage at least as favorable as the existing policies of Baxano with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby).

(d)          Each of TranS1, Surviving Corporation and their respective Affiliates (determined after the Effective Time) covenants for itself and its respective successors, assigns, heirs, legatees and personal representatives that it shall not institute any action, suit, claim, litigation, arbitration or proceeding of any nature against any D&O Indemnitee (other than any such action, suit, claim, litigation, arbitration or proceeding arising from or relating to any action, or omission to act, for which such D&O Indemnitee would not otherwise be entitled to indemnification under Applicable Law), in his or her capacity as such, with respect to any Losses or other liabilities, actions or causes of action, judgments, claims and demands of any nature or description arising from or relating to actions occurring on or prior to the Closing. For the avoidance of doubt, this 6.14(d) shall not affect any right to indemnification TranS1 may have under ARTICLE VIII.

(e)          If TranS1 or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of TranS1 or Surviving Corporation shall assume all of the obligations set forth in this Section 6.14.

(f)          The provisions of this Section 6.14 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnitees, and each of the D&O indemnitees is a third party beneficiary of this Section 6.14.

(g)         The rights of the D&O Indemnitees under this Section 6.14 shall be in addition to any rights such D&O Indemnitees may have under any applicable contracts or laws.

6.15        Non-Solicitation.   Until the earlier of (i) the first day following the twelve (12) month period from the date hereof or (ii) the Closing, except with the prior written consent of the other party, neither party (nor any of such party’s Affiliates) shall hire, employ or otherwise engage or retain in any manner or capacity any person who served as an employee of the other party or any Affiliate of such other party within the six month period immediately preceding such proposed hiring, employment or other engagement or retainer; provided, however, that this Section 6.15 shall not prohibit or prevent (a) the solicitation or hiring of any employees transferred pursuant to this Agreement or the transactions contemplated thereby in any capacity by TranS1 or any Affiliate of TranS1; (b) general advertisements or solicitations for employment that are not targeted at employees or independent contractors of the other party or its Affiliates; or (c) the hiring by either party or an Affiliate thereof of an employee or exclusive independent contractor of the other party or its Affiliates (i) who is solicited through general advertisements or solicitations for employment that are not targeted at employees or independent contractors of the other party or its Affiliates, or (ii) who have resigned, quit or been terminated by the other party or its Affiliates prior to commencement of communications between such hiring party and such persons.

6.16        Employee Benefits.

(a)          To the extent permitted by the TranS1 Employee Plans, TranS1 will cause any such plans which the employees of Baxano as of the Effective Time who continue to remain employed with Baxano (the “Continuing Employees”) are eligible to participate in after the Effective Time to take into account for purposes of eligibility, vesting and benefit accrual thereunder, service by such Continuing Employees with Baxano prior to the Effective Time as if such service were with TranS1, to the same extent such service was credited under a corresponding benefit plan as of the Effective Time. Nothing in this Agreement, express or implied, shall affect the right of TranS1, Surviving Corporation or any Subsidiary to terminate the employment of any employee.

(b)          If requested by TranS1 within ten (10) days of the date hereof, Baxano shall use commercially reasonable efforts to terminate any or all Baxano Employee Plans effective immediately prior to the Effective Time.

6.17        Transaction Expenses.   To the extent unpaid at Closing and set forth on the Pre-Closing Statement or Conclusive Statement as Transaction Expenses, TranS1 shall pay all fees, costs and expenses incurred by Baxano in connection with the matters described in this Agreement, including with respect to any brokers, financial advisors (including Leerink Swann LLC), consultants, accountants, attorneys or other professionals engaged by Baxano in connection with the parties’ due diligence related to, or the structuring, negotiation or consummation of the transactions contemplated by this Agreement or the Securities Purchase Agreement as and when they become due without delay, in the amounts set forth on the Pre-Closing Statement or Conclusive Statement.

6.18        Post-Closing Operations.   If the Closing occurs prior to March 31, 2013, TranS1 shall cause the Surviving Corporation to act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted and to maintain and preserve in the ordinary course its business organization, assets and properties, each until March 31, 2013. Without limiting the generality of the foregoing, from and after the Closing until March 31, 2013, TranS1 shall cause the Surviving Corporation not to, directly or indirectly, do any of the following without the prior written consent of the Securityholder Representatives:

(a)          (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock; or (ii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities;

(b)          except in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of the Surviving Corporation;

(c)          whether or not in the Ordinary Course of Business, sell, dispose of or otherwise transfer any assets material to the Surviving Corporation (including any accounts, leases, contracts or intellectual property, but excluding the sale or license of products and inventory in the Ordinary Course of Business);

(d)          (i) incur or suffer to exist any Indebtedness (other than with respect to the Oxford/SVB Loan Documents), (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Surviving Corporation, (iii) make any loans, advances or capital contributions to, or investment in, any other person, other than the Surviving Corporation or any of its direct or indirect wholly owned Subsidiaries or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Surviving Corporation or its Subsidiaries against fluctuations in commodities prices or exchange rates;

(e)          make any capital expenditures or other expenditures with respect to property, plant or equipment;

(f)          make any changes in accounting methods, principles or practices, except insofar as may have been required by the SEC or a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve.

6.19        Consents of Distributors.    Prior to the Closing, Baxano, in coordination with TranS1, shall contact each of the top fifteen (15) sales representatives (as measured by sales during 2012) from the list of sales representatives set forth on Section 3.4(b) of the Baxano Disclosure Schedule and shall request that each such sales representative consent in writing to the assignment of its Independent Sales Representative Agreement from Baxano to Trans1.

ARTICLE VII

CONDITIONS TO MERGER

7.1          Conditions to Each Party’s Obligation To Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing of the following conditions:

(a)          Stockholder Approvals. The Baxano Stockholder Approval shall have been obtained. The TranS1 Voting Proposal shall have been approved at the TranS1 Meeting, at which a quorum is present, by the requisite vote of the stockholders of TranS1 under applicable law and stock market regulations.

(b)          Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur is reasonably expected to have a TranS1 Material Adverse Effect or a Baxano Material Adverse Effect shall have been filed, been obtained or occurred on terms and conditions that would not reasonably be expected to have a TranS1 Material Adverse Effect or a Baxano Material Adverse Effect.

(c)          No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

(d)          No Restraints. There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by TranS1 or any of its Subsidiaries of all or any portion of the business of Baxano or of TranS1 or any of its Subsidiaries or to compel TranS1 or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of Baxano or of TranS1 or any of its Subsidiaries or (ii) seeking to impose or confirm limitations on the ability of TranS1 or any of its Subsidiaries effectively to exercise full rights of ownership of the shares of Baxano Common Stock (or shares of stock of Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders.

7.2          Additional Conditions to the Obligations of TranS1 and Transitory Subsidiary.   The obligations of TranS1 and Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by TranS1 and Transitory Subsidiary:

(a)          Representations and Warranties. The representations and warranties of Baxano set forth in Sections 3.2(a) and 3.4(d) shall be true and correct as of the date of this Agreement and as of the Closing, as if made on and as of the Closing Date (other than such representations and warranties made as of a specific date, which shall have been true and correct as of such specific date), and all other representations and warranties of Baxano set forth in this Agreement, without giving effect to any qualification or limitation as to “materiality” or “Baxano Material Adverse Effect,” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date (other than such representations and warranties made as of a specific date, which shall have been true and correct as of such specific date), except where failure of such other representations or warranties to be so true and correct, individually or in the aggregate with all such failures, has not had and would not reasonably be expected to have a Baxano Material Adverse Effect.

(b)          Performance of Obligations of Baxano. Baxano shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, including under Section 6.13, and TranS1 shall have received a certificate signed on behalf of Baxano by the chief executive officer and the chief financial officer of Baxano to such effect.

(c)          No Baxano Material Adverse Effect. No Baxano Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(d)          Third Party Consents. Baxano shall have obtained (i) all consents and approvals of third parties listed in Section 7.2(d)(i) of the Baxano Disclosure Schedule and (ii) any other required consent or approval of any third party (other than a Governmental Entity) the failure of which to obtain, individually or in the aggregate, would reasonably be expected to have a Baxano Material Adverse Effect (it being understood and agreed that the failure to obtain or effect any or all of the consents and approvals listed in Section 7.2(d)(ii) of the Baxano Disclosure Schedule would not reasonably be expected to have a Baxano Material Adverse Effect).

(e)          Dissenting Shares. The Dissenting Shares shall not include shares of Baxano Preferred Stock that, absent a demand for appraisal rights, would be entitled to receive in excess of five percent (5%) of the Merger Shares.

(f)          Escrow Participant Commitments Under Securities Purchase Agreement. Baxano shall have delivered (i) copies of the Securities Purchase Agreement, duly executed by one or more Escrow Participants purchasing Financing Shares with an aggregate purchase price of not less than $14,500,000, and (ii) any other closing deliverables required from such Escrow Participants pursuant to the Securities Purchase Agreement.

(g)          Officers’ Certificate. TranS1 shall have received an officers’ certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of Baxano to the effect that the conditions of Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied.

(h)          Closing Conditions Under the Securities Purchase Agreement. All closing conditions set forth in Section 8.1 of the Securities Purchase Agreement shall have been satisfied or waived (other than delivery of items to be delivered at the closing under the Securities Purchase Agreement and other than satisfaction of those conditions that by their nature are to be satisfied at such closing).

(i)          Escrow Agreement. Baxano shall have delivered (i) a duly executed copy of the Escrow Agreement and (ii) any other closing deliverables required from Baxano pursuant to the Escrow Agreement.

7.3          Additional Conditions to the Obligations of Baxano.   The obligation of Baxano to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by Baxano:

(a)          Representations and Warranties. The representations and warranties of TranS1 and Transitory Subsidiary set forth in Sections 4.2(a) and 4.4(d) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made on and as of the Closing Date (other than such representations and warranties made as of a specific date, which shall have been true and correct in all material respects as of such specific date), and all other representations and warranties of TranS1 and Transitory Subsidiary set forth in this Agreement, without giving effect to any qualification or limitation as to “materiality” or “TranS1 Material Adverse Effect,” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date (other than such representations and warranties made as of a specific date, which shall have been true and correct as of such specific date), except where failure of such other representations or warranties to be so true and correct, individually or in the aggregate with all such failures, has not had and would not reasonably be expected to have a TranS1 Material Adverse Effect.

(b)          Performance of Obligations of TranS1 and Sub. TranS1 and Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date, and Baxano shall have received a certificate signed on behalf of TranS1 by the chief executive officer or the chief financial officer of TranS1 to such effect.

(c)          No TranS1 Material Adverse Effect. No TranS1 Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(d)          Third Party Consents. TranS1 shall have obtained (i) all consents and approvals of third parties listed in Section 7.3(d)(i) of the TranS1 Disclosure Schedule and (ii) any other consent or approval of any third party (other than a Governmental Entity) the failure of which to obtain, individually or in the aggregate, would reasonably be expected to have a TranS1 Material Adverse Effect (it being understood and agreed that the failure to obtain or effect any or all of the consents and approvals listed in Section 7.3(d)(ii) of the TranS1 Disclosure Schedule would not reasonably be expected to have a TranS1 Material Adverse Effect).

(e)          TranS1 Stockholder Agreements. TranS1 shall have delivered duly executed copies of the TranS1 Stockholder Agreements from the stockholders of TranS1 listed on Schedule A.

(f)          Escrow Participant Commitments Under Securities Purchase Agreement. TranS1 shall have delivered (i) a duly executed copy of the Securities Purchase Agreement and (ii) any other closing deliverables required from TranS1 pursuant to the Securities Purchase Agreement.

(g)          Officers’ Certificate. Baxano shall have received an officers’ certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of TranS1 to the effect that the conditions of Sections 7.3(a), (b) and (c) have been satisfied.

(h)          Closing Conditions Under the Securities Purchase Agreement. All closing conditions set forth in Section 8.2 of the Securities Purchase Agreement shall have been satisfied or waived (other than delivery of items to be delivered at the closing under the Securities Purchase Agreement and other than satisfaction of those conditions that by their nature are to be satisfied at such closing).

(i)          Escrow Agreement. TranS1 shall have delivered (i) a duly executed copy of the Escrow Agreement and (ii) any other closing deliverables required from TranS1 pursuant to the Escrow Agreement.

ARTICLE VIII

INDEMNIFICATION

8.1          Survival.

(a)          Fundamental Representations. The representations and warranties of Baxano (the “Fundamental Baxano Representations”) set forth in Section 3.1 (Organization, Standing and Power), Section 3.2 (Capitalization and Closing Allocation Statement), clause (a) of Section 3.4 (Authority; No Conflict; Required Filings and Consents) and Section 3.20 (Broker; Fees and Expenses) shall survive the Closing for a period of four (4) years after the Closing Date. The representations and warranties of TranS1 and Transitory Subsidiary (the “Fundamental TranS1 Representations”) set forth in Section 4.1 (Organization, Standing and Power), Section 4.2 (Capitalization), clause (a) of Section 4.4 (Authority; No Conflict; Required Filings and Consents) and Section 4.19 (Broker; Fees and Expenses) shall survive the Closing for a period of four (4) years after the Closing Date. The survival of representations and warranties (the “Tax Representations”) set forth in Section 3.8 and Section 4.8 (Tax Matters) are exclusively governed by Section 8.5.

(b)          General Representations. The representations and warranties of the parties contained in this Agreement or any certificate delivered at the Closing pursuant to this Agreement, other than the Fundamental Baxano Representations and the Fundamental TranS1 Representations, shall survive the Closing for a period of twelve (12) months after the Closing Date; provided, that any obligations under Section 8.2 and Section 8.3 shall not terminate with respect to any claim for indemnifiable Losses as to which the person to be indemnified shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the Indemnifying Party in accordance with Section 8.4(b)(i) and Section 10.3 before the termination of such survival period.

(c)          Survival. The covenants contained in this Agreement that are to be performed at or prior to the Closing shall survive the Closing for a period of twelve (12) months after the Closing Date. The covenants contained in this Agreement that are to be performed following the Closing shall survive unless and until they are otherwise terminated by their respective terms.

8.2          Indemnification of TranS1 Indemnified Parties.

(a)          General. If the Closing occurs, each Escrow Participant hereby agrees, subject to the limitations specified in this ARTICLE VIII to indemnify and hold TranS1 and its directors, officers, employees, Affiliates (including Surviving Corporation), stockholders, agents, attorneys, representatives, successors and assigns (collectively, the “TranS1 Indemnified Parties”) harmless from and against any and all losses, liabilities, costs, damages, expenses (including expenses in connection with any action, suit, proceeding or investigation (“Proceeding”), whether involving a Third Party Claim or a claim solely between the parties hereto, including costs of investigation and defense and reasonable fees and expenses of attorneys, accountants and other outside consultants), interest, awards, orders, fines, settlements and other costs of any kind or nature whatsoever, but excluding any consequential, indirect, special and punitive damages (except in each case to the extent included and paid in a Third Party Claim or arising from a claim based upon fraud, willful misrepresentation with the intent to deceive or willful breach of a covenant) (individually, a “Loss” and, collectively, “Losses”), suffered or incurred by such TranS1 Indemnified Party to the extent arising from any:

(i)          breach or inaccuracy of any of the representations or warranties made by Baxano in this Agreement or in the certificate delivered pursuant to Section 7.2(h), other than the (A) Fundamental Baxano Representations and (B) the Tax Representations (which are governed by Section 8.5);

(ii)         breach of any covenant, obligation or other agreement on the part of Baxano required to be performed at or prior to the Closing under this Agreement, other than a breach of a covenant under Section 5.1(o) (which is governed by Section 8.5);

(iii)        breach or inaccuracy of (A) a Fundamental Baxano Representation and/or (B) the failure of any item set forth in the Closing Allocation Statement to be accurate in all respects as of the Closing;

(iv)        Transaction Expenses of Baxano not paid by Baxano prior to Closing, except to the extent treated as a reduction to the Merger Consideration or included in the Conclusive Statement;

(v)         the excess, if any, of the aggregate amount ultimately required to be paid to holders of Dissenting Shares with respect thereto by Baxano pursuant to appraisal rights under Section 262 of the DGCL or dissenters’ rights under Chapter 13 of the CCC over the aggregate amount such holders would have otherwise received with respect to such Dissenting Shares pursuant to the terms of this Agreement, plus any reasonable costs incurred by TranS1 or Surviving Corporation arising out of any demands for such appraisal rights or dissenters’ rights, including reasonable fees and expenses of attorneys, accountants and other outside consultants; and

(vi)        claims relating to performance or failure of performance of the Securityholder Representatives of their duties under Section 10.14 or to actions taken or omitted from being taken by TranS1, its Affiliates, the Escrow Agent or any other Person in accordance with or reliance upon any instruction, decision, or action of the Securityholder Representatives.

(b)          Limitations. Notwithstanding the provisions of Section 8.2(a), Escrow Participants shall not be required to indemnify any TranS1 Indemnified Party, and shall have no liability for any Loss:

(i)          under Section 8.2(a)(i), unless the aggregate of all Losses for which Escrow Participants would, but for this clause (i), be liable thereunder exceeds on a cumulative basis an amount equal to $200,000 (the “Basket”), and then only to the extent of any such excess;

(ii)         under Section 8.2(a)(i), for any Loss resulting from any single claim or series of related or similar claims which does not exceed $50,000 (the “De Minimis Limitation”);

(iii)        under Section 8.2(a), for any Loss in excess of such Escrow Participant’s Escrow Participation Percentage of such Loss;

(iv)        under Section 8.2(a), for any Loss in excess of the value of the Merger Shares actually distributed to and received by such Escrow Participant at the Closing (excluding for this purpose any Escrow Shares), based on the Merger Closing Price;

(v)         under Section 8.2(a), with respect to any Loss with respect to which the remedy of the TranS1 Indemnified Parties is not limited to the Escrow Shares, unless the Escrow Shares have first been exhausted in payment of prior indemnifiable Losses hereunder; and

(vi)        under Section 8.2(a)(i) or Section 8.5 in the aggregate exceeding the Escrow Shares (the “Cap”).

(c)          Source of Recovery; Limitation of Liability. The sole recourse of a TranS1 Indemnified Party pursuant to Section 8.2(a) (other than for claims based upon breach or inaccuracy of a Fundamental Baxano Representation, fraud or willful misrepresentation with the intent to deceive in the making of a representation or warranty of Baxano in this Agreement) is limited to the number of remaining Escrow Shares available for distribution, as calculated using the applicable Escrow Shares Indemnity Value. The “Escrow Shares Indemnity Value” shall mean, for any release of Escrow Shares, the per share value of Escrow Shares on deposit with the Escrow Agent and available for distribution therefrom equal to the average of the last reported sales prices of TranS1 Common Stock at 4:00 p.m., Eastern time, end of regular trading hours on NASDAQ during the ten consecutive trading days ending on the last trading day prior to the date of delivery of joint written instructions to the Escrow Agent to release such Escrow Shares to satisfy a claim made under this ARTICLE VIII. In the event that the Escrow Shares are insufficient to pay any TranS1 Indemnified Party any amounts owed to such TranS1 Indemnified Party pursuant to Section 8.2(a) (other than for claims based upon breach or inaccuracy of a Fundamental Baxano Representation, fraud or willful misrepresentation with the intent to deceive in the making of a representation or warranty of Baxano in this Agreement), TranS1 Indemnified Parties shall not be entitled to collect any remaining amounts not satisfied from the Escrow Shares from Escrow Participants.

(d)          Limitations. No Securityholder shall have any liability pursuant to this ARTICLE VIII in excess of the Merger Consideration actually paid to such Securityholder. Nothing contained herein (including Section 8.1, Section 8.2(b), Section 8.2(c), and Section 8.5(g)) shall limit or restrict any TranS1 Indemnified Party's right to recover any amounts which such TranS1 Indemnified Party would otherwise be entitled to receive from any individual or legal entity based upon such person’s own fraud or willful misrepresentation with the intent to deceive.

8.3          Indemnification of the Securityholder Indemnified Parties.

(a)          General. If the Closing occurs, TranS1 shall indemnify and hold the Securityholders and their respective directors, officers, employees, Affiliates, equity holders, agents, attorneys, representatives, successors and assigns (collectively, the “Securityholder Indemnified Parties”) harmless from and against any and all Losses suffered or incurred by such Securityholder Indemnified Party to the extent arising from or related to any:

(i)          breach or inaccuracy of any of the representations or warranties made by TranS1 or Transitory Subsidiary in this Agreement or in the certificate delivered pursuant to Section 7.3(g) in connection with this Agreement, other than the Fundamental TranS1 Representations;

(ii)         breach of any covenant, obligation or other agreement on the part of TranS1 or Transitory Subsidiary required to be performed at or prior to the Closing under this Agreement; and

(iii)        breach or inaccuracy of a Fundamental TranS1 Representation and/or the failure of any item set forth in the Closing Capitalization Statement to be accurate in all respects as of the Closing.

(b)          Limitations. TranS1 shall not be required to indemnify any Securityholder Indemnified Party, and shall not have any liability for any Loss:

(i)          under Section 8.3(a)(i) unless the aggregate of all Losses for which TranS1 would, but for this clause (i), be liable thereunder exceeds on a cumulative basis the amount of the Basket and, in such event, TranS1 shall only be required to pay such Losses to the extent that such Losses exceed the Basket;

(ii)         under Section 8.3(a)(i) for any Loss resulting from any single claim or series of related or similar claims which does not exceed the De Minimis Limitation (other than the Tax Representations); and

(iii)        under Section 8.3(a)(i) if the aggregate of all Losses for which TranS1 would, but for this clause (iii), be liable thereunder exceeds an amount equal to the value of the Cap calculated using the Merger Closing Price; provided that the Cap limitation shall not apply to Losses related to any failure by TranS1 to make any payment of Merger Consideration that TranS1 is required to make or cause to be made hereunder.

8.4          Indemnification Procedures.

(a)          Indemnity Claim Notices. A claim for indemnification for any matter (whether or not involving a Third Party Claim) shall be asserted by a TranS1 Indemnified Party or Securityholder Indemnified Party (as applicable, the “Indemnified Party”) by prompt written notice (an “Indemnity Claim Notice”) to the Securityholder Representatives (on behalf of the Escrow Participants) or TranS1 (as applicable, the “Indemnifying Party”), and solely in the case of a claim asserted by a TranS1 Indemnified Party, notice to the Escrow Agent; provided, however, that failure to so notify the Indemnifying Party or the Escrow Agent shall not preclude the Indemnified Party from any indemnification which it may claim in accordance with this ARTICLE VIII except to the extent that the Indemnifying Party can demonstrate actual prejudice to its defenses or counterclaims or otherwise, or increased or aggravated Loss as a result of such failure.

(b)          Procedures for Third-Party Claims. In the event that any Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which indemnification may be sought under Section 8.2 or Section 8.3 hereof (a “Third Party Claim”):

(i)          The Indemnified Party shall provide the Indemnifying Party an Indemnity Claim Notice in accordance with Section 8.4(a).

(ii)         Subject to the provisions of this Section 8.4, the Indemnifying Party shall have the right, at its sole expense, and at any time upon written notice to the Indemnified Party to assume (with counsel reasonably satisfactory to the Indemnified Party) the defense of, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder, and such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third Party Claim are within the scope of and subject to indemnification under this ARTICLE VIII. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim if the Third Party Claim is or relates directly to any criminal Proceeding.

(iii)        If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 8.4(b), the Indemnified Party shall not have any right to settle or compromise such Third Party Claim, and the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) before entering into any settlement of such Third Party Claim if the settlement does not expressly and unconditionally release the Indemnified Party from all liability for any Loss with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party.

(iv)        If the Indemnifying Party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder, or fails to notify the Indemnified Party of its election as herein provided, the Indemnified Party shall defend against, negotiate, settle or otherwise deal with such Third Party Claim; provided that the Indemnified Party shall not enter into any settlement of such Third Party Claim that would require payment to such third party without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned), and in no event shall the settlement of any such Third Party Claims be determinative of whether the Indemnifying Party is obligated hereunder to indemnify the Indemnified Party.

(v)         If the Indemnifying Party shall assume the defense of any Third Party Claim, the Indemnified Party may participate, at his or its own expense, in (but not control) the defense of such Third Party Claim; provided, however, that such Indemnified Party shall be entitled to participate in any such defense with separate counsel at the expense of the Indemnifying Party if (i) so requested by the Indemnifying Party to participate or (ii) in the reasonable opinion of counsel to the Indemnified Party, a conflict or potential conflict exists between the Indemnified Party and the Indemnifying Party that would make such separate representation advisable; provided, further, that the Indemnifying Party shall not be required to pay for more than one such counsel for all Indemnified Parties in connection with any Third Party Claim. If the Indemnified Party is entitled to participate in such defense with separate counsel at the expense of the Indemnifying Party as set forth in the preceding sentence, then the Indemnifying Party shall promptly reimburse the Indemnified Party for the reasonable costs and expenses (including reasonable attorneys' fees) of such participation in the defense of such Third Party Claim upon submission of periodic bills; provided, however, that if the Indemnifying Party is the Escrow Participants, any such reimbursement shall be made from and limited to the Escrow Shares to the extent the value of the remaining Escrow Shares (based on the applicable Escrow Shares Indemnity Value) then available for distribution is sufficient, and thereafter Indemnified Party shall no longer be entitled to reimbursement (except in the case of Fundamental Baxano Representations, fraud or willful misrepresentation with the intent to deceive in the making of a representation or warranty of Baxano in this Agreement).

(vi)        The parties hereto agree to provide reasonable access to the other parties hereto to such documents, information, personnel and witnesses as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third Party Claim.

(c)          Payments.

(i)          Within twenty (20) calendar days of receipt of an Indemnity Claim Notice (the “Objection Period”) pursuant to Section 8.4(a), the Indemnifying Party may object (a “Claim Objection”) to any matter, including the basis and amount of such claims, set forth in such Indemnity Claim Notice by delivering to the Indemnified Party written notice setting forth such objection in reasonable detail. If the Indemnified Party does not receive a Claim Objection within the Objection Period, then the Indemnifying Party shall be deemed to have acknowledged and agreed with the correctness of such Indemnity Claim Notice for the full amount set forth therein and shall thereafter be precluded from disputing such amount. If the Indemnifying Party delivers a timely Claim Objection to the Indemnified Party, the Indemnified Party shall not be entitled to payment of such amount of Escrow Shares until a Final Determination has been made with respect to such claim pursuant to Section 8.4(c)(iii).

(ii)         If the Indemnified Party is a TranS1 Indemnified Party, TranS1 shall, and shall cause Surviving Corporation to, provide the Securityholder Representatives and their advisors with access upon reasonable notice and at reasonable times to the relevant books and records, materials and employees of TranS1 and the Surviving Corporation in connection with the Securityholder Representatives’ review of the Indemnity Claim Notice, together with the work papers used in their preparation and shall furnish the Securityholder Representatives and their advisors with any other information reasonably requested relating to Indemnity Claim Notice.

(iii)        After any final decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction with respect to the matters covered by an Indemnity Claim Notice and the expiration of the time in which to appeal therefrom (or final resolution of any such appeal), or a settlement with respect to the matters covered by an Indemnity Claim Notice shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement (including a deemed agreement pursuant to Section 8.4(c)(i)) with respect to the matters covered by an Indemnity Claim Notice (any such occurrence, a “Final Determination”), the Indemnified Party shall forward to the Indemnifying Party written notice of all Losses owing by the Indemnifying Party pursuant to this Agreement with respect to such matter as set forth in such Final Determination. If the Indemnified Party entitled to payment is a TranS1 Indemnified Party, then TranS1 and the Securityholder Representatives shall then issue joint written instructions to the Escrow Agent to release within five business days after the date of such notice (or final resolution of the amount then due and owing in the event of any dispute) the number of Escrow Shares (calculated using the applicable Escrow Shares Indemnity Value) equal to the amounts due and owing to the TranS1 Indemnified Party pursuant hereto; provided, however, that if the calculation of the number of Escrow Shares due and payable hereunder (using the applicable Escrow Shares Indemnity Value) results in a fraction, such fractional share shall not be issued and the value of such fractional share will remain in the Escrow Shares. If the Indemnified Party entitled to payment is a Securityholder Indemnified Party, then TranS1 shall pay, within five (5) business days following the occurrence of such Final Determination, such amounts due and owing to the Escrow Participants, which shall be allocated according to each relevant Escrow Participant’s Escrow Participation Percentage.

8.5           Tax Indemnity. The provisions of this Section 8.5 shall govern the allocation of responsibility between Securityholders and TranS1 for certain Tax matters following the Closing Date.

(a)          Tax Indemnification. If the Closing occurs, TranS1 and Surviving Corporation (the “Tax Indemnified Parties”) shall be entitled to be indemnified from the Escrow Shares against any and all Losses (“Indemnified Tax Losses”) attributable to, arising from or related to (i) all Taxes (or the nonpayment thereof) of Baxano for all Tax periods ending on or before the Closing Date and the portion through the end of the Closing Date of any Tax period that includes (but does not end on) the Closing Date (each such Tax period or portion thereof hereinafter is referred to as a “Pre-Closing Tax Period”), (ii) any breach of, or inaccuracy in, the Tax Representations, and (iii) any breach of a covenant under Section 5.1(o); provided, however, that in the case of clause (i) above, the Tax Indemnified Parties shall be entitled to indemnification only to the extent that the Indemnified Tax Losses exceed the amount, if any, reserved for such Taxes on the face of the Conclusive Statement and taken into account in determining Adjusted Net Working Capital.

(b)          Straddle Period. In the case of any Tax period that includes (but does not end on) the Closing Date (such Tax period hereinafter is referred to as a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of Baxano for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of Baxano for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days from the beginning of the Straddle Period through and including the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c)          Preparation of Tax Returns. TranS1 and Surviving Corporation shall prepare or cause to be prepared and filed on a timely basis all Tax Returns for Baxano for (x) any completed Pre-Closing Tax Period for which Tax Returns have not been filed as of the Closing Date and (y) for any Straddle Period for which Tax Returns are required to be prepared and filed (all such Tax Returns referred to in clause (y) of this Section 8.5(c) being referred to herein as the “Straddle Period Returns”); provided, however, that Baxano shall prepare or cause to be prepared all Tax Returns for Baxano for all Tax periods ending on or prior to December 31, 2012 and shall use commercially reasonable efforts to file same with the IRS before the Closing Date. TranS1 and Surviving Corporation shall prepare or cause to be prepared, consistent with applicable law, all amended Tax Returns of Baxano for all Tax periods ending prior to the Closing Date. TranS1 and Surviving Corporation shall provide to the Securityholder Representatives for their review a draft of each Straddle Period Return and any new or amended Tax Return for any Tax period ending before the Closing Date no later than fifteen (15) days prior to the due date for filing such Tax Return with the appropriate Governmental Entities and shall make such revisions as are reasonably requested by the Securityholder Representatives.

(d)          Cooperation on Tax Matters. After the Closing Date:

(i)          TranS1, Surviving Corporation and the Securityholder Representatives shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to Section 8.5(c) and any audits of, or disputes with Governmental Entities regarding, any Taxes or Tax Returns of Baxano or Surviving Corporation and take any actions reasonably requested by the other party in connection therewith;

(ii)         TranS1 and Surviving Corporation shall make available to one another and to any Governmental Entity, as reasonably requested in connection with any Tax Return described in this section or any audit, litigation, or other Proceeding with respect to Taxes, all reasonably relevant information relating to any Taxes or Tax Returns of Baxano or Surviving Corporation, and make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder;

(iii)        TranS1, Surviving Corporation and the Securityholder Representatives shall furnish one another with copies of all correspondence received from any Governmental Entity in connection with any Tax audit or information request with respect to any Pre-Closing Tax Period;

(iv)         TranS1 and Surviving Corporation shall use their respective best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed (including, without limitation, with respect to the transactions contemplated hereby);

(v)          TranS1, Surviving Corporation and the Securityholder Representatives shall upon request, provide to each other all information that the other party may be required to report pursuant to Sections 6043 or 6043A of the Code, or Treasury Regulations promulgated thereunder; and

(vi)         TranS1 and Surviving Corporation shall retain all books and records with respect to Tax matters pertinent to Baxano or Surviving Corporation relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by TranS1 or the Securityholder Representatives, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Entity, and to give the other Person reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Person so requests, TranS1 or the Securityholder Representatives, as the case may be, shall allow the other Person to take possession of such books and records.

(e)          Survival. The Tax Representations and the Tax Indemnified Parties’ right to commence any claim for indemnification for Taxes under Section 8.5(a) shall survive Closing, subject to Section 8.5(g).

(f)          Tax Proceedings. If any Tax Proceeding is initiated by any Governmental Entity that could result in a claim for Indemnified Tax Losses under Section 8.5(a), the Tax Indemnified Party shall promptly, but in no event later than the earlier of (i) ten (10) calendar days after receipt of notice from the Governmental Entity of such claim or (ii) fifteen (15) calendar days prior to the date required for the filing of any response to or protest of such claim, notify the Securityholder Representatives in writing of such fact. Failure to timely provide such notice shall not affect the right of the Tax Indemnified Party’s indemnification hereunder, except to the extent the Securityholder Representatives and Securityholders are prejudiced by such delay or omission. In such event, the parties shall address such Tax Proceeding in the same manner as a Third Party Claim as set forth in Section 8.4.

(g)          Source of Recovery. The sole recourse of a Tax Indemnified Party pursuant to this Section 8.5 shall be to the number of remaining Escrow Shares then available for distribution, as calculated using the applicable Escrow Shares Indemnity Value.

8.6           Other.

(a)          Knowledge. The right to indemnification, reimbursement or other remedy based on the representations, warranties, covenants and obligations set forth herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about, the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

(b)          Disregard Materiality. For purposes of calculating Losses hereunder (but not for purposes of determining whether any representations or warranties have been breached or are inaccurate), any “in all material respects” or material adverse effect qualifications in the representations and warranties shall be disregarded (but not, for clarification, any dollar thresholds and not for purposes of any of the representations to the extent requiring a listing of material matters).

(c)          Adjustments. The amount of any Loss for which indemnification is provided under this ARTICLE VIII shall be net of (i) any amounts actually recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party and (ii) any insurance proceeds actually received as an offset against such Loss, in each case, after deducting (but not below zero) any related costs and expenses, including the aggregate cost of pursuing any related insurance claims and any related increases in insurance premiums or other chargebacks. If the amount to be netted hereunder from any payment required under this ARTICLE VIII is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this ARTICLE VIII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this ARTICLE VIII had such determination been made at the time of such payment. The Indemnifying Party may require, as a condition to the provision of indemnification hereunder, that the Indemnified Party execute an undertaking consistent with its obligations set forth in this Section 8.6(c).

(d)          Tax Treatment. Any payments under this ARTICLE VIII shall be treated for Tax purposes (whether foreign or domestic) as a purchase price adjustment, to the extent permitted by applicable Law.

(e)          Insurance. Each Indemnified Party shall consider in good faith the potential availability of insurance coverage under then-current policies (but without any obligation to seek to recover any such insurance proceeds) in connection with making a claim under this ARTICLE VIII. No Indemnifying Party shall be entitled to be subrogated to any rights of an Indemnified Party, except that if and to the extent an Indemnifying Party indemnifies an Indemnified Party for Losses pursuant to this ARTICLE VIII, such Indemnifying Party shall be subrogated to any rights such Indemnified Party may have against any insurer with respect thereto (and, upon the reasonable request of the Indemnifying Party, the Indemnified Party shall take appropriate actions necessary to transfer and assign any such rights to the Indemnifying Party). The indemnification provided for this ARTICLE VIII is not intended and shall not be deemed to limit, condition, reduce or supplant the primary availability of any insurance that would be available in the absence of such indemnification.

(f)          Sole and Exclusive Remedy. Subject to Section 10.10, each party acknowledges and agrees that the remedies provided for in this ARTICLE VIII shall be the sole and exclusive right and remedy exercisable by such party with respect to the subject matter of this Agreement (other than claims for injunctive relief, specific performance or other equitable relief); provided, however, that nothing herein shall (i) limit any party’s remedies with respect to claims against any individual or legal entity arising from such person’s own fraud or willful misrepresentation with the intent to deceive or (ii) prevent or restrict any Person who is a party to any other transaction document, including the Securities Purchase Agreement, from obtaining monetary damages or any other legal or equitable relief in connection with the breach of such agreement.

(g)          Disclaimers. NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT OR PROVIDED FOR UNDER ANY APPLICABLE LAW, NO PARTY NOR ANY SECURITYHOLDER OR SECURITYHOLDER REPRESENTATIVES, NOR ANY CURRENT OR FORMER SECURITYHOLDER, DIRECTOR, OFFICER, EMPLOYEE, AFFILIATE OR ADVISOR OF ANY OF THE FOREGOING SHALL, IN ANY EVENT, BE LIABLE TO ANY OTHER PERSON, EITHER IN CONTRACT, TORT OR OTHERWISE, FOR ANY SPECIAL, INDIRECT, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OTHER THAN FORESEEABLE CONSEQUENTIAL DAMAGES, RELATING TO THE BREACH OR ALLEGED BREACH OF ANY PROVISION OF THIS AGREEMENT, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED TO THE OTHER PARTY IN ADVANCE, EXCEPT IN EACH CASE TO THE EXTENT INCLUDED IN A THIRD PARTY CLAIM OR ARISING FROM A CLAIM BASED UPON FRAUD, WILLFUL MISREPRESENTATION WITH THE INTENT TO DECEIVE OR A WILLFUL BREACH OF A COVENANT IN THIS AGREEMENT.

(h)          No Other Representations by Baxano. TranS1 acknowledges that it is relying and has relied only on the representations and warranties of Baxano expressly and specifically set forth in ARTICLE III and the certificates delivered by Baxano pursuant to this Agreement. TranS1 acknowledges that, except as expressly provided in ARTICLE III and the certificates delivered by Baxano pursuant to this Agreement, TranS1 is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied. The representations and warranties of Baxano set forth in ARTICLE III and the certificates delivered to Baxano pursuant to this Agreement, constitute the sole and exclusive representations and warranties to TranS1 in connection with the transactions contemplated by this Agreement, and TranS1 understands, acknowledges and agrees that all other representations and warranties of any kind or nature, express or implied are specifically disclaimed by Baxano. TranS1 acknowledges and agrees that no current or former stockholder, director, officer, employee, Affiliate or advisor of Baxano has made or is making, in such Person’s individual capacity, any representations, warranties or commitments whatsoever regarding the subject matter of this Agreement, express or implied.

(i)          No Other Representations by TranS1. Baxano acknowledges that it is relying and has relied only on the representations and warranties of TranS1 expressly and specifically set forth in ARTICLE IV and the certificates delivered by TranS1 pursuant to this Agreement. Baxano acknowledges that, except as expressly provided in ARTICLE IV and the certificates delivered by TranS1 pursuant to this Agreement, Baxano is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied. The representations and warranties of TranS1 set forth in ARTICLE IV and the certificates delivered to TranS1 pursuant to this Agreement, constitute the sole and exclusive representations and warranties to Baxano in connection with the transactions contemplated by this Agreement, and Baxano understands, acknowledges and agrees that all other representations and warranties of any kind or nature, express or implied are specifically disclaimed by TranS1. Baxano acknowledges and agrees that no current or former stockholder, director, officer, employee, Affiliate or advisor of TranS1 has made or is making, in such Person’s individual capacity, any representations, warranties or commitments whatsoever regarding the subject matter of this Agreement, express or implied.

8.7           Release from Escrow.

(a)          Subject to the Escrow Agreement, promptly following the finalization of the Conclusive Adjustment Statement and any corresponding payment or release of Escrow Shares in accordance with Section 2.11(f) (if any), the Escrow Agent shall release to the Escrow Participants a number of Escrow Shares such that, following such release, no more than two-thirds of the aggregate number of Escrow Shares deposited with the Escrow Agent pursuant to Sections 2.9(a) and 2.11(f)(iii) continue to be held by the Escrow Agent (less any Merger Shares previously released to a TranS1 Indemnified Party in respect of an Indemnity Claim Notice). Such release shall be in accordance with Section 2.3(b).

(b)          Subject to the Escrow Agreement, promptly following the twelve (12) month anniversary of the Closing Date, the Escrow Agent shall release to the Escrow Participants any remaining Escrow Shares and Representative Reimbursement Amount, except that the Escrow Agent shall retain in escrow the portion of the Representative Reimbursement Amount so requested by the Securityholder Representatives and a number of Escrow Shares equal in value (calculated using the applicable Escrow Shares Indemnity Value) to the aggregate amount of claims for indemnification under ARTICLE VIII asserted prior to the expiration of the applicable survival period but not yet resolved. The remaining Representative Reimbursement Amount and Escrow Shares retained in respect of any such unresolved claims shall be released to the Escrow Participants by the Escrow Agent (to the extent not utilized to pay TranS1 Indemnified Parties or the Surviving Corporation for any such claims resolved in favor of such Persons) promptly following the resolution of such claims in accordance with this ARTICLE VIII and the terms of the Escrow Agreement. Such release or releases shall be in accordance with Section 2.3(b).

ARTICLE IX

TERMINATION AND AMENDMENT

9.1           Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(i), by written notice by the terminating party to the other party), whether before or after approval of the Merger by the stockholders of Baxano:

(a)          by mutual written consent of TranS1 and Baxano;

(b)          by either TranS1 or Baxano if the Merger shall not have been consummated by April 30, 2013 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date);

(c)          by either TranS1 or Baxano if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)          by either TranS1 or Baxano if at the TranS1 Meeting (including any adjournment or postponement permitted by this Agreement), at which a vote on the TranS1 Voting Proposal is taken, the requisite vote of the stockholders of TranS1 in favor of the TranS1 Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 9.1(d) shall not be available (i) to any party seeking termination if at such time such party is in breach of or has failed to fulfill its obligations under this Agreement or (ii) to TranS1, if the failure to obtain the requisite vote has been caused by a breach of a TranS1 Stockholder Agreement by any party thereto other than Baxano);

(e)          by Baxano, if: (i) the TranS1 Board shall have failed to give its recommendation to the approval of the TranS1 Voting Proposal in the Proxy Statement or shall have withdrawn or modified its recommendation of the TranS1 Voting Proposal; (ii) TranS1 shall have breached its obligations under Section 6.5(b) of this Agreement; or (iii) TranS1 shall have failed to hold the TranS1 Meeting and submit the TranS1 Voting Proposals to TranS1’s stockholders by the date which is three (3) business days prior to the Outside Date;

(f)          by TranS1 or Baxano, if the other party shall have breached its obligations under Section 6.1 of this Agreement;

(g)          by TranS1, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement (other than those referred to elsewhere in this Section 9.1) on the part of Baxano, which breach would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and such failure or breach with respect to any such representation, warranty, covenant or agreement cannot be cured or, if curable, shall continue unremedied for a period of thirty (30) days after Baxano has received written notice from TranS1 of the occurrence of such failure or breach (provided that in no event shall such thirty (30) day period extend beyond the second day preceding the Outside Date), which such written notice must be provided promptly following such time as TranS1 obtains actual knowledge of such failure or breach;

(h)          by Baxano, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement set forth in this Agreement (other than those referred to elsewhere in this Section 9.1) on the part of TranS1, which breach would cause the conditions set forth in Section 7.3(a) or 7.3(b) not to be satisfied, and such failure or breach with respect to any such representation, warranty, covenant or agreement cannot be cured or, if curable, shall continue unremedied for a period of thirty (30) days after TranS1 has received written notice from Baxano of the occurrence of such failure or breach (provided that in no event shall such thirty (30) day period extend beyond the second day preceding the Outside Date), which such written notice must be provided promptly following such time as Baxano obtains actual knowledge of such failure or breach; or

(i)          by TranS1, if Baxano shall have failed to deliver to TranS1 by 5:00 p.m., U.S. Eastern time, on the first business day after execution of this Agreement its Secretary’s Certificate to the effect that the Baxano Stockholder Approval has been obtained, accompanied by true and complete copies of the executed Written Consents; provided, however, that TranS1 shall not have any right to terminate this Agreement under this Section 9.1(i) at any time after Baxano shall have delivered such documentation to TranS1.

9.2           Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of TranS1, Baxano, Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided that (a) any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (b) the provisions of Section 5.3 (Confidentiality), Section 9.2 (Effect of Termination), Section 9.3 (Fees and Expenses) and ARTICLE X (Miscellaneous) of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

9.3           Fees and Expenses.

(a)          Except as set forth in this Section 9.3 and subject to Section 2.11, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

(b)          Baxano shall reimburse all expenses of TranS1 actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of TranS1’s counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), but not in excess of $750,000, upon the termination of this Agreement (i) by TranS1 pursuant to Section 9.1(b) if the failure to satisfy the conditions set forth in the first sentence of Section 7.1(a) or Section 7.2(b) or Section 7.2(f) by the Outside Date shall be the principal cause of the Closing not occurring; or (ii) by TranS1 pursuant to Section 9.1(f), Section 9.1(g) or Section 9.1(i) (provided that TranS1 shall not have provided its notice of termination under such Section on or before the third business day following the date of this Agreement).

(c)          Baxano shall pay TranS1 a termination fee of $1,000,000 in the event of the termination of this Agreement:

(i)          by TranS1 pursuant to Section 9.1(b) if the failure to satisfy the conditions set forth in the first sentence of Section 7.1(a) or in Section 7.2(b) or Section 7.2(f) by the Outside Date shall have resulted in the Closing not occurring; or

(ii)         by TranS1 pursuant to Section 9.1(f), Section 9.1(g) or Section 9.1(i) (provided that TranS1 shall not have provided its notice of termination under such Section on or before the third business day following the date of this Agreement).

(d)          TranS1 shall reimburse all expenses of Baxano actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Baxano’s counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), but not in excess of $750,000, upon the termination of this Agreement (i) by Baxano pursuant to Section 9.1(b) if the failure to satisfy the conditions set forth in the second sentence of Section 7.1(a) or Section 7.3(b) or Section 7.3(e) by the Outside Date shall be the principal cause of the Closing not occurring; (ii) by Baxano or TranS1 pursuant to Section 9.1(d), or (iii) by Baxano pursuant to Section 9.1(e) or Section 9.1(h).

(e)          TranS1 shall pay Baxano a termination fee of $2,000,000 in the event of the termination of this Agreement:

(i)          by Baxano pursuant to Section 9.1(b) if the failure to satisfy the conditions set forth in the second sentence of Section 7.1(a) or Section 7.3(b) or Section 7.3(e) by the Outside Date shall have resulted in the Closing not occurring;

(ii)         by Baxano or TranS1 pursuant to Section 9.1(d); or

(iii)        by Baxano pursuant to Section 9.1(e), Section 9.1(f) or Section 9.1(h).

(f)          The expenses and fees, if applicable, payable pursuant to Section 9.3(b), 9.3(c), 9.3(d) and 9.3(e) shall be paid by wire transfer of same-day funds within one business day after demand therefor following the first to occur of the events giving rise to the payment obligation described in Section 9.3(b), 9.3(c), 9.3(d) or 9.3(e); provided that in no event shall TranS1 or Baxano, as the case may be, be required to pay the expenses and fees, if applicable, to the other, if, immediately prior to the termination of this Agreement, the party to receive the expenses and fees, if applicable, was in material breach of its obligations under this Agreement. If one party fails to promptly pay to the other any expense reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America, N.A. plus five percent per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid.

(g)          Payment of any termination fee described in this Section 9.3 shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (a) of Section 9.2.

ARTICLE X

MISCELLANEOUS

10.1         Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of any of the parties, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.2         Extension; Waiver. At any time prior to the Effective Time, the parties hereto by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

10.3         Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(a)          if to TranS1 or Transitory Subsidiary, to

TranS1 Inc.

110 Horizon Drive

Suite 230

Raleigh, NC 27615

Attn: Chief Financial Officer

Telephone: (910) 332-1700

with copies (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
150 Fayetteville Street

Suite 2300

Raleigh, NC 27601

Attn: David B. Clement

Email: dclement@smithlaw.com

Telephone: (919) 821-6754

(b)          if to Baxano, to

Baxano, Inc.

655 River Oaks Parkway

San Jose, CA 95134

Attn: President

Telephone:  (408) 514-2201

with a copy (which shall not constitute notice) to:

Morrison & Foerster, LLP

755 Page Mill Road

Palo Alto, CA 94304

Attn: Stephen B. Thau

Email: sthau@mofo.com

Telephone: (650) 813-5640

(c)          if to Securityholder Representatives, to

Sumeet Jain

c/o CMEA Capital

1 Letterman Drive

Building C, Suite CM500

San Francisco, CA 94129

Email: sumeet@cmea.com

Telephone:  (415) 962-2550

and

David Schulte

c/o Kaiser Permanente Ventures

One Kaiser Plaza

Oakland, CA 94612

Email: david.schulte@kp.org

Telephone:  (510) 271-6383

with a copy (which shall not constitute notice) to:

Morrison & Foerster, LLP

755 Page Mill Road

Palo Alto, CA 94304

Attn: Stephen B. Thau

Email: sthau@mofo.com

Telephone: (650) 813-5640

Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

10.4         Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

10.5         No Third Party Beneficiaries. Except as provided in Section 6.2(e), 6.10, 6.14 and ARTICLE VIII, and subject to Section 10.6, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

10.6         Assignment. No party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 10.6 shall be null and void.

10.7         Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.8         Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable document format, or similar format, shall be deemed to be their original signatures for all purposes.

10.9         Interpretation.

(a)          When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

(b)          The information and disclosures in the Baxano Disclosure Schedule or TranS1 Disclosure Schedule, as the case may be, are intended only to qualify and limit the representations and warranties of Baxano, TranS1 or Transitory Subsidiary, as the case may be, contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations and warranties. The inclusion of any information in any section of the Baxano Disclosure Schedule or TranS1 Disclosure Schedule, as the case may be, shall not be deemed to be an admission or acknowledgment by Baxano, TranS1 or Transitory Subsidiary, as the case may be, that such information is required to be listed in such section or is material to or outside the Ordinary Course of Business of such party, nor shall such information be deemed to establish a standard of materiality (and the actual standard of materiality may be higher or lower than the matters disclosed by such information). In addition, matters reflected in the Baxano Disclosure Schedule or TranS1 Disclosure Schedule, as the case may be, are not necessarily limited to matters required by the Agreement to be reflected in such disclosure schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The information contained in any such disclosure schedule is disclosed solely for purposes of the Agreement, and no information contained therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of applicable law or breach of contract).

10.10         Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy they may have at law or in equity.

10.11         Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

10.12         Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.3. Nothing in this Section 10.13, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

10.13         WAIVER OF JURY TRIAL. EACH OF TRANS1, TRANSITORY SUBSIDIARY AND BAXANO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF TRANS1, TRANSITORY SUBSIDIARY OR BAXANO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

10.14       Securityholder Representatives.

(a)          Authority. By the approval of this Agreement pursuant to Delaware Law (or otherwise), the Securityholders hereby irrevocably appoint Sumeet Jain and David Schulte as the representatives, agents, proxies, and attorneys in fact of and for all Securityholders for purposes of all post-Closing matters under this Agreement (the “Securityholder Representatives”), including without limitation the full power and authority on the Securityholders’ behalf to jointly take the actions set forth herein (all of which actions shall be deemed to be facts ascertainable outside of this Agreement and shall be binding on the Securityholders as a matter of contract law), including, without limitation:

(i)          to consummate the transactions contemplated under this Agreement and the other agreements, instruments, and documents contemplated hereby or executed in connection herewith;

(ii)         to negotiate and settle disputes arising under, or relating to, this Agreement and the other agreements, instruments, and documents contemplated hereby or executed in connection herewith;

(iii)        to execute and deliver any amendment or waiver to this Agreement and the other agreements, instruments, and documents contemplated hereby or executed in connection herewith (without the prior approval of the Securityholders);

(iv)         to retain legal and other advisors in connection with the foregoing, the reimbursement of reasonable fees incurred in connection therewith to be considered Representative Reimbursement Amounts hereunder; and

(v)          to take any and all other actions whatsoever to be taken by or on behalf of the Securityholders in connection with this Agreement and the other agreements, instruments, and documents contemplated hereby or executed in connection herewith.

(b)          Irrevocable Grant. The Securityholders, by approving this Agreement, further agree that such agencies, proxies and powers of attorney are coupled with an interest, are therefore irrevocable without the consent of the Securityholder Representatives, and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Securityholder. All decisions and actions by the Securityholder Representatives within the scope of their authority hereunder shall be binding upon all Securityholders, and no Securityholder shall have the right to object, dissent, protest or otherwise contest the same. TranS1 may conclusively rely, without independent verification or investigation, upon any such joint decision or joint action of the Securityholder Representatives as being the binding decision or action of every Securityholder, and TranS1 shall not be liable to any Securityholder or any other Persons for any actions taken or omitted from being taken by them or by TranS1 in accordance with or reliance upon any such joint decision or joint action of the Securityholder Representatives. The Securityholder Representatives shall have no duties or obligations to the Securityholders hereunder, including any fiduciary duties, except those set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Agreement.

(c)          Reliance. Any party may rely upon any joint decision, joint consent or joint instruction of the Securityholder Representatives on behalf of itself or, prior to the Effective Time, Baxano in connection with this Agreement and is relieved from any liability to any person for any act performed in accordance with such decision, consent or instruction. Any party may rely, without inquiry, upon any joint written notice from the Securityholder Representatives or any successor Securityholder Representatives, and may deal with the successors with respect to any matter arising under this Agreement.

(d)          Indemnity. By the approval of this Agreement pursuant to Delaware Law (or otherwise), each Escrow Participant hereby severally, for itself only and not jointly, and only to the extent of such Escrow Participant’s Escrow Participation Percentage, agrees to indemnify and hold harmless the Securityholder Representatives and their partners, managers, officers, employees, agents and other representatives against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts incurred by such Persons in connection with any Proceeding to which the Securityholder Representatives or such other Person is made a party by reason of the fact that it is or was acting as a Securityholder Representative pursuant to the terms of this Agreement, provided, however, that (i) the Securityholder Representatives shall be entitled to payment only from the Representative Reimbursement Amount, until such time as the Representative Reimbursement Amount is exhausted or released pursuant to Section 8.7, and (ii) there shall be no such indemnification in the event of gross negligence or willful misconduct by the Securityholder Representatives.

(e)          No Liability. Neither the Securityholder Representatives nor any of their members, managers, officers, agents or other representatives shall incur any liability for any Loss to any Securityholder by virtue of the failure or refusal of such Persons for any reason to consummate the transactions contemplated hereby or relating to the performance of their duties hereunder, except for actions or omissions constituting fraud, willful misrepresentation with the intent to deceive or a willful breach of any covenant of this Agreement. The Securityholder Representatives and their members, managers, officers, agents and other representatives shall have no liability for any Loss in respect of any Proceeding brought against such persons by any Securityholder, regardless of the legal theory under which such liability may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise, if such persons took or omitted taking any action in good faith.

(f)          Removal. Following the Closing Date, Securityholders holding in the aggregate Escrow Participation Percentages in excess of 50% may, by written consent, remove either or both Securityholder Representatives and appoint one or two (as applicable) new representatives as their replacements. Notice together with a copy of the written consent appointing such new representative and bearing the signatures of Securityholders of a majority-in-interest of those Securityholders must be delivered to TranS1 not less than ten (10) calendar days prior to such appointment. Such appointment will be effective upon the later of the date indicated in the consent or ten (10) calendar days following the date such consent is received by TranS1.

[signature page follows]

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf as of the date first written above.

TRANS1 INC.

By:	/s/ Ken Reali

Name:	Ken Reali

Title:	President & CEO

RACERX ACQUISITION CORP.

By:	/s/ Ken Reali

Name:	Ken Reali

Title:	President & CEO

BAXANO, INC.

By:	/s/ Anthony J. Recupero

Name:	Anthony J. Recupero

Title:	President and CEO

SECURITYHOLDER REPRESENTATIVES

By:	/s/ Sumeet Jain
Sumeet Jain

By:	/s/ David Schulte
David Schulte

Exhibit A

form of trans1 STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of March 3, 2013, is by and among Baxano, Inc., a Delaware corporation (“Baxano”), TranS1 Inc., a Delaware corporation (“TranS1”) (only with respect to Section 2(b) hereof), the undersigned stockholders of TranS1 (each, a “Stockholder” and, together, the “Stockholders”), and Sumeet Jain and David Schulte, solely as Securityholder Representatives (subject to and following appointment by the Securityholders pursuant to Section 10.14(a) of the Merger Agreement (as defined below)).

WHEREAS, concurrently with the execution and delivery of this Agreement, TranS1, RacerX Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of TranS1 (the “Transitory Subsidiary”), Baxano, and the Securityholder Representatives, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), which provides for the merger (the “Merger”) of the Transitory Subsidiary into Baxano in accordance with the terms of the Merger Agreement;

WHEREAS, the Stockholders are the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of each class of capital stock of TranS1 as is indicated on the signature page of this Agreement; and

WHEREAS, in consideration of the execution and delivery of the Merger Agreement by Baxano, each Stockholder desires to agree to certain transfer restrictions and to vote the Shares (as defined herein) over which Stockholder has voting power so as to facilitate the consummation of the Merger;

NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound, the parties hereto hereby agree as follows:

1.                  Certain Definitions.

(a)                Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

(b)               For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means any person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended. For clarity, the definition of “Affiliate” for any person that is a partnership shall include without limitation any general partner, managing member, officer or director of such person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such person.

“Constructive Sale” means with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership.

“Registration Statement” means each registration statement required to be filed under Section 8 of that certain Securities Purchase Agreement, dated as of the date hereof, among TranS1 and the investors set forth therein, including (in each case) the Prospectus (as defined therein), amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Shares” means (A) all shares of capital stock of TranS1 owned, beneficially or of record, by each Stockholder as of the date hereof, and (B) all additional shares of capital stock of TranS1 acquired by each Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as such term is defined in Section 8 below).

“Transfer” means, with respect to any security (including the Shares), the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2.                  Transfer and Voting Restrictions With Respect to the Shares.

(a)                Each Stockholder will not Transfer any of the Shares from the date hereof until the date the Registration Statement has been declared effective by the United States Securities and Exchange Commission (the “SEC”). The restrictions in the first sentence of this Section 2(a) shall not apply to (i) Transfers made (1) to an Affiliate of such Stockholder, (2) to such Stockholder’s spouse, lineal descendants, father, mother, brother or sister or any trust for the benefit of any such family member (collectively, “Immediate Family Members”) or (3) to a trust or otherwise for bona fide estate planning purposes if the beneficiaries of such trust consist solely of such Stockholder and/or his or her Immediate Family Members so long as in the case of each of (1), (2) and (3), the transferee agrees to be bound by the restrictions of this Section 2(a) and (ii) Shares or other securities owned by the spouse of such Stockholder or any other Immediate Family Member other than any securities subject to this Section 2(a) that are acquired by a transferee pursuant to the exception in clause (i) above.

(b)               Each Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares other than in compliance with this Agreement, TranS1 shall not, and Stockholder hereby unconditionally and irrevocably instructs TranS1 to not, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares or (iii) record such vote, in each case, unless and until Stockholder shall have complied with the terms of this Agreement.

(c)                Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, no Stockholder will commit any act that could restrict or affect Stockholder’s legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder or otherwise prevent or disable Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, no Stockholder will enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting Stockholder’s legal power, authority or right to vote the Shares in favor of the approval of the Proposed Issuances.

3.                  Agreement to Vote Shares Prior to Expiration Date.

(a)                Matter One: Issuance of Shares as Net Merger Consideration. Prior to the Expiration Date, at every meeting of the stockholders of TranS1 called, and at every adjournment or postponement thereof, each Stockholder (in Stockholder’s capacity as such) shall appear in person or by proxy at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote (i) in favor of the issuance of the Merger Shares and the Financing Shares in connection with the transactions contemplated by the Merger Agreement (the “Proposed Issuances”), and (ii) against the approval or adoption of any proposal made in opposition to the Proposed Issuances.

(b)               Matter Two: Election of Baxano Director Designees.

i.	At TranS1’s 2013 annual meeting of stockholders, and at every adjournment or postponement thereof, each Stockholder (in Stockholder’s capacity as such) shall appear in person or by proxy at the meeting or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, vote in favor of the election or re-election as members of the TranS1 Board for a three (3) year term the individuals designated by the Securityholder Representatives and nominated by the TranS1 nominating committee pursuant Section 6.10(c)(ii) of the Merger Agreement (the “Baxano Director Designees”).

ii.	From TranS1’s 2013 annual meeting of stockholders through the date immediately preceding the date directors are elected at TranS1’s 2016 annual meeting of stockholders, each Stockholder (in Stockholder’s capacity as such) shall appear in person or by proxy at each meeting of stockholders or otherwise cause the Shares to be present thereat for purposes of establishing a quorum and vote in favor of the election or re-election of any replacements of the Baxano Director Designees nominated by the TranS1 nominating committee pursuant Section 6.10(c)(ii) of the Merger Agreement, or so vote by written consent if votes are solicited by written consent.

(c)                Action by Beneficial Owner with Respect to Voting Shares. If a Stockholder is the beneficial owner, but not the record holder, of the Shares, such Stockholder shall take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with Section 3 hereof.

4.                  Grant of Irrevocable Proxies.

(a)                In the event a Stockholder fails to perform as set forth in Section 3(a) of this Agreement, such Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, Baxano and each of its executive officers and any of them, in their capacities as officers of Baxano (the “Matter One Grantees”), as Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3(a) hereof and, in the discretion of the Matter One Grantees with respect to any proposed adjournments or postponements of any meeting of stockholders at which any of the matters described in Section 3(a) hereof is to be considered.

(b)               In the event a Stockholder fails to perform as set forth in Section 3(b) of this Agreement, such Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, the Securityholder Representatives (the “Matter Two Grantee,” and, collectively with the Matter One Grantees, the “Grantees”), as Stockholder’s proxies and attorneys-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of Stockholder, to vote the Shares, to instruct nominees or record holders to vote the Shares, or grant a consent or approval in respect of such Shares in accordance with Section 3(b) hereof and, in the discretion of the Matter Two Grantee with respect to any proposed adjournments or postponements of any meeting of stockholders at which any of the matters described in Section 3(b) hereof is to be considered.

(c)                Each Stockholder represents that any proxies heretofore given in respect of the Shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(d)               Each Stockholder hereby affirms that the irrevocable proxies set forth in this Section 4 are given in connection with the execution of the Merger Agreement, and that such irrevocable proxies are given to secure the performance of the duties of Stockholder under this Agreement. Each Stockholder hereby further affirms that each of the irrevocable proxies is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such Grantees may lawfully do or cause to be done the actions set forth herein by virtue such irrevocable proxies. Such irrevocable proxies are executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

(e)                The Grantees may not exercise any irrevocable proxy set forth in this Section 4 on any other matter except as provided above. Stockholders may vote the Shares on all other matters.

(f)                Baxano (prior to the Effective Time) or the Securityholder Representatives (after the Effective Time) may terminate any proxy set forth in this Section 4 with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.

5.                  Action in Stockholder Capacity Only. No Stockholder makes any agreement or understanding herein as a director or officer of TranS1. Each Stockholder signs solely in Stockholder’s capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing herein shall limit or affect any actions taken in Stockholder’s capacity as an officer or director of TranS1.

6.                  Representations and Warranties of Stockholder.

(a)                Each Stockholder hereby represents and warrants to Baxano as follows: (i) Stockholder is the beneficial or record owner of the shares of capital stock of TranS1 indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) Stockholder does not beneficially own any securities of TranS1 other than the shares of capital stock and rights to purchase shares of capital stock of TranS1 set forth on the signature page of this Agreement; (iii) Stockholder has full power and authority to make, enter into and perform the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4; and (iv) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms. Each Stockholder agrees to notify Baxano promptly of any additional shares of capital stock of TranS1 of which Stockholder becomes the beneficial owner after the date of this Agreement.

(b)               As of the date hereof and for so long as this Agreement remains in effect, except for this Agreement or as otherwise permitted by this Agreement, each Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by Stockholder, in favor of the approval and authorization of the Proposed Issuances and the election of the Baxano Director Designees without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, no Stockholder has entered into any voting agreement (other than this Agreement) with any person with respect to any of the Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting Stockholder’s legal power, authority or right to vote the Shares on any matter.

(c)                The execution and delivery of this Agreement and the performance by each Stockholder of his, her or its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which Stockholder is a party or by which Stockholder (or any of his, her or its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect Stockholder’s ability to perform his, her or its obligations under this Agreement or render inaccurate any of the representations made by Stockholder herein.

(d)               Each Stockholder understands and acknowledges that TranS1, the Transitory Subsidiary and Baxano are entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein.

7.                  Confidentiality. Each Stockholder recognizes that successful consummation of the Proposed Issuances may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, and so that TranS1 may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD promulgated under the Exchange Act, each Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than its counsel and advisors, if any) without the prior written consent of TranS1 and Baxano, except for disclosures Stockholder’s counsel advises are required by applicable law, in which case Stockholder shall give notice of such disclosure to TranS1 and Baxano as promptly as practicable so as to enable TranS1 and Baxano to seek a protective order from a court of competent jurisdiction with respect thereto.

8.                  Termination. This Agreement shall terminate and be of no further force or effect whatsoever as of the earlier of (a) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms of Article IX thereof or (b) the later of (i) the date the Registration Statement is declared effective or (ii) the date directors are elected at TranS1’s 2013 annual meeting of Stockholders (the “Expiration Date”). Notwithstanding the foregoing, Section 3(b)(ii) shall survive the termination and Expiration Date with respect to any Shares to the extent owned on a date thereafter and shall only terminate on the date directors are elected at TranS1’s 2016 annual meeting of stockholders.

9.                  Miscellaneous Provisions.

(a)                Amendments, Modifications and Waivers. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any waiver of any term or condition hereof shall be valid only if set forth in a written instrument signed on behalf of such party. Such waiver shall not be deemed to apply to any term or condition other than that which is specified in such waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(b)               Entire Agreement. This Agreement constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

(c)                Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

(d)               Submission to Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Chancery Court of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9(m) hereof. Nothing in this Section 9(d), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(e)                WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(f)                Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(g)                Assignment and Successors. No party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise without the prior written consent of the other parties, except that the Securityholder Representatives, without obtaining the consent of any other parties hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any successor Securityholder Representatives. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, including, without limitation, Stockholder’s estate and heirs upon the death of any Stockholder who is a natural person. Any purported assignment of rights or delegation of performance obligations in violation of this Section 9(g) shall be null and void.

(h)               No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto, the stockholders of Baxano as of immediately prior to the Closing (as defined in the Merger Agreement) and their respective successors and permitted assigns, or to otherwise create any third-party beneficiary hereto.

(i)                 Cooperation. Each Stockholder agrees to cooperate fully with Baxano and the Securityholder Representatives and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Baxano or the Securityholder Representatives to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Each Stockholder hereby agrees that TranS1 and Baxano may publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC) and the Proxy Statement, each such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the Registration Statement or in any other filing made by TranS1 or Baxano with the SEC relating to the Proposed Issuances.

(j)                 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(k)               Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(l)                 Specific Performance; Injunctive Relief. The parties hereto acknowledge that TranS1 and Baxano and the Securityholders shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of each Stockholder set forth in this Agreement. Each Stockholder accordingly agrees that, in addition to any other remedies that may be available to TranS1 or Baxano or the Stockholder Representative (on behalf of the Securityholders), as applicable, upon any such violation, such party shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity without posting any bond or other undertaking.

(m)             Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as follows: (A) if to TranS1 or Baxano or to the Securityholder Representatives, to the address provided in the Merger Agreement, including to the persons designated therein to receive copies, and (B) if to any Stockholder, to such Stockholder’s address shown below Stockholder’s signature on the signature page hereof.

(n)               Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable document format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable document format, or similar format, shall be deemed to be their original signatures for all purposes.

(o)               Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(p)               Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

[signature page follows]

[Signature Page to TranS1 Stockholder Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

BAXANO, INC. _______________________________ Name: Title: SECURITYHOLDER REPRESENTATIVES: _______________________________ Name: Sumeet Jain _______________________________ Name: David Schulte

[Signature Page to TranS1 Stockholder Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER:

___________________

_______________________________

Name:

Title:

Address:

_______________________

_______________________

_______________________

Telephone: (___) _____-________

Facsimile: (___) _____-________

E-Mail Address: ___________________

Shares Beneficially Owned by Stockholder:

___________ shares of TranS1 Common Stock

___________ TranS1 Stock Options

[Signature Page to TranS1 Stockholder Agreement]

With respect to Section 2(b) only:

TRANS1 INC. _______________________________ Name: Title:

exhibit b

form of ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is made and dated as of [March ___], 2013 (the “Closing Date”) by and among TranS1 Inc., a Delaware corporation (“TranS1”), Branch Banking and Trust Company, a North Carolina banking corporation (the “Escrow Agent”), and Sumeet Jain and David Schulte (the “Securityholder Representatives”), acting by virtue of the Merger Agreement (as defined below) as the attorneys-in-fact and representatives of the Securityholders of Baxano, Inc., a Delaware corporation (“Baxano”).

Capitalized terms used but not defined in this Agreement shall have the respective meanings set forth in that certain Agreement and Plan of Merger (as the same may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of March 3, 2013, by and among TranS1, RacerX Acquisition Corp., a Delaware corporation (the “Transitory Subsidiary”), Baxano and the Securityholder Representatives.

RECITALS

TranS1, the Transitory Subsidiary, Baxano and the Securityholder Representatives have entered into the Merger Agreement, which provides for the merger of the Transitory Subsidiary with and into Baxano (the “Merger”), in connection with which the Securityholders of Baxano shall receive as consideration up to the number of shares of Common Stock of TranS1 (“TranS1 Common Stock”) determined, allocated and distributed among the Securityholders in accordance with the Merger Agreement and this Agreement.

Pursuant to the Merger Agreement, the parties thereto have agreed that the Escrow Shares may be applied to fund (i) any adjustment of the Net Merger Consideration payable to TranS1 pursuant to Section 2.11(f) of the Merger Agreement and (ii) any indemnification obligations payable by the Escrow Participants to TranS1 Indemnified Parties pursuant to Article VIII of the Merger Agreement.

Pursuant to the Merger Agreement, the parties thereto have agreed that the Representative Reimbursement Amount shall be applied to fund any indemnification or reimbursement obligations payable by the Securityholders to the Securityholder Representatives pursuant to Section 10.14(d) of the Merger Agreement.

Pursuant to Section 2.9(b) of the Merger Agreement, each Securityholder that is an Escrow Participant is deemed to have approved this Agreement and the escrow arrangements contemplated herein by virtue of the Baxano Stockholder Approval or the actions taken by Baxano pursuant to Section 2.4(iii) of the Merger Agreement.

Pursuant to Section 10.14 of the Merger Agreement, the Securityholder Representatives have been appointed by the Securityholders as their attorneys-in-fact and have been authorized and empowered to act for and on behalf of any or all Securityholders (with full power of substitution in the premises) in connection with this Agreement, including the power and authority on behalf of each Securityholder to do or take any one or more of the actions enumerated in Section 1.3.

The Escrow Agent is willing to act in the capacity of escrow agent hereunder subject to, and upon the terms and conditions of, this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound, and as an inducement for the consummation of the transactions contemplated by the Merger Agreement, the parties agree as follows:

ARTICLE I.

DESIGNATION OF ESCROW AGENT AND PROPERTY
SUBJECT TO ESCROW

1.1              Designation of Escrow Agent. TranS1 and the Securityholders (by and through the Securityholder Representatives) hereby mutually designate and appoint Branch Banking and Trust Company, a North Carolina banking corporation having an office and place of business located at 223 West Nash Street, Wilson, North Carolina 27893, as escrow agent for the purposes set forth herein, subject to replacement as provided in Section 5.4

. The Escrow Agent hereby accepts such appointment and agrees to act in furtherance of the provisions of the Merger Agreement, but only upon the terms and conditions provided in this Agreement.

1.2              Establishment of Escrow.

(a)                In accordance with Section 2.9(a) of the Merger Agreement, at or prior to the Closing of the Merger, TranS1 shall issue and deliver, or cause to be issued and delivered, to the Escrow Agent (i) the Representative Reimbursement Amount, in the amount of $250,000 (the “Cash Escrow”), and (ii) shares of TranS1 Common Stock constituting Escrow Shares, in the number determined pursuant to the Merger Agreement.

(b)               In addition, in accordance with Sections 2.11(f)(iii) and 2.3(a) of the Merger Agreement, not more than five (5) Business Days following the finalization of the Conclusive Adjustment Statement, if the Adjustment Amount is a positive number and the absolute value of such number exceeds $250,000, TranS1 shall issue and deliver, or cause to be issued and delivered, to the Escrow Agent, additional shares of TranS1 Common Stock constituting Escrow Shares, in the number determined pursuant to the Merger Agreement.

(c)                The Cash Escrow shall be delivered by TranS1 by wire transfer of immediately available funds, and shall be deposited by the Escrow Agent in an account in the name of the Escrow Agent, as escrow agent hereunder. The Escrow Shares shall be delivered by TranS1, at TranS1’s option, in either certificated or book-entry form, and shall be registered in the name of the Escrow Agent, as escrow agent hereunder and as nominee for the Securityholders as beneficial owners of the Escrow Shares. The Escrow Agent shall deposit all Escrow Shares in an account that is segregated from the Cash Escrow. Promptly upon each receipt by the Escrow Agent of the Cash Escrow and Escrow Shares, the Escrow Agent shall execute and deliver a receipt therefor to TranS1 and the Securityholder Representatives. Except as otherwise provided in this Agreement, the Escrow Agent shall also hold under this Agreement any investment proceeds of the Cash Escrow and any cash, securities or other property that may be distributed on account of the Escrow Shares. The Cash Escrow, the Escrow Shares and such investment proceeds and other distributions are collectively referred to as the “Escrow Property.” The Escrow Agent shall hold the Escrow Property in safekeeping and distribute the Escrow Property only in accordance with the terms hereof.

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1.3              Securityholder Representatives.

(a)                Pursuant to Section 10.14 of the Merger Agreement, the Securityholders have irrevocably appointed the Securityholder Representatives as their representatives, agents, proxies and attorneys-in-fact with respect to all post-Closing matters arising under the Merger Agreement and all actions to be taken by or on behalf of the Securityholders in connection with this Agreement, including without limitation the full power and authority on the Securityholders’ behalf to jointly take the actions set forth herein (all of which actions shall be deemed to be facts ascertainable outside of this Agreement and shall be binding on the Securityholders as a matter of contract law), including, without limitation:

(i)                 to consummate the transactions contemplated under this Agreement, the Merger Agreement and the other agreements, instruments, and documents contemplated hereby or thereby or executed in connection herewith or therewith;

(ii)               to negotiate and settle disputes arising under, or relating to, this Agreement, the Merger Agreement and the other agreements, instruments, and documents contemplated hereby or thereby or executed in connection herewith or therewith;

(iii)             to execute and deliver any amendment or waiver to this Agreement, the Merger Agreement and the other agreements, instruments, and documents contemplated hereby or thereby or executed in connection herewith or therewith (without the prior approval of the Securityholders);

(iv)             to retain legal and other advisors in connection with the foregoing, the reimbursement of reasonable fees incurred in connection therewith to be considered Representative Reimbursement Amounts hereunder; and

(v)               to take any and all other actions whatsoever to be taken by or on behalf of the Securityholders in connection with this Agreement, the Merger Agreement and the other agreements, instruments, and documents contemplated hereby or thereby or executed in connection herewith or therewith.

(b)               Other than the Securityholder Representatives, no Securityholder shall have any right to intervene or take part in, or otherwise delay, any action related to the Escrow Property.

(c)                Pursuant to Section 10.14(f) of the Merger Agreement, Securityholders holding in the aggregate Escrow Participation Percentages in excess of 50% may, by written consent, remove either or both of the Securityholder Representatives and appoint new representatives as their replacements. Notice together with a copy of the written consent appointing such new representative and bearing the signatures of Securityholders of a majority-in-interest of those Securityholders must be delivered to TranS1 and the Escrow Agent not less than ten (10) calendar days prior to such appointment. Such appointment will be effective upon the later of the date indicated in the consent or ten (10) calendar days following the date such consent is received by TranS1 and the Escrow Agent.

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ARTICLE II.

DURATION OF ESCROW; TREATMENT OF ACCUMULATIONS
TO ESCROW SHARES; INVESTMENT OF CASH ESCROW

2.1              Duration of Escrow. The Escrow Agent shall hold the Escrow Property as provided in this Agreement until complete distribution thereof in accordance with the applicable provisions of Article III and/or Article IV.

2.2              Additional Property Received on Account of Escrow Property.

(a)                At any time after delivery of the Escrow Shares to the Escrow Agent and prior to the complete distribution of the Escrow Shares in accordance with the applicable provisions of Article III and/or Article IV, if the Escrow Agent, as the registered owner of the Escrow Shares under Section 1.2

, shall become entitled to receive or shall receive on account of the Escrow Shares (i) any (A) non-taxable distribution of securities of TranS1 or of any other Person including, without limitation, any certificate in connection with any increase or reduction of capital, reclassification, recapitalization, merger, business combination, consolidation, sale of assets, stock split-up or spin-off; or (B) non-taxable distribution of stock options, warrants or rights, whether as an addition to or in substitution of or exchange for any of the Escrow Shares; or (C) non-taxable stock dividend or other non-taxable distribution payable in securities or property of any description; then, all of the property received upon any such distribution shall be deemed to be Escrow Shares and shall be subject to the terms hereof to the same extent as the original Escrow Shares; (ii) any taxable stock dividends, then the Escrow Agent shall promptly transfer and/or deliver, as applicable, such taxable stock dividends to TranS1 (for further distribution to the Securityholders in accordance with Section 2.3(b) of the Merger Agreement); or (iii) any cash dividends, then the Escrow Agent shall promptly deliver such cash dividends to the Securityholders (in accordance Section 2.3(b) of the Merger Agreement and the Escrow Allocation Percentages attached hereto as Exhibit A).

(b)               The Escrow Agent is hereby directed to invest the Cash Escrow in a [BB&T Business Managed Money Rate Savings Account] or such other account as determined from time to time by the Securityholder Representatives in writing. Any interest or other income earned thereon shall be deemed to be Cash Escrow and shall be subject to the terms hereof to the same extent as the original Cash Escrow. [The BB&T Business Managed Money Rate Savings Account] will earn a fixed rate of [__] bps for a total of [_______] ([__]) months after the Closing Date. Thereafter, the Cash Escrow will earn the rate then in effect for such account from time to time or the rate otherwise agreed to by the Escrow Agent and the Securityholder Representatives.

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2.3              Retained Voting and Other Rights.

(a)                While the Escrow Shares remain in escrow pursuant to this Agreement, the Securityholders will retain and will be able to exercise all incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions of this Agreement. The Escrow Shares held pursuant to this Agreement will be shown as issued and outstanding on the books and records of TranS1.

(b)               The Escrow Agent shall hold the Escrow Property (including any additional property acquired with respect thereto pursuant to Section 2.2) in safekeeping and dispose thereof only in accordance with the terms of this Agreement. The Escrow Agent may treat the Securityholder Representatives as the duly authorized agents and representatives of the Securityholders with respect to any additional property related to the Escrow Shares. After its receipt thereof, the Escrow Agent shall hold the Escrow Shares in accordance with this Agreement and shall (to the extent legally permissible) vote the Escrow Shares in accordance with the written instructions (if any) provided by the Securityholders. The Escrow Agent shall not vote any Escrow Shares for which the Escrow Agent has not received from a Securityholder written instructions in form and substance reasonably satisfactory to the Escrow Agent.

ARTICLE III.

TERMINATION OF AGREEMENT;

FINAL DISTRIBUTIONS OF ESCROW PROPERTY

3.1              Termination of Agreement. This Agreement shall terminate automatically upon complete distribution of the Escrow Property in accordance with this Agreement, except for provisions hereof that by their terms explicitly survive termination.

3.2              Final Distributions of the Escrow Shares.

(a) In accordance with Section 8.7(b) of the Merger Agreement, promptly after the twelve (12) month anniversary of the Closing Date, the Escrow Agent shall deliver to the Securityholders (in accordance Section 2.3(b) of the Merger Agreement and the Escrow Allocation Percentages attached hereto as Exhibit A) that portion of the Escrow Shares not otherwise (i) directed for distribution to TranS1 by joint written instructions received by the Escrow Agent but not yet distributed, if any, or (ii) subject to claims asserted pursuant to Article IV.

(b) Thereafter, any remaining Escrow Shares shall continue to be held by the Escrow Agent in accordance with the terms of this Agreement until distributed to TranS1 (if applicable) and all claims asserted pursuant to Article IV have been resolved or until otherwise directed by joint written instructions received by the Escrow Agent from TranS1 and the Securityholder Representatives. In accordance with Section 8.7(b) of the Merger Agreement, upon such claims resolution or receipt of such instructions, the Escrow Agent shall promptly distribute any remaining Escrow Shares to the Securityholders (in accordance Section 2.3(b) of the Merger Agreement and the Escrow Allocation Percentages attached hereto as Exhibit A) or as directed in such instructions, as the case may be, in full discharge of the Escrow Agent's obligations with respect to the Escrow Shares under this Agreement.

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3.3              Final Distribution of the Cash Escrow.

(a)                In accordance with Section 8.7(b) of the Merger Agreement, promptly after the twelve (12) month anniversary of the Closing Date, the Escrow Agent shall deliver the balance of the Cash Escrow, if any, to the Securityholders (in accordance Section 2.3(b) of the Merger Agreement and the Escrow Allocation Percentages attached hereto as Exhibit A); provided that the Securityholder Representatives may instruct the Escrow Agent to retain such portion of the Cash Escrow as the Securityholder Representatives deem necessary to administer any outstanding claims asserted pursuant to Article IV.

(b)               Thereafter, any remaining balance in the Cash Escrow account shall be released to the Securityholders (in accordance Section 2.3(b) of the Merger Agreement and the Escrow Allocation Percentages attached hereto as Exhibit A) at the same time as any remaining Escrow Shares are distributed to TranS1 pursuant to Section 3.2(b).

(c)                The distribution(s) of the Cash Escrow in accordance with this Section 3.3 shall be in full discharge of the Escrow Agent’s obligations with respect to the Cash Escrow under this Agreement.

ARTICLE IV.

RELEASE OF ESCROW PROPERTY

4.1              Release of Escrow Shares as Net Merger Consideration Adjustment. In accordance with Section 2.11(f)(ii) of the Merger Agreement, promptly (and in no event more than two (2) Business Days) following the finalization of the Conclusive Adjustment Statement, if the Adjustment Amount is a negative number and the absolute value of such number exceeds $250,000, then TranS1 and the Securityholder Representatives shall issue joint written instructions to the Escrow Agent setting forth the number of Escrow Shares to be delivered to TranS1 in accordance with Section 2.11(f)(ii) of the Merger Agreement. Promptly (and in no event more than three (3) Business Days) following receipt of such instructions, the Escrow Agent shall transfer and/or deliver, as applicable, such number of Escrow Shares to TranS1. “Business Day” shall mean any day except Saturday, Sunday or any other day on which commercial banks located in Wilson, North Carolina are authorized or required by law to be closed for business.

4.2              Distribution of Excess Escrow Shares After Determination of Adjustment Adjustment. In accordance with Section 8.7(a) of the Merger Agreement, promptly following any delivery of additional Escrow Shares by TranS1 pursuant to Section 2.11(f)(iii) of the Merger Agreement or any release of Escrow Shares to TranS1 pursuant to Section 4.1, as applicable, TranS1 and the Securityholder Representatives shall issue joint written instructions to the Escrow Agent setting forth the number of Escrow Shares to be released to the Securityholders (in accordance Section 2.3(b) of the Merger Agreement and the Escrow Allocation Percentages attached hereto as Exhibit A), which number shall be determined in accordance with Section 8.7(a) of the Merger Agreement. Promptly (and in no event more than three (3) Business Days) following receipt of such letter, the Escrow Agent shall transfer and deliver such number of Escrow Shares to the Securityholders (in accordance Section 2.3(b) of the Merger Agreement and the Escrow Allocation Percentages attached hereto as Exhibit A).

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4.3              Assertion of Claims Against Escrow Shares. If (i) TranS1 (on its own behalf or on behalf of any other TranS1 Indemnified Person) shall timely assert a claim for indemnification pursuant to Article VIII of the Merger Agreement and (ii) the Merger Agreement permits or requires such claim (if valid) to be satisfied from the Escrow Shares, then TranS1 shall submit to the Escrow Agent and the Securityholder Representatives a written claim in good faith signed by an authorized officer of TranS1 stating (a) that a TranS1 Indemnified Party is making such claim and its reasonable estimate of the amount claimed; (b) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of the Merger Agreement alleged as the basis or bases for such claim; and (c) if the related losses have actually been incurred, the number of Escrow Shares (calculated according to the applicable Escrow Shares Indemnity Value) to which such TranS1 Indemnified Party is entitled with respect to such losses. If the claim is for losses based on an event, condition or circumstance occurring on or before the applicable claims deadline but the actual amount of such losses is not yet known with certainty, the written claim of TranS1 shall state the number of Escrow Shares (calculated according to the applicable Escrow Shares Indemnity Value) which such Person reasonably estimates for such losses, in which event a claim shall be deemed to have been asserted against the Escrow Shares in the amount of such losses. No Escrow Shares shall be released by the Escrow Agent until such losses have actually been incurred and TranS1 submits a notice to the Escrow Agent and the Securityholder Representatives in accordance with Section 4.4. Any claim made in accordance with the Merger Agreement and this Section 4.3 at or prior to the applicable deadline established in the Merger Agreement shall continue and shall be subject to final resolution as provided herein, regardless of whether any action or demand has been commenced upon such claim prior to such deadline.

4.4              Resolution of Undisputed Claims Against the Escrow Shares. If, within twenty (20) calendar days after TranS1 gives notice to the Escrow Agent and the Securityholder Representatives of an asserted claim pursuant to Section 4.3, the Escrow Agent and TranS1 do not receive a Claim Objection from the Securityholder Representatives disputing all or a portion of such claim, then the Escrow Agent shall promptly release to TranS1 (for further distribution pursuant to the Merger Agreement) a number of Escrow Shares equal to the amount of the undisputed portion of the asserted claim (calculated according to the applicable Escrow Shares Indemnity Value) if liquidated in amount or, if not liquidated in amount, promptly after such unliquidated claim (or undisputed portion thereof) has become liquidated in amount and TranS1 shall have delivered to the Escrow Agent and the Securityholder Representatives a certificate to that effect stating the number of Escrow Shares (calculated according to the applicable Escrow Shares Indemnity Value) equal to the amount of the undisputed claim (or portion thereof); provided, however, that if, within the twenty (20) calendar day period after notice is given to the Escrow Agent and the Securityholder Representatives that such unliquidated claim (or undisputed portion thereof) has become liquidated in amount, the Securityholder Representatives shall notify the Escrow Agent and TranS1 that the Securityholder Representatives reasonably dispute in good faith any portion of the amount stated in TranS1’s certificate to have become liquidated, then such portion of the claim shall be treated as a disputed claim under Section 4.5. For the avoidance of doubt, if the Securityholder Representatives dispute a portion but not all of an asserted claim, the Escrow Agent promptly shall release to TranS1 (for further distribution pursuant to the Merger Agreement) a number of Escrow Shares equal to the amount (calculated according to the applicable Escrow Shares Indemnity Value) of the undisputed portion of such claim following receipt of the Claim Objection.

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4.5              Resolution of Disputed Claims Against the Escrow Shares. If the Securityholder Representatives shall notify the Escrow Agent and TranS1 that the Securityholder Representatives reasonably dispute in good faith all or a portion of a claim asserted by TranS1 pursuant to Section 4.3, the Escrow Agent shall not release Escrow Shares on account of the disputed portion of such claim unless and until the Escrow Agent shall have received joint written instructions pursuant to Section 8.4(c)(iii) of the Merger Agreement from TranS1 and the Securityholder Representatives directing the Escrow Agent to release a specified number of Escrow Shares (calculated using the Escrow Shares Indemnity Value) equal to the amounts due and owing to the TranS1 Indemnified Party, and the Escrow Agent shall promptly (and in any event within five (5) Business Days) release Escrow Shares in the manner described in Section 4.4.

4.6              No Fractional Shares. Except as set forth in the next sentence, in the event the Escrow Agent would be required to transfer or deliver a fraction of an Escrow Share under any provision of this Agreement, the number of Escrow Shares transferred or delivered shall be rounded down to the next lower whole number of Escrow Shares. In connection with the final distribution of Escrow Shares pursuant to Section 3.2(b), the Escrow Agent shall preliminarily determine the fractional share value (between 0 and 1) to which each Securityholder would be entitled using the Escrow Allocation Percentages attached hereto as Exhibit A. Following such calculation, the Escrow Agent shall (i) sum all such fractional shares into a number of whole shares, and (ii) allocate and distribute one whole share to each of the Securityholders with the highest fractional share values, until all such whole shares have been distributed. Upon the Escrow Agent’s request, TranS1 and the Securityholder Representatives shall provide joint written instructions regarding the application of the preceding sentence to the final distribution of Escrow Shares pursuant to Section 3.2(b).

4.7              Release of the Cash Escrow. In accordance with Sections 2.9(a) and 10.14(d) of the Merger Agreement, the Securityholder Representatives shall have full authority to direct the Escrow Agent to disburse all or a portion of the Cash Escrow to the Securityholder Representatives or their designee (for application in accordance with the Merger Agreement) at any time for the reimbursement of (i) reasonable costs and expenses of the Securityholder Representatives in connection with their duties under the Merger Agreement and this Agreement, and (ii) in accordance with Section 10.14(d) of the Merger Agreement, expenses, judgments, fines and amounts incurred by the Securityholder Representatives and the other Persons identified in Section 10.14(d) of the Merger Agreement in connection with a Proceeding to which the Securityholder Representatives or such other Person is made a party by reason of the fact that it is or was acting as a Securityholder Representative pursuant to the terms of the Merger Agreement or this Agreement. Promptly upon receipt of such direction from the Securityholder Representatives, the Escrow Agent shall disburse the Cash Escrow or portion thereof as so directed.

4.8              Redirection of Escrow Property. Notwithstanding anything to the contrary in this Agreement, TranS1 and the Securityholder Representatives may provide the Escrow Agent with joint written instructions (i) specifying the Escrow Property (or any cash dividends or taxable stock dividends received on account of the Escrow Shares) to be transferred and/or delivered, as applicable, directly to another Person (including the transfer agent for TranS1 Common Stock) and (ii) confirming that such transfer and/or delivery is in accordance with the Merger Agreement, and promptly upon receipt of such instructions the Escrow Agent shall effect the distribution of such property to such other Person.

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ARTICLE V.

RIGHTS AND RESPONSIBILITIES OF ESCROW AGENT

5.1              Rights, Duties, Liabilities and Immunities of Escrow Agent. TranS1 and the Securityholder Representatives hereby agree as follows with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

(a)                The Escrow Agent shall act as a depository only and shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the Escrow Property deposited with it, or any part thereof. The Escrow Agent shall hold the Escrow Property (including any additional property acquired with respect thereto pursuant to Section 2.2

) in safekeeping and dispose thereof only in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations, and shall not be charged with knowledge or notice of any fact except as specifically provided herein. Without limiting the generality of the foregoing, the Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Merger Agreement or any other documents contemplated thereby.

(b)               The Escrow Agent shall be protected in acting upon any written certificate, notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained which the Escrow Agent in good faith believes to be genuine and what it purports to be.

(c)                The Escrow Agent shall not be liable for any error of judgment, or for any act done or steps taken or made by it in good faith, or for any mistake of fact or law, or for any things which it may do or refrain from doing in connection herewith, except due to the Escrow Agent’s own gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages, except due to the Escrow Agent’s own gross negligence or willful misconduct.

(d)               The Escrow Agent may consult with and obtain advice from legal counsel in the event of any question as to any of the provisions of this Agreement or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. Subject to the provisions of Section 5.3 hereof, the reasonable cost of such services shall be added to and shall become a part of the Escrow Agent’s compensation hereunder.

(e)                The Escrow Agent shall have no duties except those expressly set forth herein and shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless in a writing received by it, and, if its duties herein are affected, unless it shall have given its prior written consent thereto.

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(f)                The Escrow Agent is not a party to and is not bound by the Merger Agreement, nor is it a party to or bound by or charged with notice of any other agreement (other than this Agreement) to which the Escrow Property may relate.

(g)               In the event of any disagreement between any of the parties to this Agreement, or between them or any one of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of this Agreement, or in the event the Escrow Agent in good faith shall be in doubt as to what action it should take hereunder, the Escrow Agent shall thereupon have the right (i) to refrain from complying with any claims or demands asserted on it as the Escrow Agent or (ii) to refuse to take any other action hereunder, so long as such disagreement continues or exists, and in either such event, the Escrow Agent shall not be or become liable in any way to any person for the Escrow Agent’s failure to act, and the Escrow Agent shall be entitled to continue to refrain from acting, until (x) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (y) all differences shall have been adjusted and all doubts resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof by a writing signed by all such persons.

(h)               From and at all times after the date of this Agreement, TranS1 shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Escrow Indemnified Persons”) against any and all actions, claims (whether or not valid), damages, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees, costs and expenses) (“Escrow Damages”) incurred by or asserted against any of the Escrow Indemnified Persons from and after the date hereof, relating to or arising from or in connection with any claim, demand, suit, action or proceeding by any person arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein; provided, however, that no Escrow Indemnified Person shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Escrow Indemnified Person. If any such action or claim shall be brought or asserted against any Escrow Indemnified Person, such Escrow Indemnified Person shall promptly notify both TranS1 and the Securityholder Representatives in writing, and TranS1 shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Escrow Indemnified Person shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the reasonable fees and expenses of such counsel shall be paid by such Escrow Indemnified Person, except that TranS1 shall be required to pay such reasonable fees and expenses if (i) TranS1 agrees to pay such fees and expenses, (ii) TranS1 does not assume the defense of such action or proceeding or does not, in the reasonable discretion of such Escrow Indemnified Person, employ counsel reasonably satisfactory to the Escrow Indemnified Person in any such action or proceeding, (iii) TranS1 is the plaintiff in any such action or proceeding or (iv) the named parties to any such action or proceeding (including any impleaded parties) include both such Escrow Indemnified Person and TranS1, and the Escrow Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to TranS1. The obligations of TranS1 under this Section 5.1(h) shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent. The Securityholders (by and through the Securityholder Representatives) shall reimburse TranS1 for its expenses incurred pursuant to this Section 5.1(h) as, if and to the extent required by Section 6.8. The amount of such reimbursement shall be treated as an undisputed, liquidated claim against the Escrow Shares pursuant to Section 4.4

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.

(i)                 The Escrow Agent is authorized, in its discretion, to comply with orders issued or process entered by any court with respect to the Escrow Property, without determination by the Escrow Agent of such court’s jurisdiction in the matter.

(j)                 If, at any time, there shall exist any dispute with respect to the holding or disposition of any portion of the Escrow Property or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s reasonable satisfaction, the proper disposition of any portion of the Escrow Property or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if TranS1 and the Securityholder Representatives have not within thirty (30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to Section 5.4 hereof appointed a successor escrow agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions upon written notice to Buyer and the Securityholder Representatives:

(i)                 Hold and decline to make further disbursements from the Escrow Property that the Escrow Agent would otherwise be obligated to make hereunder until such dispute or uncertainty shall be resolved to the reasonable satisfaction of the Escrow Agent or until a successor escrow agent shall have been appointed (as the case may be); or

(ii)               Petition (by means of an interpleader action or any other appropriate method) the Superior Court for Wake County, North Carolina, or if that court should be without subject matter jurisdiction or should decline to exercise jurisdiction, any other state or federal court of competent jurisdiction in North Carolina, for instructions with respect to such dispute or uncertainty, and pay into such court all of the Escrow Property for holding and disposition in accordance with the instructions of such court.

The Escrow Agent shall have no liability to TranS1, the Securityholders, the Securityholder Representatives or any other person with respect to any such actions taken pursuant to this Section 5.1(j), specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement from the Escrow Property or any delay in or with respect to any other action required or requested of the Escrow Agent, except for any Escrow Damages resulting from the gross negligence or willful misconduct of the Escrow Agent.

5.2              Copies of Certifications, Notices and Other Documentation. Promptly after receipt by the Escrow Agent from the Securityholder Representatives or TranS1, as the case may be, of any written certificate, notice, request, waiver, consent, receipt or other document, the Escrow Agent shall furnish a copy of such item to TranS1 or the Securityholder Representatives, as the case may be.

5.3              Compensation. The Escrow Agent shall receive a fee of $[____] per year for its services hereunder. The first year’s fee shall be payable upon the delivery of the Escrow Property to the Escrow Agent, and such fee shall not be subject to proration in the event that the escrow arrangement terminates before the end of a year. The Escrow Agent shall also be entitled to reimbursement for all reasonable expenses, disbursements and advances (including reasonable attorneys’ fees) incurred or made by the Escrow Agent in accordance with any of the provisions of this Agreement, exclusive of any such expense, disbursement or advance that may arise from its own gross negligence or willful misconduct. Any such compensation and reimbursement of the Escrow Agent under the provisions of this Section 5.3 shall be paid by TranS1, subject to Section 6.8. The annual fee indicated above shall be waived if the Cash Escrow is invested in a [BB&T Business Managed Money Rate Savings Account].

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5.4              Successor Escrow Agent. The Escrow Agent or any successor to it hereafter appointed may at any time resign by giving notice in writing to the Securityholder Representatives and TranS1, and such resignation shall become effective and the Escrow Agent shall be discharged from its prospective duties hereunder upon the appointment of a successor escrow agent as hereinafter provided. In the event of any such resignation, a successor escrow agent shall be appointed by written consent of the Securityholder Representatives and TranS1 and shall be a bank or trust company organized under the laws of the United States of America having (or if such bank or trust company is a member of a bank company, its bank holding company has) a combined capital and surplus of not less than $50,000,000. Any successor escrow agent shall deliver to the Securityholder Representatives and TranS1 a written instrument accepting the appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all assets then held by the predecessor escrow agent hereunder.

ARTICLE VI.

MISCELLANEOUS

6.1              Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Securityholder Representatives (in their individual capacities and as the attorneys-in-fact and representatives of the Securityholders), TranS1 and the Escrow Agent, and their respective successors, heirs and permitted assigns.

6.2              Waiver of Consent. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

6.3              Interpretation. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Unless otherwise specified, references in this Agreement to a Section or an Article shall be to a Section or an Article of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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6.4              Notices. Notice or other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given (a) four (4) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid; (b) when delivered, if delivered personally to the intended recipient; and (c) one (1) Business Day following deposit with an overnight courier service, in each case addressed as follows:

If to TranS1, to:

TranS1 Inc.

110 Horizon Drive

Suite 230

Raleigh, North Carolina 27615

Attention:  Chief Financial Officer

Telephone:  (910) 332-1700

with a copy to,

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

150 Fayetteville Street

Suit 2300

Raleigh, North Carolina 27601

Attention: David B. Clement

Telephone: (919) 821-6754

E-mail: dclement@smithlaw.com

If to the Escrow Agent, to:

[Branch Banking and Trust Company

Corporate Trust Services

223 West Nash Street

Wilson, NC 27893

Facsimile: (252) 246-4303

Attention: Marsha Hart, CTTS]

If to the Securityholder Representatives, to:

Sumeet Jain

c/o CMEA Capital

13

1 Letterman Drive

Building C, Suite CM500

San Francisco, CA 94129

Email: sumeet@cmea.com

Telephone:  (415) 962-2550

and

David Schulte

c/o Kaiser Permanente Ventures

One Kaiser Plaza

Oakland, CA 94612

Email: david.schulte@kp.org

Telephone:  (510) 271-6383

with a copy (which shall not constitute notice) to:

Morrison & Foerster, LLP

755 Page Mill Road

Palo Alto, CA 94304

Attn: Stephen B. Thau

Email: sthau@mofo.com

Telephone: (650) 813-5640

or to such other address or number as shall be furnished in writing by any such party in such manner, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier, e-mail, pdf format or mailed.

6.5              Taxes.

(a)                Ownership for Tax Purposes. TranS1 and the Securityholder Representatives (on behalf of the Securityholders) agree that, for purposes of United States federal and other taxes based on income, the Securityholders shall be treated as the owners of the Escrow Property and that the Securityholders shall report the income, if any, that is earned on, or derived from, the Escrow Property as their income, in the taxable year or years in which such income is properly includible, and pay any taxes attributable thereto.

(b)               Withholding. The Escrow Agent shall be entitled to deduct and withhold from any amount distributed or released from the Cash Escrow all taxes which may be required to be deducted or withheld under any provision of applicable tax law. All such withheld amounts shall be treated as having been delivered to the party entitled to the amount distributed or released in respect of which such tax has been deducted or withheld.

(c)                Tax Reporting. The Escrow Agent does not provide tax reporting services and will not file any tax reports on any payments made pursuant to this Agreement, other than IRS Form 1099 INT/DIV (as the case may be) for the Securityholder Representatives.

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(d)               “Know Your Customer” Requirements. In order for the Escrow Agent to comply with its internal policies and with the requirements of the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly known as the USA PATRIOT Act), all parties to this Agreement shall have provided to the Escrow Agent prior to the execution of this Agreement a fully executed Form W-9 (in such form as is currently available from the United States Internal Revenue Service).

6.6              Assignment. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto without the other parties’ prior written consent; except that TranS1 may assign without consent its rights and obligations hereunder to any affiliate of TranS1 or any Person that succeeds to all or substantially all of TranS1’s business; provided, however, that any such assignee must comply with the Escrow Agent’s “Know Your Customer” requirements then in effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.7              Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument. Signatures delivered by facsimile, electronic mail or in pdf shall be binding for all purposes hereof.

6.8              Governing Law; Certain Costs and Expenses. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. If in connection with any dispute arising out of or in connection with this Agreement, TranS1 or the Escrow Agent is the substantially prevailing party between TranS1 or the Escrow Agent on the one hand, and the Securityholder Representatives on the other hand, the Securityholder Representatives (for and on behalf of the Securityholders) shall reimburse TranS1 for any and all amounts paid by TranS1 to the Escrow Agent in respect of the costs and expenses incurred by the Escrow Agent in connection with such dispute. Any such amount due from the Securityholder Representatives under this Section shall be treated as an undisputed, liquidated claim against the Escrow Shares pursuant to Section 4.4.

6.9              Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[signatures appear on next page]

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[Signature Page to Escrow Agreement]

IN WITNESS WHEREOF, the parties have caused their respective names to be hereunto subscribed individually or by their respective officers thereunto duly authorized, as the case may be, all as of the day and year first above written.

TRANS1:
TRANS1 INC. By: ___________________________________
Name:
Title:

ESCROW AGENT:
BRANCH BANKING AND TRUST COMPANY By: ___________________________________
Name:
Title:

SECURITYHOLDER REPRESENTATIVES:

_____________________________________

Name: Sumeet Jain

______________________________________

Name: David Schulte

Schedule A

TranS1 Key Stockholders

Directors

•	David Simpson

•	Paul LaViolette

•	Jeff Fischgrund

•	Mark Stautberg

•	Jonathan Osgood

•	James Shapiro

•	Michael Carusi

•	Ken Reali

Executive Officers

•	Joseph Slattery

•	Stephanie Fitts

•	Frederic Feiler, Jr.

•	Stephen Ainsworth

•	Dwayne Montgomery

•	Mukesh Ramchandani

5% Shareholders

•	Advanced Technology Ventures and Affiliated Entities: Advanced Technology Ventures VII, L.P., Advanced Technology Ventures VII (B), L.P., Advanced Technology Ventures VII (C), L.P., ATV Entrepreneurs VII, L.P., and ATV Alliance 2002, L.P.
•	Cutlass Capital and Affiliated Entities: Cutlass Capital, L.P., Cutlass Capital Principals Fund, L.L.C., and Cutlass Capital Affiliates Fund, L.P.

Other Stockholders That Own Less Than 5% of TranS1 Common Stock Affiliated with Director James Shapiro

•	Thomas Weisel Healthcare Venture Partners, L.P., Kearny Venture Partners, L.P., Kearny Venture Partners Entrepreneurs’ Fund, L.P.